Exhibit 10.1
Confidential treatment has been requested for portions of this exhibit pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.
FOURTH AMENDMENT AGREEMENT, dated as of June 8, 2017 (this “Amendment”), relating to the Second Amended and Restated Term Loan Credit Agreement dated as of January 31, 2014, (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Second Restated Credit Agreement”), by and among SUPERVALU INC. (the “Borrower”), the other Loan Parties, GOLDMAN SACHS BANK USA, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (the “Collateral Agent”), and the LENDERS listed on the signature pages hereto and incorporating: (i) the FIRST AMENDMENT to that certain Term Loan Security Agreement in favor of the Collateral Agent dated as of March 21, 2013 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Term Loan Security Agreement”) in favor of the Collateral Agent and (ii) the FIRST AMENDMENT to each Related Real Estate Collateral Security Agreement dated on or prior to the date hereof in favor of the Collateral Agent and, in each case, among the applicable Loan Parties thereto and the Collateral Agent (as each such agreement may have been amended, restated, supplemented or otherwise modified prior to the date hereof collectively, the “Related Real Estate Collateral Security Agreements”). Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Third Restated Credit Agreement (as defined below).
RECITALS
WHEREAS, pursuant to the Second Restated Credit Agreement, the lenders thereunder have extended credit to the Borrower;
WHEREAS, the Borrower and the undersigned Lenders desire that the Second Restated Credit Agreement be amended and restated in the form of the Third Amended and Restated Term Loan Credit Agreement attached hereto as Exhibit A (the “Third Restated Credit Agreement”) to, among other things, provide for a new tranche of term loans thereunder (the “Initial Term Loans”), which term loans will, subject to Section 9.23 of the Third Restated Credit Agreement, refinance the Loans outstanding under and as defined in the Second Restated Credit Agreement and pay certain expenses related thereto, and which, except as modified by the Third Restated Credit Agreement, will have the same terms as the existing Loans under and as defined in the Second Restated Credit Agreement;
WHEREAS, on the Third Restatement Date (as defined below), (a) the Borrower shall borrow Initial Term Loans in an aggregate principal amount of $525,000,000 having the terms set forth for Initial Term Loans (under and as defined in the Third Restated Credit Agreement) (the “Initial Term Loan Facility”) and (b) the Borrower shall use the proceeds of the Initial Term Loan Facility and other cash (i) to repay in full all outstanding Loans under and as defined in the Second Restated Credit Agreement, (ii) to pay all accrued and unpaid interest, indemnities, cost reimbursements and other obligations in respect of the outstanding Loans under and as defined in the Second Restated Credit Agreement (but not any other Obligations) and (iii) to pay fees and expenses incurred in connection with the foregoing; and
WHEREAS, the undersigned Lenders have agreed, on the Delayed Draw Funding Date, and subject to the fulfillment or waiver (as applicable) of the conditions set forth in Section 4.02 of the Third Restated Credit Agreement, to advance to the Borrower Delayed Draw Term Loans (as defined in the Third Restated Credit Agreement) in an aggregate principal amount of $315,000,000 having the terms set forth for Delayed Draw Term Loans (under and as defined in the Third Restated Credit Agreement) (the “Delayed Draw Term Loan Facility” together with the Initial Term Loan Facility, the “2017 Refinancing Facilities”). The Borrower shall use the proceeds of the Delayed Draw Term Loan Facility to facilitate the acquisition by its wholly-owned Subsidiary, West Acquisition Corporation, of Unified Grocers, Inc., (“Target”) (the “Acquisition”) to pay fees, expenses incurred and other obligations in connection with the Acquisition; and
WHEREAS, the Lenders set forth on Schedule A hereto (the “2017 Refinancing Term Loan Lenders”) are willing to make Initial Term Loans under the Initial Term Loan Facility to the Borrower on the Third Restatement Date and to make Delayed Draw Term Loans under the Delayed Draw Term Facility to the Borrower on the Delayed Draw Funding Date.
NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:
SECTION I. TERM LOANS
Subject to the fulfillment or waiver (as applicable) of the conditions set forth in Section IV hereof, each 2017 Refinancing Term Loan Lender agrees, severally and not jointly, to make (i) on the Third Restatement Date, an Initial Term Loan to the Borrower as set forth in Section 2.01(a) of the Third Restated Credit Agreement and (ii) on the Delayed Draw Funding Date, a Delayed Draw Term Loan to the Borrower as set forth in Section 2.01(b) of the Third Restated Credit Agreement. The proceeds of the Initial Term Loans and the Delayed Draw Term Loans are to be used by the Borrower solely for the purposes set forth in the Third Restated Credit Agreement. For the avoidance of doubt, from and after the Third Restatement Date, references in the Third Restated Credit Agreement to the “Loans” shall include the Initial Term Loans made by the 2017 Refinancing Term Loan Lenders to the Borrower on the Third Restatement Date and the Delayed Draw Term Loans made by the 2017 Refinancing Term Loan Lenders to the Borrower on the Delayed Draw Funding Date and shall exclude the Loans (as defined in the Second Restated Credit Agreement) made by the Lenders (as defined in the Second Restated Credit Agreement) prior to the Third Restatement Date.
SECTION II. AMENDMENT AND RESTATEMENT OF SECOND RESTATED CREDIT AGREEMENT
Each of the undersigned parties hereto agrees that the Second Restated Credit Agreement shall be amended and restated on the Third Restatement Date, such that on the Third Restatement Date the terms set forth in Exhibit A hereto shall replace the terms of the Second Restated Credit Agreement. As used in the Second Restated Credit Agreement, the terms “Agreement”, “this Agreement”, “herein”, “hereinafter”, “hereto”, “hereof”, and words of similar import shall, unless the context otherwise requires, mean, from and after the replacement of the terms of the Second Restated Credit Agreement by the terms of the Third Restated Credit Agreement, the Third Restated Credit Agreement. On and after the Third Restatement Date, each reference to the Second Restated Credit Agreement in any Loan Document (or any schedule, exhibit or annex thereto) shall be deemed to be a reference to the Third Restated Credit Agreement. This Amendment shall constitute a “Loan Document” for all purposes of the Third Restated Credit Agreement and the other Loan Documents. As used herein, “Joint Lead Arrangers” means Goldman Sachs Bank USA, Royal Bank of Canada, Barclays Bank PLC, Credit Suisse Securities (USA) LLC, Bank of Montreal and Citigroup Global Markets Inc., in their respective capacities as joint lead arrangers for this Amendment. Schedules 3.06, 3.08(b), 3.08(c), 3.09, 3.10, 3.13, 3.17, 3.21(a) and 3.21(b) of the Second Restated Credit Agreement, as modified by the most recent update thereto delivered to the Administrative Agent pursuant to Section 5.14(b) of the Second Restated Credit Agreement, shall be Schedules 3.06, 3.08(b), 3.08(c), 3.09, 3.10, 3.13, 3.17, 3.21(a) and 3.21(b) of the Third Restated Credit Agreement. Schedules 3.01, 3.27, 6.01, 6.02, 6.03, 6.09 and 9.01(b) of the Second Restated Credit Agreement are hereby amended and restated in the form set forth in Schedule B hereto, and, as so amended and restated, shall be Schedules 3.01, 3.27, 6.01, 6.02, 6.03, 6.09 and 9.01(b) of the Third Restated Credit Agreement.
SECTION III. AMENDMENTS TO THE TERM LOAN SECURITY AGREEMENT AND RELATED REAL ESTATE COLLATERAL SECURITY AGREEMENTS
A.    Global Amendment. Effective as of the Third Amendment Effective Date, the Term Loan Security Agreement and each Related Real Estate Collateral Security Agreement is amended as follows:
All references to “Occurrence Update Schedule” shall be read as referring only to the applicable Periodic Update Schedule (as defined in the Third Restated Credit Agreement).
B.     Term Loan Security Agreement. Effective as of the Third Amendment Effective Date, the Term Loan Security Agreement is amended as follows:

i.	By deleting in its entirety the definition “Pledged Interests” and replacing it as set forth below:
““Pledged Interests” shall mean, collectively, with respect to each Grantor, any Equity Interests hereafter required to be pledged by a Grantor to the Agent pursuant to Section 6.02(b)(II)(ii)(y) of the Credit Agreement, together with all rights, privileges, authority and powers of such Grantor relating to such Equity Interests, the certificates, instruments and agreements representing such Equity Interests and any and all interest of such Grantor in the entries on the books of the issuer of such Equity Interests or of any financial intermediary pertaining to such Equity Interests; such Equity Interests will be scheduled in Schedule P-1 hereto and any updates thereto.”

ii.	By deleting in its entirety the definition “Successor Interests” and replacing it as set forth below:
““Successor Interests” shall mean, collectively, with respect to each Grantor, all shares of each class of the capital stock of the successor corporation or interests or certificates of the successor limited liability company, partnership or other entity owned by such Grantor (unless such successor is such Grantor itself) formed by or resulting from any consolidation or merger in which the issuer of the Pledged Interests is not the surviving entity.”

iii.	Schedule P-1 of the Term Loan Security Agreement is hereby amended and restated in the form set forth in Schedule C hereto, and, as so amended and restated, shall be Schedule P-1 of the Term Loan Security Agreement.
SECTION IV. CONDITIONS TO EFFECTIVENESS
The effectiveness of this Amendment (and the amendment and restatement of the Second Restated Credit Agreement provided for herein) and the obligations of the 2017 Refinancing Term Loan Lenders to make Initial Term Loans under the Initial Term Loan Facility shall be subject to the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the “Third Restatement Date”):
A.    Execution. The Administrative Agent shall have received a counterpart of this Amendment, executed and delivered by a duly authorized officer of the Borrower, the other Loan Parties, the 2017 Refinancing Term Loan Lender, the Administrative Agent and the Collateral Agent; and
B.    Satisfaction of Conditions in Third Restated Credit Agreement. Each of the conditions in Section 4.01 of the Third Restated Credit Agreement shall have been satisfied.
SECTION V. REAFFIRMATION
A.    Each Loan Party hereby acknowledges receipt of a copy of the Third Restated Credit Agreement and hereby consents to the Third Restated Credit Agreement and each of the transactions contemplated thereby and hereby confirms its respective guarantees (in the case of the Guarantors), pledges, grants of security interests and other obligations, as applicable, under and subject to the terms of each of the Loan Documents to which it is party, and agrees that, notwithstanding the effectiveness of the Third Restated Credit Agreement or any of the transactions contemplated thereby, such guarantees (in the case of the Guarantors), pledges, grants of security interests and other obligations, and the terms of each of the Loan Documents to which it is a party, are not impaired or adversely affected in any manner whatsoever and shall continue to be in full force and effect and shall continue to secure all the Obligations, as amended, increased and/or extended pursuant to the Third Restated Credit Agreement including, without limitation, the Initial Term Loans funded on the Third Restatement Date and the Delayed Draw Term Loans to be funded in the Delayed Draw Funding Date. Each Loan Party further confirms that each Loan Document to which it is a party is and shall continue to be in full force and effect and the same are hereby ratified and confirmed in all respects.
B.    Each Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Guarantor is not required by the terms of the Second Restated Credit Agreement or any other Loan Document to consent to the amendments to the Second Restated Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Third Restated Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendments to the Third Restated Credit Agreement.
SECTION VI. MISCELLANEOUS
A.    Expenses and Indemnity. The Borrower agrees to pay all reasonable out-of-pocket costs and expenses incurred by the Administrative Agent and the Joint Lead Arrangers in

connection with this Amendment and any other documents prepared in connection herewith, in each case to the extent required by Section 9.05 of the Third Restated Credit Agreement. The Borrower hereby confirms that the indemnification provisions set forth in Section 9.05 of the Third Restated Credit Agreement shall apply to this Amendment and such losses, claims, damages, liabilities, costs and expenses (as more fully set forth therein as applicable) which may arise herefrom or in connection herewith.
B.    Limitation of Amendment. The terms, provisions and conditions of the Third Restated Credit Agreement and the other Loan Documents shall be in full force and effect and nothing herein shall be deemed to entitle the Borrower or any other Loan Party to a further consent to, or a further waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Third Restated Credit Agreement or any other Loan Document in similar or different circumstances.
C.    Authorization of Administrative Agent and Collateral Agent. Each undersigned Lender hereby authorizes the Administrative Agent and the Collateral Agent to execute an amendment to the Intercreditor Agreement to the extent necessary to reflect the amendments to the Second Restated Credit Agreement effected pursuant to this Amendment.
D.    Consent. Each Lender that delivers an executed counterpart of this Amendment on or prior to the Third Restatement Date hereby consents to this Amendment and the transactions contemplated hereby.
E.    Headings. Section and Subsection headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or be taken into consideration in interpreting, this Amendment.
F.    APPLICABLE LAW. THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).
G.    Submission to Jurisdiction. The Borrower and each other Loan Party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Amendment, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Amendment shall affect any right that the Administrative Agent, the Collateral Agent or any Lender may otherwise have to bring any action or proceeding relating to this Amendment or the other Loan Documents against the Borrower, any Loan Party, or any of their respective properties in the courts of any jurisdiction if required to realize upon the Collateral as determined in good faith by the Person bringing such action or proceeding.
H.    Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AMENDMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
I.    Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or via other electronic means satisfactory to the Administrative Agent shall be effective as delivery of a manually executed counterpart of this Amendment.
[Remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

SUPERVALU INC.

By:	/s/ Bruce H. Besanko
Name:	Bruce H. Besanko
Title:	Executive Vice President, Chief Operating
Officer, and Chief Financial Officer

[Signature Page to Fourth Amendment Agreement]

ADVANTAGE LOGISTICS - SOUTHEAST, INC.
BUTSON’S ENTERPRISES, INC.
CHAMPLIN 2005 L.L.C.
By: SUPERVALU Inc., its sole member
EASTERN REGION MANAGEMENT CORPORATION
FF ACQUISITION, L.L.C.
FOODARAMA LLC
HAZELWOOD DISTRIBUTION COMPANY, INC.
HAZELWOOD DISTRIBUTION HOLDINGS, INC.
HORNBACHER’S, INC.
SFW HOLDING CORP.
SHOP ‘N SAVE ST. LOUIS, INC.
SHOP ‘N SAVE WAREHOUSE FOODS, INC.
SHOPPERS FOOD WAREHOUSE CORP.
STEVENS POINT DISTRIBUTION COMPANY, LLC
By: SUPERVALU Holdings, Inc., its sole member
SUPER RITE FOODS, INC.
SUPERVALU GOLD, LLC
By: SUPERVALU Inc., its sole member
SUPERVALU HOLDINGS, INC.
SUPERVALU HOLDINGS — PA LLC
By: SUPERVALU Holdings, Inc., its sole member
SUPERVALU PENN, LLC
SUPERVALU PHARMACIES, INC.
SUPERVALU TRANSPORTATION, INC.
SUPERVALU TTSJ, INC.
SUPERVALU WA, L.L.C.
W. NEWELL & CO., LLC

By:	/s/ Devon J. Hart
Name:	Devon J. Hart
Title:	Vice President and Treasurer

[Signature Page to Fourth Amendment Agreement]

GOLDMAN SACHS BANK USA, as
Administrative Agent and Collateral Agent

By:	/s/ Thomas M. Manning
Thomas M. Manning
Authorized Signatory

[Signature Page to Fourth Amendment Agreement]

GOLDMAN SACHS BANK USA, as a 2017
Refinancing Term Loan Lender

By:	/s/ Thomas M. Manning
Thomas M. Manning
Authorized Signatory

[Signature Page to Fourth Amendment Agreement]

Schedule A to Amendment Agreement
Commitments

2017 Refinancing Term Lender The Lenders holding Initial Term Loans following the Third Restatement Date Total	Initial Term Loan Commitment
On file with the Administrative Agent
$525,000,000.00

2017 Refinancing Term Lender The Lenders holding Initial Term Loans following the Third Restatement Date Total	Delayed Draw Term Loan Commitment
On file with the Administrative Agent
$315,000,000.00

12

Schedule B to Amendment Agreement
(see attached)

SCHEDULE 3.01
ORGANIZATIONAL INFORMATION OF LOAN PARTIES

Name	Type	State	Org #	FEIN
1. Advantage Logistics - Southeast, Inc.	Corporation	Alabama	168-431	[**]
2. Butson’s Enterprises, Inc.	Corporation	New Hampshire	005800	[**]
3. Champlin 2005 L.L.C.	LLC	Delaware	3928464	[**]
4. Eastern Region Management Corporation	Corporation	Virginia	0392564-1	[**]
5. FF Acquisition, L.L.C.	LLC	Virginia	S023920-4	[**]
6. Foodarama LLC	LLC	Delaware	2053114	[**]
7. Hazelwood Distribution Company, Inc.	Corporation	Delaware	5811697	[**]
8. Hazelwood Distribution Holdings, Inc.	Corporation	Delaware	5811261	[**]
9. Hornbacher’s, Inc.	Corporation	Delaware	5725361	[**]
10. SFW Holding Corp.	Corporation	Delaware	2704081	[**]
11. Shop ‘N Save St. Louis, Inc.	Corporation	Missouri	00473225	[**]
12. Shop ‘N Save Warehouse Foods, Inc.	Corporation	Missouri	00243351	[**]
13. Shoppers Food Warehouse Corp.	Corporation	Ohio	1825906	[**]
14. Stevens Point Distribution Company, LLC	LLC	Delaware	5635662	[**]
15. Super Rite Foods, Inc.	Corporation	Delaware	2019543	[**]
16. SUPERVALU Gold, LLC	LLC	Delaware	5526474	[**]
17. SUPERVALU Holdings, Inc.	Corporation	Missouri	00101405	[**]
18. SUPERVALU Holdings - PA LLC	LLC	Pennsylvania	2893444	[**]
19. SUPERVALU INC.	Corporation	Delaware	194304	41-0617000
20. SUPERVALU Penn, LLC	LLC	Pennsylvania	6527999	[**]
21. SUPERVALU Pharmacies, Inc.	Corporation	Minnesota	4X-214	[**]
22. SUPERVALU Transportation Inc.	Corporation	Minnesota	7C-793	[**]
23. SUPERVALU TTSJ, Inc.	Corporation	Delaware	5292861	[**]
24. SUPERVALU WA, L.L.C.	LLC	Delaware	5714113	[**]
25. W. Newell & Co., LLC	LLC	Delaware	3932547	[**]

Schedule 3.01 - Page 1 of 1
** Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

SCHEDULE 3.27
NOTICES FROM PRODUCT SELLERS, ETC.

None.

Schedule 3.27 - Page 1 of 1

SCHEDULE 6.01
EXISTING LIENS

	State	Debtor	Secured Party	Filing Information	Collateral
1.	VA	FF Acquisition, L.L.C.	American Greetings Corporation	File No. 10031072883 Filed: 3/10/2010 Lapse Date: 3/10/2020 Continuation File No. 15021356516 Filed: 2/13/2015 Amendment File No. 15022462497 Filed: 2/24/2015 Amendment File No. 16082338296 Filed: 8/23/2016	Inventory sold or delivered by Secured Party or its affiliates to Debtor, etc.
2.	VA	FF Acquisitions, L.L.C.	Community First Bank	File No. 12082456298 Filed: 8/24/2012 Lapse Date: 8/24/2017 Full Assignment File No. 12092157715 Filed: 9/21/2012 Full Assignment File No. 13022055387 Filed: 2/20/2013	Specific leased equipment

Schedule 6.01 - Page 1 of 8

SCHEDULE 6.01 (continued)
EXISTING LIENS

3.	MO	Shop ‘N Save Warehouse Foods, Inc.	American Greetings Corporation
File No. 20100025327C
Filed: 3/10/2010
Lapse Date: 3/10/2020

Continuation
File No. 1502135004267
Filed on 2-13-2015

Continuation
File No. 1502245043828
Filed: 2-24-2015

Collateral Amendment
File No. 1502265053267
Filed on 2-26-2015

Amendment (SP address chg)
File No. 1608247554867
Filed: 8-23-2016

Inventory sold or delivered by Secured Party or its affiliates to Debtor, etc.

Restated collateral to the following:
Inventory sold or delivered by S.P. or its subsidiaries or affiliates to D. for sale, including w/o limitation, everyday & seasonal counter cards, etc. (see Box 8. of UCC Amendment form for complete, new collateral description)

4.	MO	SuperValu Holdings, Inc.	American Bank Note Company, as Agent for the United States Postal Service	File No. 20050068215M Filed: 6/29/2005 Lapse Date: 6/29/2020 Continuation File No. 20100060676K Filed: 6/9/2010 Continuation File No. 1502195022025 Filed: 2/13/2015	The Consigned Goods are all USPS postage delivered to Consignee for sale to the public from all establishments maintained by Consignee, including, but not limited to, First Class postage, etc.
5.	MO	SuperValu Holdings, Inc.	American Greetings Corporation	File No. 20100025328E Filed: 3/10/2010 Lapse Date: 3/10/2020 Continuation File No. 1502235038390 Filed: 2/23/2015 Amendment File No. 1608247554554 Filed: 8/23/2016	Inventory sold or delivered by Secured Party or its affiliates to Debtor, etc.

Schedule 6.01 - Page 2 of 8

SCHEDULE 6.01 (continued)
EXISTING LIENS

6.	DE	SuperValu Inc.	Forsythe/McArthur Associates, Inc.	File No. 20080714996 Filed: 2/28/2008 Lapse Date: 2/28/2018 Continuation File No. 20123586692 Filed: 9/18/2012	Specific leased equipment
7.	DE	SuperValu Inc.	General Electric Capital Corporation	File No. 20081059250 Filed: 3/20/2008 Lapse Date: 3/20/2018 Secured Party Amendment File No. 20125082773 Filed: 12/28/2012 Continuation File No. 20125082781 Filed: 12/28/2012	Specific leased equipment
8.	DE	SuperValu Inc.	General Electric Capital Corporation	File No. 20081059292 Filed: 3/20/2008 Lapse Date: 3/20/2018 Secured Party Amendment File No. 20125088010 Filed: 12/28/2012 Continuation File No. 20125088028 Filed: 12/28/2012	Specific leased equipment
9.	DE	SuperValu Inc.	Crown Credit Company	File No. 20092161534 Filed: 7/6/2009 Lapse Date: 7/6/2019 Continuation File No. 20142201762 Filed: 6/6/2014	Specific leased equipment

Schedule 6.01 - Page 3 of 8

SCHEDULE 6.01 (continued)
EXISTING LIENS

10.	DE	SuperValu Inc.	NCR Corporation	File No. 20092513429 Filed: 8/5/2009 Lapse Date: 8/5/2019 Continuation File No. 20143059110 Filed: 7/31/2014
All products, including without limitations, equipment, components, software, deliverables and supplies, whether now or hereafter acquired, which are acquired (directly or indirectly) from NCR Corporation and/or the acquisition of which is financed by NCR Corporation, and all proceeds.

11.	DE	SuperValu Inc.	American Greetings Corporation
File No. 20100806459
Filed: 3/10/2010
Lapse Date: 3/10/2020

Continuation
File No. 20150636505
Filed: 2/13/2015

Collateral Amendment
File No. 20150775261
Filed: 2/24/2015

Amendment
File No. 20165092620
Filed: 8/22/2016

Inventory sold or delivered by Secured Party or its affiliates to Debtor, etc.

Restated collateral to the following:
Inventory sold or delivered by S.P. or its subsidiaries or affiliates to D. for sale, including w/o limitation, everyday & seasonal counter cards, etc.

12.	DE	SuperValu Inc.	Papyrus/Recycled Greetings, Inc.	File No. 20122461111 Filed: 6/26/2012 Lapse Date: 6/26/2017	Inventory sold or delivered by Secured Party to Debtor on a scan based trading and consignment basis, etc.
13.	DE	SuperValu Inc.	IBM Credit LLC	File No. 20122634972 Filed: 7/9/2012 Lapse Date: 7/9/2017	Specific leased equipment
14.	DE	SuperValu Inc.	IBM Credit LLC	File No. 20123107341 Filed: 8/10/2012 Lapse Date: 8/10/2017	Specific leased equipment

Schedule 6.01 - Page 4 of 8

SCHEDULE 6.01 (continued)
EXISTING LIENS

15.	DE	SuperValu Inc.	IBM Credit LLC	File No. 20123761444 Filed: 9/28/2012 Lapse Date: 9/28/2017	Specific leased equipment
16.	DE	SuperValu Inc.	Banc of America Leasing & Capital, LLC Citi Finance LLC Bank of Cape Cod
File No. 20130977810
Filed: 3/14/2013
Lapse Date: 3/14/2018

Collateral Amendment
File No. 20131080192
Filed: 3/21/2013

Amendment
File No. 20131958504
Filed: 5/22/2013

Amendment
File No. 20131970707
Filed: 5/23/2013

Specific equipment
17.	DE	SuperValu Inc.	IBM Credit LLC	File No. 20131479444 Filed: 4/17/2013 Lapse Date: 4/17/2018	Specific leased equipment
18.	DE	SuperValu Inc.	IBM Credit LLC	File No. 20131769141 Filed: 5/8/2013 Lapse Date: 5/8/2018	Specific leased equipment
19.	DE	SuperValu Inc.	Banc of America Leasing & Capital, LLC	File No. 20132337609 Filed: 6/18/2013 Lapse Date: 6/18/2018 Collateral Amendment File No. 20132566801 Filed: 7/3/2013	Leased equipment
20.	DE	SuperValu Inc.	Bank of Cape Cod	File No. 20132990712 Filed: 8/1/2013 Lapse Date: 8/1/2018	Specific equipment
21.	DE	SuperValu Inc.	IBM Credit LLC	File No. 20133839785 Filed: 10/1/2013 Lapse Date: 10/1/2018	Specific equipment
22.	DE	SuperValu Inc.	IBM Credit LLC	File No. 20134603222 Filed: 11/21/2013 Lapse Date: 11/21/2018	Specific equipment
23.	DE	SuperValu Inc.	Lessor: Data Sales Co., Inc.	File No. 20140082693 Filed: 1/8/2014 Lapse Date: 1/8/2019	Specific leased equipment

Schedule 6.01 - Page 5 of 8

SCHEDULE 6.01 (continued)
EXISTING LIENS

24.	DE	SuperValu Inc.	Lessor: Data Sales Co., Inc.	File No. 20141709716 Filed: 5/1/2014 Lapse Date: 5/1/2019	Specific leased equipment
25.	DE	SuperValu Inc.	CenturyLink Communications, LLC	File No. 20141885748 Filed: 5/13/2014 Lapse Date: 5/13/2019	Specific equipment
26.	DE	SuperValu Inc.	Consignor: TNG GP	File No. 20143887247 Filed: 9/19/2014 Lapse Date: 9/19/2019	Consigned goods
27.	DE	SuperValu Inc.	IBM Credit LLC	File No. 20144748711 Filed: 11/24/2014 Lapse Date: 11/24/2019	Specific leased equipment
28.	DE	SuperValu Inc.	IBM Credit LLC	File No. 20144775862 Filed: 11/25/2014 Lapse Date: 11/25/2019	Specific leased equipment
29.	DE	SuperValu Inc.	IBM Credit LLC	File No. 20144791000 Filed: 11/26/2014 Lapse Date: 11/26/2019	Specific leased equipment
30.	DE	SuperValu Inc.	IBM Credit LLC	File No. 20144832580 Filed: 12/2/2014 Lapse Date: 12/2/2019	Specific leased equipment
31.	DE	SuperValu Inc.	IBM Credit LLC	File No. 20145032339 Filed: 12/11//2014 Lapse Date: 12/11/2019	Specific leased equipment
32.	DE	SuperValu Inc.	Banc of America Leasing & Capital, LLC	File No. 20145134879 Filed: 12/17//2014 Lapse Date: 12/17/2019	Specific leased equipment

Schedule 6.01 - Page 6 of 8

SCHEDULE 6.01 (continued)
EXISTING LIENS

33.	DE	SuperValu Inc.	Nestle DSD Company; Dreyer’s Grand Ice Cream, Inc.; Nestle Dreyer’s Ice Cream Company	File No. 20153127312 Filed: 7/20/2015 Lapse Date: 7/20/2020
(a) Ice cream, frozen novelties & other products sold under the following brand names: Dreyer’s, Skinny Cow, Frosty Paws, Edy’s, Nestle or Haegen/Dazs; and
(b) Frozen pizza & other frozen dinner items & products sold under the following brand names: DiGiorno, California Pizza Kitchen, Tombstone or Jack’s

34.	DE	SuperValu Inc.	Noreast Capital Corporation	File No. 20154950720 Filed: 10/27/2015 Lapse Date: 10/27/2020
NOTE: UCC statement filing is for notice purposes & is not intended to convert lease into security agreement.

2 – CM2400 cash manager safes located at Shoppers Food and Pharmacy, 5600 Thea Alameda, Baltimore, MD 21239

35.	MN	SuperValu Inc.	Apex Equipment LLC	File No. 201228730349 Filed: 6/22/2012 Lapse Date: 6/22/2017	NOTE: Filed in wrong jurisdiction Specific equipment
36.	MN	SuperValu Inc.	Forklifts of Minnesota, Inc.	File No. 891253900023 Filed: 6/7/2016 Lapse Date: 6/7/2021	NOTE: Filed in wrong jurisdiction Specific equipment
37.	PA	SuperValu Penn, LLC	Coöperatieve Rabobank U.A., New York Branch	File No. 2017051500194 Filed: 5/12/2017 Lapse Date: 5/12/2022	All of Debtor’s personal property situated on certain real property described therein

Schedule 6.01 - Page 7 of 8

SCHEDULE 6.01 (continued)
EXISTING LIENS

CAPITAL LEASE OBLIGATIONS
See Capital Lease Obligations as of June 8, 2017 on Schedule 6.03 (Existing Indebtedness), Part (f).

MORTGAGE LOAN

1.
Open-End Mortgage, Assignment of Rents and Leases, Security Agreement and Fixture Filing from SuperValu Penn, LLC, a Pennsylvania limited liability company, in favor of Coöperatieve Rabobank U.A., New York Branch, dated May 9, 2017, recorded on May 12, 2007, under Instrument No. 20170011898, with the Recorder of Deeds, Dauphin County, Pennsylvania.

2.
UCC-1 Financing Statement from SuperValu Penn, LLC, a Pennsylvania limited liability company, in favor of Coöperatieve Rabobank U.A., New York Branch, recorded on May 12, 2007, under Instrument No. 20170012003, with the Recorder of Deeds, Dauphin County, Pennsylvania.

Schedule 6.01 - Page 8 of 8

SCHEDULE 6.02
EXISTING INVESTMENTS

Entity Name	Owner	Ownership %

CUB LLCs
Arden Hills 2003 L.L.C.	SUPERVALU INC.	90.00%
Blaine North 1996 L.L.C.	SUPERVALU INC.	70.00%
Bloomington 1998 L.L.C.	SUPERVALU INC.	40.00%
Burnsville 1998 L.L.C.	SUPERVALU INC.	77.50%
Cambridge 2006 L.L.C.	SUPERVALU INC.	51.00%
Coon Rapids 2002 L.L.C.	SUPERVALU INC.	64.00%
Diamond Lake 1994 L.L.C.	SUPERVALU INC.	25.00%
Eagan 2008 L.L.C.	SUPERVALU INC.	51.00%
Eagan 2014 L.L.C.	SUPERVALU INC.	51.00%
Forest Lake 2000 L.L.C.	SUPERVALU INC.	65.00%
Fridley 1998 L.L.C.	SUPERVALU INC.	92.00%
Hastings 2002 L.L.C.	SUPERVALU INC.	51.00%
Inver Grove Heights 2001 L.L.C.	SUPERVALU INC.	66.00%
Lakeville 2014 L.L.C.	SUPERVALU INC.	51.00%
Maplewood East 1996 L.L.C.	SUPERVALU INC.	70.00%
Monticello 1998 L.L.C.	SUPERVALU INC.	90.00%
Northfield 2002 L.L.C.	SUPERVALU INC.	51.00%
Plymouth 1998 L.L.C.	SUPERVALU INC.	62.50%
Savage 2002 L.L.C.	SUPERVALU INC.	51.00%
Shakopee 1997 L.L.C.	SUPERVALU INC.	25.00%
Shorewood 2001 L.L.C.	SUPERVALU INC.	62.00%
Silver Lake 1996 L.L.C.	SUPERVALU INC.	51.00%

Other

[**]

Schedule 6.02 – Page 1 of 4
** Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

SCHEDULE 6.02 (continued)
EXISTING INVESTMENTS

I.	INVESTMENT POLICY
SUPERVALU INC.
INVESTMENT GUIDELINES
November 30, 2016

PURPOSE:

To state clearly the responsibility for the investment of surplus cash, the approved types of investments and their maturities.

POLICY STATEMENT:

Cash temporarily not needed for Company operations or to reduce debt will be invested by the Cash Management Team (in Treasury Services), following approval from either the Treasurer, Controller, or Chief Financial Officer. The investments will be of appropriate maturities to meet projected cash requirements of the Company, and will be made according to the following written guidelines. The objectives of such investments will be, in order of importance: safety of principal, liquidity of funds, diversification and investment yield.

GUIDELINES:

All surplus Company cash will be forwarded to the parent. Subsidiaries are not authorized to invest cash with outside parties without prior approval from either the Treasurer, Controller or Chief Financial Officer.

APPROVED INVESTMENTS:

1.	U.S. Treasury Securities and general obligations fully guaranteed with respect to principal and interest by the U.S. Government.

2.	Obligations of U.S. Government Agencies (i.e. GNMA's and FNMA's).

3.	Commercial paper of prime quality (rated A 1 by Standard and Poor's and P 1 by Moody's), purchased through recognized money market dealers (see list of “Authorized Dealers”).

4.	Certificates of Deposit and Time Deposits of Banks and their overseas branches are limited to:

a.	Top 50 worldwide banks as measured by assets, and

b.	Banks with long term deposit ratings of AA- from Standard and Poor’s and Aa3 from Moody’s or better

5.
Repurchase Agreements, with authorized money market dealers (see list of “Authorized Dealers”) or major banks as defined in item #4, executed against those securities approved for direct purchase (1 4 above). The current market value of the collateral must cover the principal amount of the investment and collateral must be held in the name of SUPERVALU INC.

Schedule 6.02 – Page 2 of 4

SCHEDULE 6.02 (continued)
EXISTING INVESTMENTS

6.	Diversified money market investment funds (see list of “Authorized Money Market Funds”) meeting the following conditions:

a.	AAAm rating from Standard and Poor’s or AAA rating from Moody’s

b.	Total assets of at least $5 billion

c.	Compliant with SEC Rule 2a-7 (restricts the quality, maturity and diversity of investments by money market funds)

d.	At least three years of history

7.	Other investments, including commercial paper rated A 2/P 2, may be allowed from time to time with specific written authorization from the Chief Financial Officer or the Treasurer.

8.
During a period of time where demand deposit accounts (DDA’s) are federally guaranteed by the Temporary Liquidity Guarantee Program or any other similar FDIC guarantee programs, surplus funds may be held in the company’s DDA accounts at authorized participating depository banks.

9.	Surplus funds may be held in DDA’s at authorized depository banks not participating in guarantee programs described in #8 above that meet one of the following requirements:

a.	A long term deposit rating no lower than

b.	Aa3 from Moody’s, or

c.	AA- from Standard and Poor’s

d.	Market Credit Default Swap (CDS) rate of no greater than 250 basis points

INVESTMENT LIMITATIONS:

1.	All short term investments shall be denominated in U.S. dollars.

2.	A maximum principal investment of up to:

a.	$50 million per money market fund (determined by CUSIP number)

b.	$25 million per DDA account.

3.	For direct securities purchases, the commitment to any one name will be limited to $10 million with the exception of U. S. Government and U. S. Government Agencies (no limit).

4.
All securities that are purchased will be held in "safekeeping" by the seller or by a Safekeeping Agent (see list of “Authorized Dealers”) named by SUPERVALU who will issue trade confirmations for all transactions.

5.	Maturities for investments are not to exceed 90 days.

AUTHORIZED INSTITUTIONS/ FUNDS:

The following lists include the Authorized Dealers and Authorized Money Market Funds that have been approved as part of the investment policy.

Schedule 6.02 – Page 3 of 4

SCHEDULE 6.02 (continued)
EXISTING INVESTMENTS

Authorized Dealers:

1.	Bank of America

2.	US Bank

3.	Wells Fargo

4.	Credit Suisse

5.	Goldman Sachs

6.	BMO Harris

7.	Barclays

8.	Rabobank

Authorized Money Market Funds:

1.	First American Treasury Obligations Fund (US Bank, FUZXX)

2.	Goldman Sachs Financial Square Treasury Obligations Fund (FTOXX)

3.	Wells Fargo Advantage Treasury Plus Fund (PISXX)

4.	Morgan Stanley Treasury Fund (MISXX)

5.	BlackRock Liquidity T-Fund (TSTXX)

6.	Federated Treasury Obligations (TOIXX)

7.	J.P. Morgan U.S. Treasury Plus Fund (IJTXX)

8.	First American Government Obligations Fund (FGZXX)

9.	Goldman Sachs Financial Square Treasury Instruments Fund (FTIXX)

10.	Goldman Sachs Financial Square Government Fund (FGTXX)

11.	Wells Fargo Government Money Market Fund (WFFXX)

12.	Wells Fargo Treasury Money Market Fund (WOTXX)

Changes made to this investment policy are to be made in writing with the approval of the Chief Financial Officer.

APPROVAL

BY:    _________________________________________

Bruce Besanko
Executive Vice President, Chief Operating Officer and Chief Financial Officer

DATE: 11/30/16

Schedule 6.02 – Page 4 of 4

SCHEDULE 6.03
EXISTING INDEBTEDNESS

Part (a):

	MATURITY	FACE VALUE BALANCE	Secured/Unsecured
SUPERVALU DEBT

SVU NOTES PAYABLE: DUE 11/15/22	11/15/2022	$350,000,000.00	Unsecured

DUE 6/1/21	6/1/2021	$400,000,000.00	Unsecured

TOTAL SVU NOTES PAYABLE: MORTGAGES AND OTHER DEBT SVU CREDIT FACILITIES: TERM LOAN FACILITY	[**] 3/21/19	$750,000,000.00 $[**] $0 $524,300,000.03	Secured Secured Secured

TOTAL COMPANY DEBT		$1,300,900,000.03

Part (b):

Existing Letters of Credit

(Secured)

[**]

Surety Bonds

(Unsecured)

[**]

Part (c):

Swap Termination Value
(Unsecured)
Fuel Hedge Swap Termination Value $[**]

Schedule 6.03 – Page 1 of 3
** Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

SCHEDULE 6.03 (continued)
EXISTING INDEBTEDNESS

Part (f):
Capital Lease Obligations as of June 8th, 2017

Type	Sum of Obligation
Real Property	$206,240,293.86
Total	$206,240,293.86
Part (g):

None.

Part (i):

Financial Guaranties

(Unsecured)

[**]

Retailer Lease Guaranties

(Unsecured)

[**]

CALIFORNIA WORKERS’ COMPENSATION GUARANTIES

(Unsecured)

July 27, 2006

Agreement of Assumption and Guarantee of Workers’ Compensation Liabilities executed by SUPERVALU for the benefit of Albertson’s, Inc. in consideration for the Department of Industrial Relations permission for Albertson’s, Inc. to operate as certified self-insured employers in the State of California. SUPERVALU agrees to assume and guarantee to pay all liabilities and obligations which Albertson’s, Inc. may incur as a self-insurer of its California workers’ compensation liabilities on or after 7/27/2006.

August 8, 2007

Agreement of Assumption and Guarantee of Workers’ Compensation Liabilities executed by SUPERVALU for the benefit of American Drug Stores LLC in consideration for the Department of Industrial Relations permission for American Drug Store LLC to operate as certified self-insured employers in the State of California. SUPERVALU agrees to assume and

Schedule 6.03 – Page 2 of 3
** Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

SCHEDULE 6.03 (continued)
EXISTING INDEBTEDNESS

guarantee to pay all liabilities and obligations which American Drug Store LLC may incur as a self-insurer of its California workers’ compensation liabilities arising on or after 8/3/2007.

September 8, 2010

Agreement of Assumption and Guarantee of Worker’s Compensation Liabilities executed by SUPERVALU for the benefit of New Albertson’s, Inc. in consideration for the Department of Industrial Relations permission for New Albertson’s, Inc. to operate as certified self-insured employers in the State of California. SUPERVALU agrees to assume and guarantee to pay all liabilities and obligations which New Albertson’s, Inc. may incur as a self-insurer of its California workers’ compensation liabilities on or after 9/8/2010.

ASC NOTES GUARANTEE

(Unsecured)

On July 6, 2005, the Lead Borrower executed that certain ASC Notes Guarantee, dated as of July 6, 2005, guaranteeing the obligations of ASC under the ASC Indenture and the ASC Notes.

Schedule 6.03 – Page 3 of 3
** Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

SCHEDULE 6.09
TRANSACTIONS WITH AFFILIATES

Entity Name	Owner	Ownership %

CUB LLCs
Arden Hills 2003 L.L.C.	SUPERVALU INC.	90.00%
Blaine North 1996 L.L.C.	SUPERVALU INC.	70.00%
Bloomington 1998 L.L.C.	SUPERVALU INC.	40.00%
Burnsville 1998 L.L.C.	SUPERVALU INC.	77.50%
Cambridge 2006 L.L.C.	SUPERVALU INC.	51.00%
Coon Rapids 2002 L.L.C.	SUPERVALU INC.	64.00%
Diamond Lake 1994 L.L.C.	SUPERVALU INC.	25.00%
Eagan 2008 L.L.C.	SUPERVALU INC.	51.00%
Eagan 2014 L.L.C.	SUPERVALU INC.	51.00%
Forest Lake 2000 L.L.C.	SUPERVALU INC.	65.00%
Fridley 1998 L.L.C.	SUPERVALU INC.	92.00%
Hastings 2002 L.L.C.	SUPERVALU INC.	51.00%
Inver Grove Heights 2001 L.L.C.	SUPERVALU INC.	66.00%
Lakeville 2014 L.L.C.	SUPERVALU INC.	51.00%
Maplewood East 1996 L.L.C.	SUPERVALU INC.	70.00%
Monticello 1998 L.L.C.	SUPERVALU INC.	90.00%
Northfield 2002 L.L.C.	SUPERVALU INC.	51.00%
Plymouth 1998 L.L.C.	SUPERVALU INC.	62.50%
Savage 2002 L.L.C.	SUPERVALU INC.	51.00%
Shakopee 1997 L.L.C.	SUPERVALU INC.	25.00%
Shorewood 2001 L.L.C.	SUPERVALU INC.	62.00%
Silver Lake 1996 L.L.C.	SUPERVALU INC.	51.00%

Other

[**]

Schedule 6.09 – Page 1 of 1
** Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

SCHEDULE 9.01(b)
ADMINISTRATIVE AGENT'S NOTICE & ACCOUNT INFORMATION

Notices:
Goldman Sachs Bank USA
c/o Goldman Sachs Group, Inc.
6031 Connection Drive
Irving, Texas 75039
Attention: Avery Theard
Telephone: 972-368-2274
Email: gs-sbdagency-borrowernotices@ny.email.gs.com

Account Information:
Entity Name: Goldman Sachs Bank USA
Bank Name: Citibank N.A.
ABA: [**]
A/C #: [**]
City: New York

Schedule 9.01(b) - Page 1 of 1
** Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

Schedule C to Amendment Agreement
Schedule P-1 to Term Loan Security Agreement
None

Exhibit A to Amendment Agreement
Third Amended and Restated Term Loan Credit Agreement
(See attached.)

EXHIBIT A

THIRD AMENDED AND RESTATED TERM LOAN CREDIT AGREEMENT
dated as of
June 8, 2017
among
SUPERVALU INC.,
as Borrower,
THE GUARANTORS PARTY HERETO,
THE LENDERS PARTY HERETO
and
GOLDMAN SACHS BANK USA,
as Administrative Agent and Collateral Agent

GOLDMAN SACHS BANK USA, ROYAL BANK OF CANADA, BARCLAYS BANK, PLC
CREDIT SUISSE SECURITIES (USA) LLC, BMO CAPITAL MARKETS CORP.
and
CITIGROUP
GLOBAL MARKETS
INC.
as Joint Lead Bookrunners and Joint Lead Arrangers
WELLS FARGO SECURITIES LLC, U.S. BANK NATIONAL ASSOCIATION, COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH and NATIXIS SECURITIES
AMERICAS LLC
as Co-Managers

ROYAL BANK OF CANADA, BARCLAYS BANK, PLC and CREDIT SUISSE SECURITIES (USA) LLC as Syndication Agents

BMO CAPITAL MARKETS CORP. and CITIGROUP GLOBAL MARKETS INC.
as Documentation Agents

i

ii

iii

iv

SCHEDULES
Schedule 2.01	-	Lenders and Commitments
Schedule 3.01	-	Organizational Information of Loan Parties
Schedule 3.06	-	Litigation
Schedule 3.08(b)	-	Owned Real Estate
Schedule 3.08(c)	-	Leases Constituting Material Contracts
Schedule 3.09	-	Environmental Matters
Schedule 3.10	-	Insurance
Schedule 3.13	-	Subsidiaries and Equity Interests
Schedule 3.17	-	Intellectual Property Matters
Schedule 3.21(a)	-	Demand Deposit Accounts
Schedule 3.21(b)	-	Credit Card Arrangements
Schedule 3.27	-	Notices From Farm Products Sellers, Etc.
Schedule 5.02	-	Financial and Collateral Reports
Schedule 6.01	-	Existing Liens
Schedule 6.02	-	Existing Investments
Schedule 6.03	-	Existing Indebtedness
Schedule 6.09	-	Transactions with Affiliates
Schedule 9.01(a)	-	Borrower’s Website Address
Schedule 9.01(b)	-	Administrative Agent’s Notice and Account Information

EXHIBITS
Exhibit A	-	Form of Administrative Questionnaire
Exhibit B	-	Form of Assignment and Acceptance
Exhibit C	-	Form of Borrowing Request
Exhibit D	-	Form of Compliance Certificate
Exhibit E	-	Form of Perfection Certificate
Exhibit F	-	Form of Security Agreement
Exhibit G	-	Form of Facility Guaranty
Exhibit H	-	Form of Mortgage
Exhibit I	-	Form of Intercreditor Agreement
Exhibit J	-	Form of Promissory Note
Exhibit K	-	Form of Opinion of Dorsey & Whitney LLP
Exhibit L	-	Form of DDA Notification
Exhibit M	-	Form of Credit Card Notification
Exhibit N	-	Closing Date Collateral List
Exhibit O	-	Form of United States Tax Compliance Certificate
Exhibit P	-	Form of Related Real Estate Collateral Security Agreement
Exhibit Q	-	Modified Dutch Auction Procedures
Exhibit R	-	Form of Borrower Assignment and Acceptance

v

1

THIRD AMENDED AND RESTATED TERM LOAN CREDIT AGREEMENT, dated as of June 8, 2017 (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), among SUPERVALU INC., a Delaware corporation (the “Borrower”), the Guarantors (such term and each other capitalized term used but not defined in this introductory statement having the meaning given it in Article I) party hereto, the Lenders party hereto and GOLDMAN SACHS BANK USA (“Goldman Sachs”), as administrative agent (in such capacity, including any successor thereto, the “Administrative Agent”) and as collateral agent (in such capacity, including any successor thereto, the “Collateral Agent”) for the Lenders.
WHEREAS, pursuant to the Original Credit Agreement (as defined below), the Lenders (as defined in the Original Credit Agreement) extended credit in the form of Loans (as defined in the Original Credit Agreement) on the Closing Date, in an aggregate principal amount equal to $1,500,000,000;
WHEREAS, pursuant to the First Amendment Agreement (as defined below), the requisite parties to the Original Credit Agreement agreed to amend and restate the Original Credit Agreement as provided for in the First Amendment Agreement, subject to the terms and conditions set forth in the First Amendment Agreement and the First Restated Credit Agreement (as defined below), to, among other things, continue to extend credit to the Borrower in the form of Loans on the First Restatement Date (as defined below) in an aggregate principal amount not in excess of $1,500,000,000; and
WHEREAS, the requisite parties to the First Restated Credit Agreement agreed to amend and restate the First Restated Credit Agreement as provided for in the Second Amendment Agreement, subject to the terms and conditions set forth therein, to, among other things, continue to extend credit to the Borrower in the form of Loans on the Second Restatement Date (as defined below) in an aggregate principal amount not in excess of $1,484,608,413.43; and
WHEREAS, the requisite parties to the Second Restated Credit Agreement have agreed to amend and restate the Second Restated Credit Agreement as provided for in this Agreement, subject to the terms and conditions set forth herein, to, among other things, extend credit to the Borrower in the form of Initial Term Loans made on the Third Restatement Date (as defined below) in an aggregate principal amount of $525,000,000, and extend additional Loans in the form of Delayed Draw Term Loans (as defined below) to the Borrower in the aggregate principal amount of $315,000,000 on the Unified Closing Date (as defined below).
NOW THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:

2

ARTICLE I

Definitions
SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:
“ABL Collateral Agent” shall mean Wells Fargo Bank, National Association, as collateral agent under the ABL Facility for the benefit of the lenders thereunder, and its successors and assigns including any replacement or successor agent.
“ABL Credit Agreement” shall mean the amended and restated asset-based revolving credit agreement, dated as of March 21, 2013, by and among the Borrower, each Subsidiary party thereto, the ABL Facility Agent and the various financial institutions from time to time party thereto as amended by that certain Amendment No. 1 dated as of April 17, 2014, that certain Amendment No. 2 dated as of September 30, 2014 and that certain Amendment No. 3 dated as of February 3, 2016 and as may be further amended, restated, amended and restated, supplemented or otherwise modified in accordance with the terms thereof, hereof and the Intercreditor Agreement.
“ABL Debt” shall have the meaning assigned to such term in the Intercreditor Agreement as of the Closing Date.
“ABL Facility” shall mean the senior secured asset-based revolving credit facility pursuant to the terms of the ABL Credit Agreement as it may be amended or refinanced in accordance with the terms thereof, hereof and the Intercreditor Agreement.
“ABL Facility Agent” shall mean Wells Fargo Bank, National Association, as administrative agent under the ABL Facility for the benefit of the lenders thereunder, including its successors and assigns including any replacement or successor agent successors thereto.
“ABL Facility Documents” shall mean the ABL Credit Agreement and each other document specified as a “Loan Document” in the ABL Credit Agreement, in each case, as amended, restated, amended and restated, supplemented or otherwise modified in accordance with the terms thereof, hereof and the Intercreditor Agreement.
“ABL Priority Collateral” shall have the meaning assigned to such term in the Intercreditor Agreement.
“ABL Refinancing” shall mean any refinancing of the ABL Facility.
“ABR”, when used in reference to any Loan or Borrowing, shall refer to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.
“Acquired Entity” shall have the meaning assigned to such term in Section 6.02(b).

3

“Acquisition” shall mean, with respect to any Person (a) an Investment in, or a purchase of, a Controlling interest in the Equity Interests of any other Person, (b) a purchase or other acquisition of all or substantially all of the assets or properties of another Person or of any business unit of another Person, (c) any merger or consolidation of such Person with any other Person or other transaction or series of transactions resulting in the acquisition of all or substantially all of the assets, or a Controlling interest in the Equity Interests, of any Person, or (d) any acquisition of any Store locations of any Person, in each case in any transaction or group of transactions which are part of a common plan.
“Additional Property” shall have the meaning assigned to such term in Section 9.21.
“Adjusted LIBO Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum equal to the greater of (a) 1.00% per annum and (b) the product of (i) the LIBO Rate in effect for such Interest Period and (ii) Statutory Reserves.
“Administrative Agent” shall have the meaning assigned to such term in the introductory statement to this Agreement.
“Administrative Agent Fees” shall have the meaning assigned to such term in Section 2.05.
“Administrative Questionnaire” shall mean an Administrative Questionnaire in the form of Exhibit A, or such other form as may be supplied from time to time by the Administrative Agent.
“Affiliate” shall mean, with respect to any Person, (a) another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified, (b) any director, officer, managing member, partner, trustee or beneficiary of that Person, but excluding such Persons as to any Lender (or in the case of a Lender that is a Related Fund, the entity that administers or manages such Related Fund), (c) any other Person directly or indirectly holding 10% or more of any class of the Equity Interests of that Person, or (d) any other Person 10% or more of any class of whose Equity Interests is held directly or indirectly by that Person.
“Agent Fee Letter” shall mean the Fee Letter, dated as of May 19, 2017, between the Borrower and Goldman Sachs.
“Agent Payment Account” shall mean the account of the Administrative Agent set forth on Schedule 9.01(b) or such other account of the Administrative Agent as the Administrative Agent may from time to time designate to the Borrower as the Agent Payment Account for purposes of this Agreement and the other Loan Documents.
“Agents” shall have the meaning assigned to such term in Article VIII.

4

“Agreement” shall have the meaning assigned to such term in the introductory statement to this Agreement.
“ALTA” shall mean American Land Title Association, or any successor thereto.
“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1.00%, (c) the Adjusted LIBO Rate for a one-month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00% and (d) 2.00%; provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the rate determined on such day at approximately 11:00 a.m. (London time) by the Administrative Agent to be the London interbank offered rate administered by the ICE Benchmark Administration (or any other person which takes over the administration of that rate) for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars displayed on the ICE LIBOR USD page of the Reuters Screen (or any replacement Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Reuters. If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective on the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, as the case may be.
“Applicable Collateral List” shall mean the Closing Date Collateral List or, if any Restated Collateral List has been delivered to the Administrative Agent pursuant to Section 9.21 (and subject to the satisfaction of the conditions therein), the most recent Restated Collateral List so delivered.
“Applicable Margin” shall mean for any day (a) with respect to any Eurodollar Loan, 3.50% per annum and (b) with respect to any ABR Loan, 2.50% per annum.
“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in the form of Exhibit B or such other form as shall be approved by the Administrative Agent.
“Attributable Indebtedness” shall mean, on any date, (a) in respect of any Capital Lease Obligation of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would

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appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease, agreement or instrument were accounted for as a capital lease.
“Auction” shall have the meaning assigned to such term in Section 9.04(k)(i).
“Auction Manager” means (a) the Administrative Agent or any of its Affiliates or (b) any other financial institution or advisor agreed by Borrower and Administrative Agent (whether or not an affiliate of the Administrative Agent) to act as an arranger in connection with any repurchases pursuant to Section 9.04(k).
“Audited Financial Statements” shall mean the audited Consolidated balance sheet of the Borrower and its Subsidiaries for the Fiscal Year ended February 25, 2017, and the related Consolidated statements of income or operations, stockholders’ equity (deficit) and cash flows for such Fiscal Year of the Borrower and its Subsidiaries, including the notes thereto.
“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” shall mean, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Blocked Account” shall mean a deposit account of a Loan Party to which funds from one or more DDAs are from time to time transferred.
“Blocked Account Agreement” shall mean, with respect to a deposit account established by a Loan Party, an agreement, in form and substance reasonably satisfactory to the Administrative Agent, establishing control (as defined in the UCC) of such account by the Administrative Agent and whereby the bank maintaining such account agrees to comply with instructions originated by the Administrative Agent without the further consent of any Loan Party.
“Blocked Account Bank” shall mean each bank at which a Blocked Account is located.
“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.
“Borrower” shall have the meaning assigned to such term in the introductory statement to this Agreement.
“Borrower Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and the Borrower, and accepted by the Administrative Agent, in the form of Exhibit R or such other form as may be approved by the Administrative Agent.

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“Borrower Materials” shall have the meaning assigned to such term in Section 9.01.
“Borrowing” shall mean Loans of the same Class and Type made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.
“Borrowing Request” shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C, or such other form as shall be approved by the Administrative Agent.
“Breakage Event” shall have the meaning assigned to such term in Section 2.16.
“Business” shall mean wholesale distribution of products and services to retailers; retail food operations; and other businesses reasonably related thereto.
“Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state of New York and, if such day relates to any Eurodollar Loan, shall mean any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank market.
“Capital Expenditures” shall mean, with respect to any Person for any period, (a) all expenditures made (whether made in the form of cash or other property) or costs incurred for the acquisition or improvement of fixed or capital assets of such Person (excluding normal replacements and maintenance which are properly charged to current operations), in each case that are (or should be) set forth as capital expenditures or payments for business acquisitions in a Consolidated statement of cash flows of such Person for such period, in each case prepared in accordance with GAAP, and (b) without duplication, Capital Lease Obligations or Synthetic Lease Obligations incurred by a Person during such period.
“Capital Leases” shall mean, with respect to any Person, any lease of (or any agreement conveying the right to use) any property (whether real, personal or mixed) by such Person as lessee which, in accordance with GAAP, is required to be classified and accounted for as liabilities on the balance sheet of such Person; provided, that, subject to any amendment entered into pursuant to Section 1.02, the adoption or issuance of any accounting standards after the Closing Date will not cause any lease that would not have been treated as a Capital Lease prior to such adoption or issuance to be deemed a Capital Lease regardless of whether such lease was entered into before or after such adoption or issuance.
“Capital Lease Obligations” of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP; provided, that, subject to any amendment entered into pursuant to Section 1.02, the adoption or issuance of any accounting standards after the Closing Date

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will not cause any lease that would not have been treated as a Capital Lease prior to such adoption or issuance to be deemed a Capital Lease regardless of whether such lease was entered into before or after such adoption or issuance.
“Cash Equivalents” shall mean Investments defined in clauses (a) through (e) of the definition of Permitted Investments, or the equivalents thereof described in the investment policy referred to in clause (f) of such definition.
“Cash Pension Contribution” shall mean the actual cash pension funding payments made by the Borrower and the Restricted Subsidiaries with respect to pension funding obligations for the applicable period.
“Casualty Event” shall mean any event that gives rise to the receipt by the Borrower or any Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.
“Cerberus” shall mean Cerberus Capital Management, L.P.
“CERCLA” shall mean the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9601 et seq.
“CERCLIS” shall mean the Comprehensive Environmental Response, Compensation, and Liability Information System maintained by the United States Environmental Protection Agency.
“Certified Medicaid Provider” shall mean any provider or supplier, including without limitation a pharmacy, that has in effect an agreement with a Governmental Authority of a State to participate in Medicaid.
“Certified Medicare Provider” shall mean a provider or supplier, including without limitation a pharmacy, that has in effect an agreement with the Centers for Medicare and Medicaid Services to participate in Medicare.
“Change in Law” shall mean the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority. For purposes of this definition, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all rules, regulations, orders, requests, guidelines or directives thereunder or in connection therewith and all requests, rules, guidelines or directives concerning capital adequacy known as “Basel III” and promulgated either by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or by the United States or foreign regulatory authorities pursuant thereto, are deemed to have been adopted and gone into effect after the date of this Agreement.

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“Change of Control” shall mean an event or series of events by which:
(a) (i) any Person or two or more Persons (other than Cerberus or any of its Affiliates) acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of Equity Interests of the Borrower (or other securities convertible into such Equity Interests) representing 35% or more of the combined voting power of all Equity Interests of the Borrower on a fully-diluted basis (and taking into account all such Equity Interests that such “person” or “group” has the right to acquire pursuant to any option right) or (ii) any Person or two or more Persons (including Cerberus or any of its Affiliates) acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of Equity Interests of the Borrower (or other securities convertible into such Equity Interests) representing 50% or more of the combined voting power of all Equity Interests of the Borrower on a fully-diluted basis (and taking into account all such Equity Interests that such “person” or “group” has the right to acquire pursuant to any option right); or
(b) during any period of up to 24 consecutive months, commencing before or after the date of this Agreement, individuals who at the beginning of such 24-month period were directors of the Borrower shall cease for any reason (other than due to death or disability) to constitute a majority of the board of directors of the Borrower (except to the extent that individuals who at the beginning of such 24-month period were replaced by individuals (i) elected by at least a majority of the remaining members of the board of directors of the Borrower or (ii) nominated or approved for election by a majority of the remaining members of the board of directors of the Borrower and thereafter elected as directors by the shareholders of the Borrower).
“Charges” shall have the meaning assigned to such term in Section 9.09.
“Class”, when used in reference to any Loan or Borrowing, shall refer to whether such Loan, or the Loans comprising such Borrowing, are Loans, Other Loans, Refinancing Loans or Extended Loans and, when used in reference to any Commitment, refers to whether such Commitment is a commitment to make Loans on the Third Restatement Date, a Delayed Draw Term Loan Commitment or an Incremental Loan Commitment.
“Closing Date” shall mean March 21, 2013.
“Closing Date Collateral List” shall mean the list of Real Estate sites of the Loan Parties attached hereto as Exhibit N.
“Closing Documents” shall mean (i) a certificate as to the good standing (to the extent applicable) of the applicable Loan Party, certified as of a recent date by the Secretary of State of the state of its organization; (ii) a Secretary’s Certificate for such Loan Party, and (iii) the results of judgment searches and a search of the UCC filings (or equivalent filings) made with respect to such Loan Party in the states (or other jurisdictions) of formation of such Person, in which the chief executive office of each such Person is located and in the other

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jurisdictions in which such Person maintains property, together with copies of the financing statement(s) (or similar documents) disclosed by such search, and accompanied by evidence that the Liens indicated in any such financing statement(s) (or similar documents) would be permitted under Section 6.01 or have been or will be contemporaneously released or terminated.
“Co-Managers” shall mean Wells Fargo Securities LLC, U.S. Bank National Association, Coöperatieve Rabobank U.A., New York Branch, and Natixis Securities Americas LLC, in their capacities as co-managers.
“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder (unless otherwise provided herein).
“Collateral” shall mean any and all “Collateral” as defined in any applicable Security Document and all other property that is or is intended under the terms of the Security Documents to be subject to Liens in favor of the Administrative Agent or the Collateral Agent and shall also include the Real Estate Collateral Properties and the Related Real Estate Collateral.
“Collateral Access Agreement and Lien Waiver” means an agreement reasonably satisfactory in form and substance to the Administrative Agent executed by (a) a bailee or other Person in possession of Collateral, or (b) any landlord with respect to a lease of property on which is located Collateral or other assets that Administrative Agent may require access to, and use of, to realize on such Collateral, and pursuant to which such bailee, other Person, or landlord waives any lien that it may have in such Collateral.
“Collateral Agent” shall have the meaning assigned to such term in the introductory statement to this Agreement.
“Collateral Assignment Agreement” shall mean that certain Collateral Assignment of Purchase Agreement and Escrow Agreement, dated as of the Closing Date, by and among the Borrower, the Administrative Agent and the Collateral Agent.
“Commitment” shall mean, with respect to any Lender, the commitment of such Lender to make Loans hereunder as set forth on Schedule A to the Fourth Amendment Agreement opposite such Lender’s name, or in the Assignment and Acceptance pursuant to which such Lender assumed its Commitment, as applicable, as the same may be reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The “Commitments” include the Initial Term Loan Commitments and the Delayed Draw Term Loan Commitments and, unless the context shall otherwise require, the “Commitments” shall include the Incremental Loan Commitments.
“Communications” shall have the meaning assigned to such term in Section 9.01.

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“Competitor” shall mean a Person, other than a Loan Party, who directly provides products or services that are the same or substantially similar to the products or services provided by, and that constitute a material part of the business of, the Loan Parties taken as a whole, and any Controlled Affiliate of any such Person, in each case who has been identified to the Administrative Agent in writing from time to time and posted to both the “Public Lender” and “Non-Public Lender” portions of the Platform subject to the confidentiality provisions thereof in accordance with Section 9.01 or otherwise made available to all Lenders and, in the case of Persons and Controlled Affiliates of any Person identified to the Administrative Agent on or after the Closing Date, to the extent reasonably acceptable to the Administrative Agent. In no event shall the designation of a Person as a Competitor apply retroactively to disqualify any Lender as of the date of such designation.
“Compliance Certificate” shall mean a certificate substantially in the form of Exhibit D.
“Consolidated” shall mean, when used to modify a financial term, test, statement or report of a Person, the application or preparation of such term, test, statement or report (as applicable) based upon the consolidation, in accordance with GAAP, of the financial condition or operating results of such Person and its Subsidiaries.
“Consolidated EBITDA” shall mean, for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) Consolidated Interest Expense for such period, (ii) Consolidated income tax expense for such period, (iii) all amounts attributable to depreciation and amortization for such period, (iv) any extraordinary, non-recurring or unusual charges for such period, (v) the amount of any non-cash charges, losses or expenses (and minus the amount of such cash gains) resulting from the application of Statement of Financial Accounting Standards No. 123(R), (vi) Transaction Expenses incurred within one year after the Closing Date or the Third Restatement Date, (vii) the amount of (A) non-cash charges and operating costs, including imputed interest, impairment charges and deferred compensation, and (B) LIFO Adjustments, and (viii) the amount of any cost savings and other operating improvements and synergies projected by the Borrower in good faith to be realized as a result of specified actions either taken or initiated prior to or during such period (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized or expected to be realized prior to or during such period from such actions; provided that (x) such cost savings, operating improvements or synergies are reasonably identifiable, reasonably attributable to the actions specified and reasonably anticipated to result from such actions, in each case, by the Borrower, (y) such actions have been taken or initiated and the benefits resulting therefrom are anticipated by the Borrower to be realized within eighteen (18) months of the date the applicable action is taken or initiated and (z) the aggregate amount added back pursuant to this clause (viii) for any period shall not exceed 10% of Consolidated EBITDA for such period (determined prior to giving effect to any such adjustments); provided further that each Compliance Certificate delivered by the Borrower to the Administrative Agent pursuant to Section 5.02(a) shall provide reasonable detail with respect to such cost savings, operating

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improvements or synergies certifying that such cost savings, operating improvements or synergies meet the requirements set forth in clauses (x) through (z) above, minus (b) without duplication (i) all cash payments made during such period on account of non-cash charges added to Consolidated Net Income pursuant to clause (a)(v) above in the current period or a previous period and (ii) to the extent included in determining such Consolidated Net Income, any extraordinary, non-recurring or unusual gains for such period, all determined on a Consolidated basis in accordance with GAAP; provided, that for purposes of calculating the Total Leverage Ratio or the Total Secured Leverage Ratio for any period, (A) the Consolidated EBITDA of any Acquired Entity acquired or investment made by the Borrower or any Restricted Subsidiary pursuant to a Permitted Acquisition during such period shall be included on a pro forma basis for such period (assuming the consummation of such acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred as of the first day of such period) and (B) the Consolidated EBITDA of any Person or line of business sold or otherwise disposed of by the Borrower or any Restricted Subsidiary during such period shall be excluded for such period (assuming the consummation of such sale or other disposition and the repayment of any Indebtedness in connection therewith occurred as of the first day of such period).
“Consolidated Interest Expense” shall mean, for any period (a) the interest expense (including imputed interest expense in respect of Capital Lease Obligations and Synthetic Lease Obligations) minus (b) the interest income, in each case, of the Borrower and the Restricted Subsidiaries for such period, determined on a Consolidated basis in accordance with GAAP.
“Consolidated Net Income” shall mean, for any period, the net income or loss of the Borrower and the Restricted Subsidiaries for such period determined on a Consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, statute, rule or governmental regulation applicable to such Restricted Subsidiary, (b) the income of any Person (other than the Borrower and the Restricted Subsidiaries) in which any other Person (other than the Borrower and the Restricted Subsidiaries or any director holding qualifying shares in compliance with applicable law) owns an Equity Interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower and the Restricted Subsidiaries during such period, (c) the income or loss of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any Restricted Subsidiary or the date that such Person’s assets are acquired by the Borrower or any Restricted Subsidiary and (d) any gains attributable to Dispositions.
“Contractual Obligation” shall mean, as to any Person, any provision of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

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“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.
“Credit Card Agreements” shall mean all agreements now or hereafter entered into by the Borrower or for the benefit of the Borrower, in each case with any Credit Card Issuer or any Credit Card Processor with respect to sales transactions involving credit card or debit card purchases, including, but not limited to, the agreements set forth on Schedule 3.21(b) hereto.
“Credit Card Issuer” shall mean any person (other than a Loan Party) who issues or whose members issue credit cards, including, without limitation, MasterCard or VISA bank credit or debit cards or other bank credit or debit cards issued through World Financial Network National Bank, MasterCard International, Inc., Visa, U.S.A., Inc. or Visa International and American Express, Discover, Diners Club, Carte Blanche and other non-bank credit or debit cards, including, without limitation, credit or debit cards issued by or through American Express Travel Related Services Company, Inc., Novus Services, Inc., PayPal and other issuers approved by the Administrative Agent.
“Credit Card Notification” shall have the meaning assigned to such term in Section 5.13(a).
“Credit Card Processor” shall mean any servicing or processing agent or any factor or financial intermediary who facilitates, services, processes or manages the credit authorization, billing transfer and/or payment procedures with respect to the Borrower’s sales transactions involving credit card or debit card purchases by customers using credit cards or debit cards issued by any Credit Card Issuer.
“Credit Card Receivables” shall mean each “Account” (as defined in the UCC) together with all income, payments and proceeds thereof, owed by a Credit Card Issuer or Credit Card Processor to a Loan Party resulting from charges by a customer of a Loan Party on credit or debit cards issued by such Credit Card Issuer or processed by such Credit Card Processor (including, without limitation, electronic benefits transfers) in connection with the sale of goods by a Loan Party, or services performed by a Loan Party, in each case in the ordinary course of its business.
“Cumulative Credit Amount” shall mean, as of any date, an amount (which shall not be less than zero), determined on a cumulative basis, equal to, without duplication: (a) the Retained Excess Cash Flow Amount, plus (b) the cumulative amount of Net Cash Proceeds received by the Borrower on or after March 21, 2013 from issuances of the Borrower’s Qualified Capital Stock (but excluding any such sale or issuance by the Borrower of its Equity Interests upon exercise of any warrant or option by directors, officers or employees of any Loan Party or any Subsidiary), minus (c) the cumulative amount of Permitted Investments made in reliance on subclause (y) of clause (o) of the definition thereof, minus (d) the cumulative amount of Restricted Payments made in reliance on Section 6.06(iv), minus (e) the

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cumulative amount of any payments of Indebtedness made in reliance on Section 6.07(a)(vi).
“Current Assets” shall mean, at any time, the consolidated current assets (other than cash and Permitted Investments) of the Borrower and the Subsidiaries.
“Current Liabilities” shall mean, at any time, the consolidated current liabilities of the Borrower and the Subsidiaries at such time, but excluding, without duplication, (a) the current portion of any long-term Indebtedness and (b) outstanding revolving loans and swingline loans under the ABL Credit Agreement.
“Customer Support Transaction” shall mean any one of the following transactions in the ordinary course of the business of the Loan Parties consistent with the current practices as of the Third Restatement Date: (a) any sublease by a Loan Party to a customer of any Loan Party of leased real property or equipment of such Loan Party that constitutes a Capital Lease, (b) any lease by a Loan Party to a customer of any Loan Party of owned real property or equipment of such Loan Party that constitutes a Capital Lease, (c) any assignment of a lease of real property or equipment by a Loan Party that constitutes a Capital Lease to a customer of any Loan Party in connection with which the assigning Loan Party is not released from liability under such lease, (d) any Guarantee by a Loan Party for the benefit of a third party of Indebtedness or operating lease obligations of a customer of any Loan Party, (e) any loan of money or property (other than ABL Priority Collateral or Term Loan Priority Collateral) by a Loan Party to a customer, (f) any transfer of equipment or lease of Real Estate or equipment not otherwise permitted pursuant to this Agreement by a Loan Party to a customer and (g) cash payments to new or existing customers to secure, maintain or expand business; provided, that the foregoing shall not be construed to apply to the sale of inventory on credit by a Loan Party to a customer in the ordinary course of business.
“Customer Support Transaction Report” shall mean a report demonstrating in reasonable detail the aggregate exposure of all Loan Parties under Customer Support Transactions.
“DDA” shall mean each checking, savings or other demand deposit account maintained by any of the Loan Parties, other than (i) such accounts used for trust, payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any Loan Party’s employees or exclusively used for the receipt of Medicare and Medicaid receivables or exclusively used to hold funds for the benefit of a particular person in a manner permitted pursuant to the Loan Documents and (ii) such accounts pledged to secure Indebtedness and subject to, or containing proceeds of property subject to, a Permitted Encumbrance. All funds in each DDA shall be presumed to be Collateral and proceeds of Collateral and the Administrative Agent and the Lenders shall have no duty to inquire as to the source of the amounts on deposit in any DDA.
“DDA Notification” shall have the meaning assigned to such term in Section 5.17(d).

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“Debtor Relief Laws” shall mean the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Default” shall mean any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would constitute an Event of Default.
“Defaulting Lender” shall mean, subject to the second proviso of this definition, any Lender for which the Administrative Agent has received notification that such Lender is, or has a direct or indirect parent company that is (i) insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, (ii) the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed for such Lender or its direct or indirect parent company, or such Lender or its direct or indirect parent company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment or (iii) the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender; provided that a Defaulting Lender that has adequately remedied all matters that caused such Lender to be a Defaulting Lender shall cease to be a Defaulting Lender.
“Delayed Draw Funding Date” shall mean the date on which the Lenders make the Delayed Draw Term Loans which, subject to the satisfaction of the conditions set forth in Section 4.02 shall be the date set forth in the notice delivered by the Borrower pursuant to Section 4.02(a).
“Delayed Draw Term Loan Commitment” shall mean, with respect to any Lender, the commitment of such Lender to make Delayed Draw Term Loans hereunder as set forth on Schedule A to the Fourth Amendment Agreement opposite such Lender’s name, or in the Assignment and Acceptance pursuant to which such Lender assumed its Delayed Draw Term Loan Commitment, as applicable, as the same may be reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.
“Delayed Draw Term Loans” shall mean term loans made by the Lenders to the Borrower pursuant to Section 2.01 and each such Lender’s Delayed Draw Term Loan Commitment.

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“Delayed Draw Ticking Fee” shall have the meaning assigned to such term in Section 2.05.
“Discharge of ABL Debt” shall have the meaning assigned to such term in the Intercreditor Agreement.
“Discharge of Obligations” shall have the meaning assigned to such term in Section 9.20(a).
“Disposition” or “Dispose” shall mean the sale, transfer, license, lease or other disposition, including any sale and leaseback transaction, (whether in one transaction or in a series of transactions) of any property (including, without limitation, any Equity Interests) by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
“Disqualified Stock” shall mean any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in each case, at the option of the holder thereof) or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the Latest Maturity Date; provided, that (i) only the portion of such Equity Interests which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock and (ii) with respect to any Equity Interest issued to any employee or to any plan for the benefit of employees of the Borrower or its Subsidiaries or by any such plan to such employees, (x) such Equity Interest shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Borrower or one of its Subsidiaries in order to satisfy obligations or as a result of such employee’s termination, resignation, death or disability, (y) if any class of such Equity Interest of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of an Equity Interest that is not Disqualified Stock, such Equity Interests shall not be deemed to be Disqualified Stock solely by reason thereof and (z) any such Equity Interest that would constitute Disqualified Stock solely because the holders thereof have the right to require a Loan Party to repurchase such Equity Interest upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Agreement will be the maximum amount that the Borrower and its Subsidiaries may become obligated to pay upon maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock or portion thereof, plus accrued dividends.
“Documentation Agents” shall mean BMO Capital Markets Corp. and Citigroup Global Markets Inc., in their capacities as documentation agents.
“Dollars” or “$” shall mean lawful money of the United States of America.
“E&Y” shall mean Ernst & Young LLP.

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“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Assignee” shall mean any Person other than a natural Person that is (i) a Lender, an Affiliate of any Lender or a Related Fund (any two or more Related Funds being treated as a single Eligible Assignee for all purposes hereof) or (ii) a commercial bank, insurance company, investment or mutual fund or other entity that is an “accredited investor” (as defined in Regulation D) and which extends credit or buys loans in the ordinary course; provided that notwithstanding anything herein to the contrary, “Eligible Assignee” shall not include any Person that is a Loan Party (other than the Borrower to the extent provided in Section 9.04(k)), any of the Loan Parties’ Affiliates, any Subsidiaries, Cerberus and any of its Affiliates, any Competitor or any Lender that at the time of the proposed assignment is a Defaulting Lender.
“Engagement Letter” shall mean the Engagement Letter, dated as of May 19, 2017, among the Borrower, the Joint Lead Arrangers and the Co-Managers.
“Environmental Laws” shall mean any and all Federal, state, and local statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the Release of any Hazardous Materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.
“Environmental Liability” shall mean any liability, obligation, damage, loss, claim, action, suit, judgment, order, fine, penalty, fee, expense, or cost, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, or any other Loan Party resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, labeling, storage, treatment, disposal or recycling of, or presence of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

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“Equipment” shall have the meaning assigned to such term in the UCC.
“Equity Interests” shall mean, with respect to any Person, the shares of capital stock of (or other ownership or profit interests in) such Person, the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and any of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974 and the regulations promulgated thereunder, as amended and in effect.
“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Sections 414(b) or (c) of the Code (and Sections 4.14(m) and (o) of the Code for purposes of provisions relating to Sections 412 or 430 of the Code).
“ERISA Event” shall mean (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.
“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Eurodollar”, when used in reference to any Loan or Borrowing, shall refer to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.
“Events of Default” shall have the meaning assigned to such term in Section 7.01.

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“Excess Cash Flow” shall mean, for (A) the period from the Closing Date until February 22, 2014, and (B) any subsequent Fiscal Year of the Borrower (commencing with the Fiscal Year ending closest to February 28, 2015) (a) the sum, without duplication, of (i) Consolidated EBITDA for such period, (ii) reductions to noncash working capital of the Borrower and the Restricted Subsidiaries for such period (i.e., the decrease, if any, in Current Assets minus Current Liabilities from the beginning to the end of such period), (iii)  the amount by which the Pension Expense for such period exceeds the Cash Pension Contribution for such period, if any, (iv) the Net Cash Proceeds of any Other Asset Sale (whether a single transaction or a series of related transactions) received by the Borrower and the Restricted Subsidiaries during such period in which such Net Cash Proceeds are greater than $50,000 but less than $5,000,000, and (v) extraordinary, non-recurring or unusual gains realized in cash during such period (except to the extent such gains consist of Net Cash Proceeds subject to Section 2.13 (other than clause (c) thereof)) minus (b) the sum, without duplication, of (i) the amount of any Taxes payable in cash by the Borrower and the Restricted Subsidiaries with respect to such period, (ii) Consolidated Interest Expense for such period paid in cash, (iii) (A) Capital Expenditures made in cash during such period, and (B) the aggregate consideration paid in cash during such period in respect of Permitted Acquisitions, except to the extent financed with the proceeds of Indebtedness, equity issuances, casualty proceeds, condemnation proceeds or other proceeds that would not be included in Consolidated EBITDA, (iv) repayments of Indebtedness (other than Indebtedness in respect of the ABL Facility or the Loans) made in cash by the Borrower and the Restricted Subsidiaries during such period, but only to the extent that the Indebtedness so repaid by its terms cannot be reborrowed or redrawn and such repayments do not occur in connection with a refinancing of all or any portion of such Indebtedness, (v) additions to noncash working capital for such period (i.e., the increase, if any, in Current Assets minus Current Liabilities from the beginning to the end of such period), (vi) the amount by which the Cash Pension Contribution for such period exceeds the Pension Expense for such period, if any, (vii) the amount of Restricted Payments made in cash during such period to the extent permitted under Section 6.06, (viii) the fees, costs and expenses (including pre-payment or make-whole premiums, original issue discount, underwriting fees, legal fees and other expenses) paid in connection with any (A) Permitted Investment, (B) Permitted Acquisition (including net payments made by Borrower in connection with the Unified Grocers Acquisition to fund certain Plan obligations), (C) Permitted Indebtedness, (D) amendment, restatement, supplement, waiver, consent or other modification of this Agreement, the ABL Credit Agreement or the SVU Indenture (or any debt securities issued thereunder from time to time), (E) transaction permitted under Section 6.04 or (F) Permitted Disposition, (ix) extraordinary, non-recurring or unusual charges added to Consolidated Net Income in calculating Consolidated EBITDA for such period or a prior period and paid in cash during such period and (x) the amount of any cost savings and other operating improvements and synergies projected by the Borrower in good faith to be realized as a result of specified actions either taken or initiated prior to or during such period and included in Consolidated EBITDA for such period pursuant to clause (a)(viii) of the definition thereof.
“Excluded DDAs” shall mean each checking, savings or other demand deposit account maintained by any Loan Party and exclusively used (a) for payroll, payroll taxes and

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other employee wage and benefit payments to or for the benefit of any Loan Party’s employees, (b) for the receipt of Medicare and Medicaid receivables of a Loan Party, (c) to hold proceeds of Term Loan Priority Collateral, subject to the Intercreditor Agreement, unless and until the release of the Lien thereon of the Agents, or (d) for the receipt and deposit of funds of a specific Person other than a Loan Party, or which a Loan Party is holding in trust or as a fiduciary for such Person, in each case in a manner permitted under this Agreement or the other Loan Documents.
“Excluded Information” shall have the meaning assigned to such term in Section 9.04(l).
“Excluded Real Estate Collateral” shall mean any property that would otherwise constitute a Material Real Estate Asset or Real Estate Collateral Property, (1) that is subject to the terms of a contract, agreement, lease, permit, license, charter or license agreement, or applicable law with respect thereto, the valid grant of a Lien therein to the Collateral Agent would constitute or result in a breach, termination or default under such contract, agreement, lease, permit, license, charter or license agreement and such breach, termination or default has not been or is not waived or the consent of the other party to such contract, agreement, lease, permit, license, charter or license agreement has not been or is not otherwise obtained or under applicable law such prohibition cannot be waived, or which is subject to adverse environmental or other conditions that the Collateral Agent determines makes it unsuitable as collateral and (2) which the Collateral Agent in its discretion designates as Excluded Real Estate Collateral. Upon its acquisition pursuant to the Unified Grocers Acquisition, the Milwaukie, Oregon, distribution center and the Los Angeles, California, dairy facilities shall be deemed to be Excluded Real Estate Collateral.
“Excluded Subsidiaries” shall mean, at any date of determination, each (a) Immaterial Subsidiary, (b) Foreign Subsidiary, (c)  Unrestricted Subsidiary, (d) Subsidiary that is not wholly owned, directly or indirectly, by the Borrower or (e) Insurance Captive.
“Excluded Taxes” shall mean, with respect to the Administrative Agent or any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a) above, (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.21(a)), any U.S. federal withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender’s failure to comply with Section 2.20(e), in each case except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect

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to such withholding tax pursuant to Section 2.20(a), and (d) any U.S. federal withholding taxes imposed as a result of a Foreign Lender’s failure to comply with FATCA.
“Existing Debt Documents” shall mean, collectively, the SVU 2021 Notes, the SVU 2022 Notes, the SVU Indenture (but solely in respect of the SVU 2021 Notes and the SVU 2022 Notes) and any other notes, indentures, instruments or other agreements evidencing, governing or related to any other Material Indebtedness or securitization arrangements of the Borrower or any of its Subsidiaries incurred after the Closing Date with a maturity prior to the date that is five years from the Closing Date.
“Existing UG Credit Facilities” shall mean each of (i) that certain amended and restated credit agreement dated as of June 28, 2013, as amended by the first amendment and consent dated as of June 27, 2014 and as further amended by the second amendment, consent and lender joinder dated as of December 18, 2014, the consent dated as of June 26, 2015, the consent dated as of December 28, 2015 and the third amendment dated as of April 7, 2017, among Unified Grocers, the lenders party thereto, Wells Fargo Bank, National Association, as administrative agent, and the other agents party thereto and (ii) the certain amended and restated loan and security agreement, dated as of September 26, 2014 as amended by amendment number one dated as of June 26, 2015 as further amended by amendment number two as of September 23, 2016, and as further amended by amendment number three as of December 22, 2016, by and among Unified Grocers and Grocers Capital Company, the lenders party thereto, and ZB, N.A., doing business as California Bank & Trust, as arranger and administrative agent.
“Extended Loan Yield Differential” shall have the meaning assigned to such term in Section 2.23.
“Extended Loans” shall have the meaning assigned to such term in Section 2.23.
“Extending Lender” shall have the meaning assigned to such term in Section 2.23.
“Extension Amendment” shall have the meaning assigned to such term in Section 2.23.
“Extension Election” shall have the meaning assigned to such term in Section 2.23.
“Extension Fee” shall have the meaning assigned to such term in Section 2.23.
“Extension Request” shall have the meaning assigned to such term in Section 2.23.
“Facility Guaranty” shall mean the Facility Guaranty, dated as of the Closing Date, made by the Guarantors in favor of the Administrative Agent and the other Secured Parties, substantially in the form of Exhibit G hereto.
“Farm Products” shall have the meaning defined in the Food Security Act and the UCC.

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“Farm Products Sellers” shall mean, collectively, sellers or suppliers to any Loan Party of any Farm Products and including any milk or dairy products, perishable agricultural commodity (as defined in the PACA) or livestock (as defined in the PSA), meat, meat food products or livestock products derived therefrom or any poultry or products derived therefrom; sometimes referred to herein individually as a “Farm Products Seller”.
“FATCA” shall mean current Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.
“FCPA” shall have the meaning assigned to such term in Section 3.31.
“Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.
“Fees” shall mean the Administrative Agent Fees, the Participation Fees and the Delayed Draw Ticking Fees.
“First Amendment Agreement” shall mean that certain Amendment Agreement, dated as of the First Restatement Date effecting, among other things, the amendment and restatement of the Original Credit Agreement, among the Borrower, the other Loan Parties, the Administrative Agent, the Collateral Agent and the Lenders listed on the signature pages thereto.
“First Restated Credit Agreement” shall mean that certain Amended and Restated Term Loan Credit Agreement, dated as of May 16, 2013 (as in effect immediately prior to the amendment and restatement thereof on the Second Restatement Date pursuant to the Second Amendment Agreement), among the Borrower, the other Loan Parties and the lenders and agents time to time party thereto.
“First Restatement Date” shall mean May 16, 2013.
“Fiscal Intermediary” shall mean any qualified insurance company or other Person that has entered into an ongoing relationship with any Governmental Authority to make payments to payees under Medicare, Medicaid or any other Federal, state or local public health care or medical assistance program pursuant to any of the Health Care Laws.

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“Fiscal Period” shall mean any four-week or five-week fiscal period of any Fiscal Year, in accordance with the fiscal accounting calendar of the Loan Parties as in effect on the Closing Date.
“Fiscal Quarter” shall mean the period consisting of the first four Fiscal Periods of each Fiscal Year and the next three periods of three Fiscal Periods each in such Fiscal Year.
“Fiscal Year” shall mean any period of 13 consecutive Fiscal Periods ending on the last Saturday of February of any calendar year.
“Fixed Maturity Date” shall mean June 8, 2024.
“Flood Certificate” shall mean a “Standard Flood Hazard Determination Form” of the Federal Emergency Management Agency and any successor Governmental Authority performing a similar function.
“Flood Program” shall mean the National Flood Insurance Program created by the U.S. Congress pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973, the National Flood Insurance Reform Act of 1994 and the Flood Insurance Reform Act of 2004, in each case as amended from time to time, and any successor statutes.
“Flood Zone” shall mean areas having special flood hazards as described in the National Flood Insurance Act of 1968, as amended from time to time, and any successor statute.
“Food Security Act” shall mean the Food Security Act of 1984, 7 U.S.C. § 1631 et. seq., as the same now exists or may hereafter from time to time be amended, modified, recodified or supplemented, together with all rules and regulations thereunder.
“Food Security Act Notices” shall have the meaning assigned to such term in Section 3.27(a).
“Foreign Lender” shall mean any Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code.
“Foreign Subsidiary” shall mean a direct or indirect Subsidiary of a Loan Party organized or incorporated under the laws of a jurisdiction other than a State of the United States, the United States or the District of Columbia.
“Fourth Amendment Agreement” shall mean that certain Fourth Amendment Agreement, dated as of the Third Restatement Date effecting, among other things, the amendment and restatement of the Second Restated Credit Agreement, among the Borrower, the other Loan Parties, the Administrative Agent, the Collateral Agent and the Lenders listed on the signature pages thereto.

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“GAAP” shall mean United States generally accepted accounting principles in effect from time to time.
“Goldman Sachs” shall have the meaning assigned to such term in the introductory statement to this Agreement.
“Governmental Authority” shall mean the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Granting Lender” shall have the meaning assigned to such term in Section 9.04(i).
“Ground Lease” shall mean, individually and collectively, as the context may require, each ground lease described on the Applicable Collateral List.
“Guarantee” shall mean, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The term “Guarantee” as a verb shall have a meaning correlative thereto.
“Guarantor” shall mean (a) each Subsidiary of the Borrower that is not an Excluded Subsidiary, together with its successors and assigns, and (b) each other Subsidiary of the Borrower from time to time party to the Facility Guaranty.
“Hazardous Materials” shall mean all chemicals, materials, substances or wastes of any nature that are listed, classified, regulated, characterized or otherwise defined as “hazardous,” “toxic,” “radioactive,” a “pollutant,” a “contaminant,” or terms of similar intent or meaning, by any Governmental Authority or that are otherwise prohibited, limited or regulated pursuant to any Environmental Law, including petroleum or petroleum distillates,

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friable asbestos or friable asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes.
“Health Care Laws” shall mean all Federal, state and local laws, rules, regulations, interpretations, guidelines, ordinances and decrees primarily relating to patient healthcare, any health care provider, medical assistance and cost reimbursement program, as now or at any time hereafter in effect, applicable any Loan Party, including, but not limited to, the Social Security Act, the Social Security Amendments of 1972, the Medicare-Medicaid Anti-Fraud and Abuse Amendments of 1977, the Medicare and Medicaid Patient and Program Protection Act of 1987, HIPAA and the Patient Protection and Affordable Care Act of 2010.
“HIPAA” shall mean the Health Insurance Portability and Accountability Act of 1996, as the same now exists or may hereafter from time to time be amended, modified, recodified or supplemented, together with all rules and regulations thereunder.
“HIPAA Compliance Date” shall have the meaning assigned to such term in Section 3.28(b).
“HIPAA Compliance Plan” shall have the meaning assigned to such term in Section 3.28(a).
“HIPAA Compliant” shall have the meaning assigned to such term in Section 3.28(b).
“Immaterial Subsidiary” shall mean each Subsidiary of the Borrower identified as an “Immaterial Subsidiary” pursuant to a certificate executed and delivered by a Responsible Officer of the Borrower to the Administrative Agent within 60 days of the delivery of annual financial statements pursuant to Section 5.01(a) (certifying as to each of the items set forth in the following proviso); provided (i) no Subsidiary shall be an Immaterial Subsidiary if the book value of its assets (net of assets arising from intercompany transactions that would be eliminated on a Consolidated balance sheet of the Borrower) exceed 1.00% of the Total Assets of the Borrower and its Subsidiaries on a Consolidated basis and (ii) the aggregate book value of the assets of all Immaterial Subsidiaries (net of assets arising from intercompany transactions that would be eliminated on a Consolidated balance sheet of the Borrower) shall not exceed 5.00% of the Total Assets of the Borrower and its Subsidiaries on a Consolidated basis, in each case as determined for the most recently completed Fiscal Quarter for which the Borrower has provided financial statements pursuant to Section 5.01(b).
“Incremental Lender” shall mean a Lender with an Incremental Loan Commitment or an outstanding Incremental Loan.
“Incremental Loan Amount” shall mean, at any time, the excess, if any, of (a) the sum of (i) $500,000,000 plus (ii) any additional amount which would not cause the Total Secured Leverage Ratio to exceed 2.50:1.00 after giving pro forma effect to the incurrence of such Indebtedness, the application of the proceeds thereof, and any other transactions

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permitted hereunder that are to occur in connection therewith, over (b) the aggregate amount of all Incremental Loan Commitments established prior to such time pursuant to Section 2.22.
“Incremental Loan Assumption Agreement” shall mean an Incremental Loan Assumption Agreement among, and in form and substance reasonably satisfactory to, the Borrower, the Administrative Agent and one or more Incremental Lenders.
“Incremental Loan Commitment” shall mean the commitment of any Lender, established pursuant to Section 2.22, to make Incremental Loans to the Borrower.
“Incremental Loan Maturity Date” shall mean the final maturity date of any Incremental Loan, as set forth in the applicable Incremental Loan Assumption Agreement.
“Incremental Loan Repayment Dates” shall mean the dates scheduled for the repayment of principal of any Incremental Loan, as set forth in the applicable Incremental Loan Assumption Agreement.
“Incremental Loans” shall mean Loans made by one or more Lenders to the Borrower pursuant to Section 2.01(b). Incremental Loans may be made in the form of additional Loans or, to the extent permitted by Section 2.22 and provided for in the relevant Incremental Loan Assumption Agreement, Other Loans.
“Indebtedness” shall mean, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b) the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, and similar instruments (and including reimbursement obligations in connection with surety bonds);
(c) the Swap Termination Value under any Swap Contract;
(d) all obligations of such Person to pay the deferred purchase price of property or services which are due six months or more from the date after such property is acquired or such services are completed, and including, without limitation, customary indemnification, adjustment of purchase price or similar obligations, earn-outs or other similar obligations (but excluding trade accounts payable incurred in the ordinary course of business on normal trade terms and not overdue by more than 90 days unless such trade payables or other obligations are being contested or disputed by such Person in good faith), in each case to the extent required to be recorded as liabilities in accordance with GAAP;
(e) Indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional

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sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(f) all Attributable Indebtedness of such Person;
(g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests of such Person or any other Person (including, without limitation, Disqualified Stock), or any warrant, right or option to acquire such Equity Interests, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends;
(h) all obligations under, or the net investments outstanding pursuant to, any receivables financing; and
(i) all Guarantees of such Person in respect of any of the foregoing.
For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date; provided, (i) as to Swap Contracts relating to fuel entered into by the Borrower in the ordinary course of business consistent with its current practices, the Swap Termination Value may be determined at the end of the most recently ended Fiscal Period for purposes of this Agreement and (ii) as to Swap Contracts other than such Swap Contracts with respect to fuel, the Swap Termination Value may be determined at the end of the most recently ended Fiscal Period for purposes of this Agreement until the Administrative Agent may notify the Borrower otherwise.
“Indemnified Taxes” shall mean Taxes other than Excluded Taxes.
“Indemnitee” shall have the meaning assigned to such term in Section 9.05(b).
“Information” shall have the meaning assigned to such term in Section 9.16.
“Initial Term Loan Commitment” shall mean, with respect to any Lender, the commitment of such Lender to make Initial Term Loans hereunder as set forth on Schedule A to the Fourth Amendment Agreement opposite such Lender’s name, or in the Assignment and Acceptance pursuant to which such Lender assumed its Commitment, as applicable, as the same may be reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.
“Initial Term Loans” shall mean term loans made by the Lenders to the Borrower on the Third Restatement Date pursuant to Section 2.01 and each such Lender’s Initial Term Loan Commitment.

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“Insurance Captive” shall mean each of (a) Wetterau Insurance Co. Ltd., a Bermuda corporation, (b) Market Company, Ltd., a Bermuda corporation and (c) such other Subsidiaries of the Borrower that perform similar insurance functions, in each case to the extent organized and maintained as a captive insurance Subsidiary of the Borrower.
“Intercreditor Agreement” shall mean the Intercreditor Agreement, dated as of the Closing Date, by and among the Administrative Agent, the Collateral Agent and the ABL Facility Agent, as acknowledged and agreed to by the Borrower and the Guarantors, providing for such parties’ relative rights and priorities with respect to the assets and properties of the Loan Parties and related matters, substantially in the form of Exhibit I hereto.
“Intercreditor Provisions” shall have the meaning assigned to such term in Section 7.01(p).
“Interest Payment Date” shall mean (a) with respect to any ABR Loan, the last Business Day of each March, June, September and December, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing.
“Interest Period” shall mean, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is one, two, three or six months (or 12 months if agreed to by all Lenders and, with respect to a Eurodollar Borrowing on the Third Restatement Date, the period commencing on the Third Restatement Date and ending on June 30, 2017) thereafter, as the Borrower may elect; provided, however, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period and (c) no Interest Period for any Loan shall extend beyond the maturity date of such Loan. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Internal Control Event” shall mean a material weakness in, or fraud that involves senior management or other employees who have a significant role in, the Borrower’s and/or its Subsidiaries’ internal controls over financial reporting, in each case as described in the Securities Laws.

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“Internally Generated Cash” shall mean, with respect to any Person, funds of such Person and its Restricted Subsidiaries not constituting (x) proceeds of the issuance of (or contributions in respect of) Equity Interests of such Person, (y) proceeds of the incurrence of Indebtedness (other than the incurrence of loans under the ABL Facility or extensions of credit under any other revolving credit or similar facility or other short-term Indebtedness) by such Person or any of its Restricted Subsidiaries or (z) proceeds of Dispositions and Casualty Events.
“Investment” shall mean, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or interest in, another Person or (c) any Acquisition. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.
“IRS” shall mean the United States Internal Revenue Service.
“Joinder Agreement” shall mean an agreement, in form reasonably satisfactory to the Administrative Agent, pursuant to which a Subsidiary becomes a party to, and bound by the terms of, this Agreement, the Facility Guaranty or the Security Agreement, as applicable.
“Joint Lead Arrangers” shall mean Goldman Sachs, Royal Bank of Canada, Barclays Bank PLC, Credit Suisse Securities (USA) LLC, BMO Capital Markets Corp. and Citigroup Global Markets Inc., in their capacities as joint bookrunners and joint lead arrangers.
“Latest Maturity Date” shall mean, at any date of determination, the latest maturity date applicable to any Class of Loans or Commitments with respect to such Loans or Commitments at such date of determination, including, for the avoidance of doubt, the latest maturity date of any Incremental Loans, Incremental Loan Commitments, Other Loans, Extended Loans or Refinancing Loans, in each case, as extended from time to time in accordance with this Agreement.
“Laws” shall mean each international, foreign, Federal, state and local statute, treaty, rule, guideline, regulation, ordinance, code and administrative or judicial precedent or authority, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and each applicable administrative order, directed duty, request, license, authorization and permit of, and agreement with, any Governmental Authority, in each case whether or not having the force of law.
“Lenders” shall mean (a) the Persons listed on Schedule A to the Fourth Amendment Agreement (other than any such Person that has ceased to be a party hereto pursuant to an Assignment and Acceptance), (b) any Incremental Lender, (c) any Refinancing Lender and (d) any Person that has become a party hereto pursuant to an Assignment and Acceptance.

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“LIBO Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the commencement of such Interest Period by reference to the rate determined by the Administrative Agent to be the London interbank offered rate administered by the ICE Benchmark Administration (or any other person which takes over the administration of that rate) for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars displayed on the ICE LIBOR USD page of the Reuters Screen (or any replacement Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Reuters; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “LIBO Rate” shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in Dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of such Interest Period.
“Lien” shall mean (a) any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale, any lease or other agreement giving rise to a Capital Lease Obligation, Synthetic Lease Obligation, or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing) and (b) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
“LIFO Adjustments” shall mean, for any period, the net adjustment to costs of goods sold for such period required by the LIFO inventory method used by the Borrower determined in accordance with GAAP.
“Limited Condition Acquisition” shall mean a Permitted Acquisition by the Borrower or one or more of the Restricted Subsidiaries, the consummation of which is not conditioned on the availability of, or on obtaining, third party financing, that the Borrower elects by notice to the Administrative Agent to treat as a “Limited Condition Acquisition.”
“Loan Documents” shall mean this Agreement, the First Amendment Agreement, the Second Amendment Agreement, the Third Amendment Agreement, the Fourth Amendment Agreement, the Intercreditor Agreement, the Security Documents, each Incremental Loan Assumption Agreement, each Refinancing Amendment, the promissory notes, if any, executed and delivered pursuant to Section 2.04(e) and any other document executed in connection with any of the foregoing and together with all schedules, exhibits, annexes and other attachments thereto.
“Loan Parties” shall mean, collectively, the Borrower and the Guarantors.

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“Loans” shall mean term loans made by the Lenders to the Borrower pursuant to Section 2.01. The term “Loans” includes the Initial Term Loans and the Delayed Draw Term Loans and unless the context shall otherwise require, the term “Loans” shall include any Incremental Loans, any Extended Loans and any Refinancing Loans.
“Master Agreement” shall have the meaning assigned to such term in the definition of “Swap Contract.”
“Material Adverse Effect” shall mean (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Loan Parties to perform their obligations under the Loan Documents; or (c) a material impairment of the rights and remedies of the Administrative Agent or the Lenders under the Loan Documents or a material adverse effect upon the legality, validity, binding effect or enforceability against the Loan Parties of the Loan Documents. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event in and of itself does not have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events described in the applicable provision since the applicable date would result in a Material Adverse Effect.
“Material Contract” shall mean with respect to any Loan Party, each contract or agreement to which such Loan Party is a party that is deemed to be a material contract or material definitive agreement under any Securities Laws applicable to such Loan Party, including, without limitation, the types of contracts specified in item 601(b)(10)(ii) of Regulation S-K, and in the event that at any time hereafter the Borrower ceases to be required to comply with the Securities Laws, then the same definitions shall continue to apply for purposes of this Agreement and the other Loan Documents.
“Material Indebtedness” shall mean the Indebtedness evidenced by or arising under the Existing Debt Documents and any other Indebtedness (other than the Obligations) of the Loan Parties in an aggregate principal amount exceeding $50,000,000. For purposes of determining the amount of Material Indebtedness at any time, (a) the amount of the obligations in respect of any Swap Contract at such time shall be calculated at the Swap Termination Value thereof, (b) undrawn committed or available amounts shall be included and (c) all amounts owing to all creditors under any combined or syndicated credit arrangement shall be included.
“Material Real Estate Asset” means (a) Real Estate identified as Material Real Estate Assets on the Closing Date Collateral List or that is otherwise subject to a Mortgage as of the Third Restatement Date and (b) after the Third Restatement Date Real Estate (other than an operating leasehold interest and Excluded Real Estate Collateral) having a Value in excess of $3,000,000, as determined in good faith by the Borrower, the acquiring Loan Party, E&Y or another independent, third-party expert reasonably satisfactory to the Administrative Agent, as of the date of the acquisition thereof.

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“Material Related Collateral Location” means (a) Real Estate identified as Material Related Collateral Locations on the Closing Date Collateral List or that is otherwise subject to a Mortgage as of the Third Restatement Date and (b) after the Third Restatement Date any Real Estate, other than a Real Estate Collateral Property, owned, leased or operated by the Borrower or any Loan Party if the Value of the property, plant and equipment (excluding information technology, leasehold improvements, vehicles and aircraft) located at such Real Estate on the Borrower’s or such Loan Party’s financial statements exceeds $500,000 as of the Closing Date or as of the acquisition thereof.
“Maturity Date” shall mean the earlier of (a) the Fixed Maturity Date and (b) the Springing Maturity Date.
“Maximum Rate” shall have the meaning assigned to such term in Section 9.09.
“Medicaid” shall mean the health care financial assistance program jointly financed and administered by the Federal and State governments under Title XIX of the Social Security Act.
“Medicare” shall mean the health care financial assistance program under Title XVIII of the Social Security Act.
“Moody’s” shall mean Moody’s Investors Service, Inc., or any successor thereto.
“Mortgage” shall mean any mortgage, deed of trust or leasehold mortgage delivered pursuant to clause (a) of the definition of “Term Loan Priority Collateral Requirements” encumbering any Real Estate Collateral Property, given by the Loan Party owning or leasing such Real Estate Collateral Property in favor of the Collateral Agent, substantially in the form of Exhibit H hereto or such other form reasonably satisfactory to the Administrative Agent, together with such schedules and including such provisions as shall be necessary to conform such document to applicable Laws or as shall be customary under applicable Laws.
“Multiemployer Plan” shall mean any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding six plan years, has made or been obligated to make contributions.
“NAI Workers’ Compensation Liabilities” shall mean workers’ compensation claims (and including any obligations to provide any form of security for the benefit of the California Office of Self Insured Funds, the California Department of Industrial Relations or the California Self-Insured Security Fund or similar entities) relating to banners operated by New Albertson’s, Inc., an Ohio corporation, and its Subsidiaries.
“Net Cash Proceeds” shall mean (a) with respect to any Term Loan Priority Collateral Sale or Other Asset Sale, the cash proceeds (including cash proceeds subsequently received (as and when received) in respect of noncash consideration initially received), net of (i) selling expenses (including reasonable broker’s fees or commissions, legal fees, transfer and similar

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taxes and the Borrower’s good faith estimate of income taxes paid or payable in connection with such sale), (ii) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations or purchase price adjustment associated with such Term Loan Priority Collateral Sale or Other Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds) and (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness which is secured by the asset sold in such Term Loan Priority Collateral Sale or Other Asset Sale by a Lien permitted hereunder which, to the extent the Administrative Agent has a Lien on such asset, is senior to the Administrative Agent’s Lien on such asset and which (A) is required to be repaid with such proceeds (excluding any such Indebtedness assumed by the purchaser of such asset) or (B) in the case of an Other Asset Sale (except to the extent of Term Loan Priority Collateral included in such Other Asset Sale), is allocated to the ABL Priority Collateral; (b) with respect to any issuance or incurrence of Indebtedness (other than Permitted Indebtedness) or Equity Interests (other than Equity Interests issued to directors, officers or employees of the Borrower or its Subsidiaries), the cash proceeds thereof, net of all taxes and customary fees, commissions, costs and other expenses incurred in connection therewith; and (c) with respect to any issuance or incurrence of Refinancing Loans, the cash proceeds thereof, net of all taxes and customary fees, commissions, costs and other expenses incurred in connection therewith.
“New Borrower” shall mean a corporation organized under the laws of the United States of America, any State thereof or the District of Columbia that, following the completion of a Permitted Restructuring, shall own, directly or indirectly, all of the Equity Interests of the other Loan Parties and other Subsidiaries existing immediately prior to such Permitted Restructuring (other than to the extent any such Loan Party or Subsidiary has been Disposed of pursuant to a Permitted Disposition) and shall be a public company.
“New Valuation” shall mean any valuation of a Substitute Property, a Replaced Property, a Release Property or an Additional Property conducted by E&Y or another independent, third-party expert reasonably satisfactory to the Administrative Agent provided in connection with the applicable Term Loan Priority Collateral Substitution, Term Loan Priority Collateral Release or Term Loan Priority Collateral Addition for which the New Valuation Conditions have been met.
“New Valuation Conditions” shall mean with respect to a Substitute Property, a Replaced Property, a Release Property (other than in connection with a Permitted Disposition) or an Additional Property consisting of Real Estate, such property (i) has not been Valued during the year preceding the date of the Restated Collateral List provided in connection with the applicable Term Loan Priority Collateral Substitution, Term Loan Priority Collateral Release or Term Loan Priority Collateral Addition and is Valued at more than $4,000,000 pursuant to the most recent valuation thereof or (ii) has not been Valued; provided that, notwithstanding the foregoing, the New Valuation Conditions shall be deemed to be satisfied at any time after the aggregate Value of all Substitute Properties and Additional Properties that have been added to the Term Loan Priority Collateral during the current Fiscal Year without being Valued at any time in such Fiscal Year exceeds $10,000,000.

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“Non-Extended Loans” shall have the meaning assigned to such term in Section 2.23.
“NPL” shall mean the National Priorities List under CERCLA.
“Obligations” shall mean all obligations, liabilities and indebtedness of every kind, nature and description owing by any Loan Party to any Secured Party, including principal, interest, charges, fees, premiums, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under any of the Loan Documents, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Loan Documents or after the commencement of any case with respect to any Loan Party under the Bankruptcy Code or any other Debtor Relief Law or any other insolvency proceeding (and including, without limitation, any principal, interest, fees, costs, expenses and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case or similar proceeding), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured.
“OFAC” shall have the meaning assigned to such term in Section 3.30.
“OID” shall have the meaning assigned to such term in Section 2.22(b).
“Organization Documents” shall mean, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity; and (d) in each case, all shareholder or other equity holder agreements, voting trusts and similar arrangements to which such Person is a party.
“Original Credit Agreement” shall mean that certain Term Loan Credit Agreement, dated as of the Closing Date (as in effect immediately prior to the amendment and restatement thereof on the First Restatement Date pursuant to the First Amendment Agreement), among the Borrower, the other Loan Parties and the lenders and agents time to time party thereto.
“Original Loans” shall have the meaning assigned to such term in Section 2.23.
“Other Asset Sale” shall mean a sale, transfer or other disposition (including by way of merger, casualty, condemnation or otherwise) that is not a Permitted Disposition pursuant to clauses (a) through (n) of the definition thereof or clauses (p) or (r) of the definition thereof, of any assets or property of the Borrower and the Restricted Subsidiaries other than a

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Disposition consisting solely of Term Loan Priority Collateral or Equity Interests of any Subsidiary to the extent the assets of such Subsidiary consist solely of Term Loan Priority Collateral.
“Other Loans” shall have the meaning assigned to such term in Section 2.22(a).
“Other Taxes” shall mean any and all present or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.
“PACA” shall mean the Perishable Agricultural Commodities Act, 1930, as amended, 7 U.S.C. § 499a et. seq., as the same now exists or may hereafter from time to time be amended, modified, recodified or supplemented, together with all rules and regulations thereunder.
“Participation Fees” shall have the meaning assigned to such term in Section 2.05.
“PBGC” shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.
“PCAOB” shall mean the Public Company Accounting Oversight Board.
“Pension Expense” shall mean the actual pension expense for the applicable period of the Borrower and the Restricted Subsidiaries pursuant to the profit and loss statement charge (or benefit) with respect to such pension funding obligations for such period.
“Pension Plan” shall mean any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding six plan years.
“Perfection Certificate” shall mean the Perfection Certificate substantially in the form of Exhibit E hereto.
“Periodic Update Schedule” shall mean each of Schedule 3.01 (Loan Parties Organizational Information), 3.06 (Litigation), 3.08(b) (Owned Real Estate), 3.08(c) (Leased Real Estate), 3.09 (Environmental Matters), 3.10 (Insurance), 3.13 (Subsidiaries; Other Equity Investments), 3.17 (Intellectual Property Matters), 3.21(a) (Demand Deposit Accounts) and 3.21(b) (Credit Card Arrangements), it being agreed that the requirement to deliver a Periodic Update Schedule shall not in any way limit any other requirement under this Agreement to deliver earlier notification of any change or addition with respect to the information contained in any such Periodic Update Schedule.

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“Permitted Acquisition” shall have the meaning assigned to such term in Section 6.02(b).
“Permitted Disposition” shall mean any of the following:
(a) Dispositions of inventory in the ordinary course of business (which for this purpose does not include any Disposition in connection with a Store closing or sale of a Store location);
(b) bulk sales of the inventory of a Loan Party not in the ordinary course of business in connection with Store closings;
(c) non-exclusive licenses or sublicenses of Intellectual Property of a Loan Party or any of its Subsidiaries in the ordinary course of business;
(d) licenses for the conduct of licensed departments within the Loan Parties’ Stores in the ordinary course of business;
(e) Dispositions in the ordinary course of business of Equipment that is, in the reasonable good faith judgment of the Borrower, no longer useful or necessary in its business or that of a Subsidiary;
(f) Dispositions among the Loan Parties or by any Restricted Subsidiary to a Loan Party; provided, that with respect to any such Disposition of Real Estate Collateral Property (a) the Borrower provides at least 10 Business Days prior written notice thereof (or such shorter notice as the Administrative Agent may approve) identifying such Real Estate Collateral Property, (b) such Real Estate Collateral Property is Disposed of subject in all respects to the Mortgage thereon and such Mortgage remains a valid first priority lien on such Real Estate Collateral Property so Disposed of and (c) the Borrower shall have delivered to the Administrative Agent such documents and other information evidencing that such Real Estate Collateral Property was so Disposed of subject to the Mortgage thereon as the Administrative Agent may reasonably request;
(g) Dispositions by an Excluded Subsidiary to an Excluded Subsidiary or to a Loan Party;
(h) (i) Dispositions of interests in Real Estate that constitute, create or occur pursuant to Permitted Encumbrances pursuant to clauses (f), (g) and (h) of the definition thereof (but only to the extent thereof); (ii) Dispositions in the ordinary course of business of fixtures that (A) are, in the reasonable good faith judgment of the Borrower, no longer useful or necessary in its business or that of a Subsidiary or (B) are replaced with similar property having at least equivalent value; (iii) with respect to Real Estate or Equipment that does not constitute Term Loan Priority Collateral, and with respect to Real Estate or Equipment that constitutes Term Loan Priority Collateral if the proceeds thereof are used to make any prepayments required pursuant to Section 2.13 (for the avoidance of doubt, without giving effect to any reinvestment rights), sale and leaseback transactions involving leases on market terms, so long as, as of

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the date of such sale and after giving effect thereto, (x) no Default or Event of Default shall exist or have occurred and be continuing and (y)  the consideration paid to such Loan Party in connection therewith shall be paid contemporaneously with the transaction (other than consideration received in connection with customary earn-out arrangements in an amount (calculated as of the date of such Disposition as the present value of expected future payments in respect thereof) not to exceed 25% of the aggregate consideration therefor) and shall be in an amount not less than the fair market value of the property disposed of and shall be at least 75% in cash or Cash Equivalents; provided that the foregoing clause (y) shall not apply to such sale and leaseback transactions to the extent that no prepayment would be required in relation thereto pursuant to Section 2.13 if the foregoing clause (y) was satisfied; and (iv) assignments or terminations of leases, subleases, licenses, and sublicenses that, in the reasonable, good faith judgment of a Loan Party, are no longer useful or necessary in its business or that of any Subsidiary;
(i) Dispositions by any Loan Party constituting a Customer Support Transaction; provided that, as to any such Disposition, each of the following conditions is satisfied:
(i) as of the date of any such Disposition, and in each case after giving effect thereto, no Default or Event of Default shall have occurred and be continuing;
(ii) the Person receiving the property subject to such Disposition shall be engaged in a business related, ancillary or complementary to the business of the Borrower permitted by this Agreement; and
(iii) the Administrative Agent shall have received a Customer Support Transaction Report once each month;
(j) Dispositions by any Loan Party of Intellectual Property; provided that, (i) such Intellectual Property is no longer used or useful in the business of any Loan Party or Restricted Subsidiary, (ii) such Intellectual Property is not otherwise material to the business of any Loan Party or any of its Affiliates or Subsidiaries, (iii) such Intellectual Property does not have book value in excess of $10,000,000 and (iv) no Default or Event of Default shall have occurred and be continuing as of the date of such Disposition;
(k) sales of Prescription Files (i) in connection with the sale of one or more Stores, other than in connection with the sale of a Store location where such Prescription Files are maintained or in connection with the sale of other assets (and in such case, clause (o) of this definition shall be applicable) or (ii) in the ordinary course of business; provided that as to any such sale pursuant to this clause (ii), each of the following conditions is satisfied: (A) the appraised value (as determined pursuant to the ABL Credit Agreement) of all Prescription Files disposed of pursuant to this clause (ii) in any one Fiscal Year shall not exceed $20,000,000 and (B) as of the date of any such sale and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing;
(l) Dispositions by the Borrower or any Subsidiary to the Borrower or any other Subsidiary in connection with a Permitted Restructuring; provided that (i) there shall be no

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adverse effect of such Dispositions on enforceability of the Loan Documents or the validity, perfection or priority of the Liens on the Collateral created pursuant to the Security Documents, other than as would be permitted pursuant to one or more other clauses of the definition of “Permitted Disposition” and Sections 9.20 and 9.21, and (ii) after giving effect to all such Dispositions in connection with a Permitted Restructuring (for the avoidance of doubt, disregarding intermediate transfers), no property or assets shall have been transferred, directly or indirectly, from a Loan Party to a Restricted Subsidiary that is not a Loan Party, or from a Restricted Subsidiary to an Unrestricted Subsidiary, other than as would be permitted pursuant to one or more other clauses of the definition of “Permitted Disposition”;
(m) the issuance and sale by any Loan Party or Restricted Subsidiary of Equity Interests of such Loan Party or Restricted Subsidiary after the Closing Date; provided that (i) such Loan Party or Restricted Subsidiary shall not be required to pay any cash dividends or repurchase or redeem such Equity Interests or make any other payments in respect thereof, except as otherwise permitted in Section 6.06, and (ii) as of the date of such issuance and sale and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing;
(n) Dispositions pursuant to or consisting of transfers described in clause (s) of the definition of Permitted Encumbrances;
(o) sales or other Dispositions (including, for the avoidance of doubt, Dispositions of Intellectual Property) not otherwise subject to the provisions set forth in this definition, provided that, as to any such sale or other Disposition, each of the following conditions is satisfied:
(i) the consideration paid in connection therewith shall be paid contemporaneously with consummation of the transaction (other than consideration received in connection with customary earn-out arrangements in an amount (calculated as of the date of such Disposition as the present value of expected future payments in respect thereof) not to exceed 25% of the aggregate consideration therefor), shall be in an amount not less than the fair market value of the property disposed of and shall be at least 75% in cash or Cash Equivalents; provided that such 75% may include up to $25,000,000 of non-cash consideration in the aggregate of all Dispositions made pursuant to this clause (o);
(ii) if such sale or Disposition is a sale and leaseback transaction, such transaction is permitted under clause (h)(iii) above;
(iii) in the case of any (A) Term Loan Priority Collateral Sale for which Net Cash Proceeds exceed $5,000,000 or (B) Other Asset Sale (whether a single transaction or a series of related transactions) including Term Loan Priority Collateral for which the Net Cash Proceeds (before deducting the Value of any Term Loan Priority Collateral included therein) exceed $5,000,000, the ratio of the aggregate Value of the Term Loan Priority Collateral (giving pro forma effect to any permitted reinvestment of proceeds) to the amount of outstanding Obligations on a pro forma

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basis after giving effect to such Term Loan Priority Collateral Sale or Other Asset Sale and any related prepayments of the Loans (using such Net Cash Proceeds that the Borrower has elected not to exercise its right of reinvestment pursuant to Section 2.13(a) or (b) with respect thereto) shall not be less than the ratio of the aggregate Value of the Term Loan Priority Collateral to the amount of outstanding Obligations prior to giving effect to such Term Loan Priority Collateral Sale or Other Asset Sale; and
(iv) as of the date of any such sale or Disposition, and in each case after giving effect thereto, no Default or Event of Default shall have occurred and be continuing;
(p) any Disposition of assets which, or of the Equity Interests of any entity the assets of which, do not constitute Collateral at the time of such Disposition;
(q) any Disposition of a Store location (including pursuant to a Permitted Store Swap Transaction or a Store Conversion Transaction); and
(r) in each case to the extent constituting a Disposition, (i) Liens permitted under Section 6.01, (ii) Investments permitted under Section 6.02, (iii) transactions permitted under Section 6.04 and (iv) Restricted Payments permitted by Section 6.06.
“Permitted Encumbrances” shall mean:
(a) Liens imposed by law for Taxes that are not yet delinquent (or remain payable without penalty) or are being contested in compliance with Section 5.04; provided that adequate reserves with respect thereto are maintained on the books of the relevant Loan Party, to the extent required by GAAP;
(b) carriers’, warehousemen’s, mechanics’, materialmen’s, landlords’, repairmen’s and other like Liens imposed by applicable Law, arising in the ordinary course of business and securing obligations that are not delinquent (or remain payable without penalty) or are being contested in compliance with Section 5.04 (other than clause (iv) thereof);
(c) pledges and deposits of cash made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations, other than any Lien imposed by ERISA;
(d) deposits of cash to secure the performance of bids, trade contracts, government contracts, leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and to secure liability to insurance carriers, and other obligations of a like nature incurred in the ordinary course of business;
(e) Liens in respect of judgments that would not constitute an Event of Default hereunder;
(f) (i) easements, covenants, conditions, restrictions, building code laws, zoning restrictions, leases, rights-of-way and similar encumbrances on real property imposed by law

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or arising in the ordinary course of business and such other minor title defects or survey matters that are disclosed by current surveys (or would have been disclosed by current surveys if the same were not obtained); provided, that in each case, the same does not (A) secure any monetary obligation that is not Permitted Indebtedness, (B) materially detract from the value of the affected Real Estate Collateral Property, (C) materially detract from the value of the affected property as a going concern in connection with such Loan Party’s business or (D) materially interfere with the ordinary conduct of business of any Loan Party; and (ii) Liens and encumbrances against or upon any property as shown on or pursuant to the express terms of a document shown on (A) Schedule B-I or B-II of the Title Insurance Policies insuring the Mortgages, or (B) surveys of the Real Estate Collateral Properties to the extent such surveys were provided to the Collateral Agent pursuant to the Term Loan Priority Collateral Requirements;
(g) interests or title of lessors, sublessors, licensors or sublicensors under any lease or license otherwise permitted pursuant to this Agreement;
(h) Leases, subleases, licenses, sublicenses and similar encumbrances on Real Estate, Intellectual Property and other property, or interests therein, arising in the ordinary course of business (or in connection with a Store closure permitted under this Agreement) for fair market value; provided that, in each case, if such Real Estate, Intellectual Property or other property is owned by a Loan Party, such lease, sublease, license, sublicense, or similar encumbrance does not secure any monetary obligation that is not Permitted Indebtedness, and does not materially detract from the value of the affected property operated by a Loan Party as a going concern in connection with such Loan Party’s business or materially interfere with the ordinary conduct of business of any Loan Party or any Store closures otherwise permitted under this Agreement; provided, further, that to the extent affected Real Estate constitutes Real Estate Collateral Property, such leases, subleases, licenses, sublicenses, and similar encumbrances do not also materially detract from the value of such Real Estate Collateral Property;
(i) Liens existing on the Third Restatement Date and listed on Schedule 6.01 and any renewals or extensions thereof; provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased, (iii) the direct or any contingent obligor with respect thereto is not changed and (iv) any renewal or extension of the obligations secured or benefited thereby is otherwise permitted hereunder;
(j) Liens on fixed or capital assets acquired or constructed by any Loan Party which secure Indebtedness permitted under clauses (c) or (f) of the definition of “Permitted Indebtedness” so long as (i) such Liens and the Indebtedness secured thereby are incurred prior to or within 180 days after such acquisition, improvement or construction, and (ii) such Liens shall not extend to any other property or assets of the Loan Parties other than proceeds of such secured property or assets;
(k) Liens in favor of the Administrative Agent;

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(l) Liens of landlords if the leases are not in default in respect of rent, except where a Collateral Access Agreement and Lien Waiver is required by Section 5.17;
(m) possessory Liens in favor of brokers and dealers arising in connection with the acquisition or disposition of Permitted Investments; provided that such Liens (i) attach only to such Permitted Investments and (ii) secure only obligations incurred in the ordinary course and arising in connection with the acquisition or disposition of such Permitted Investments and not any obligation in connection with margin financing;
(n) banker’s Liens, Liens in favor of securities intermediaries, rights of setoff or similar rights and remedies as to deposit accounts or securities accounts or other funds maintained with depository institutions or securities intermediaries in the ordinary course of business of the maintenance and operation of such accounts;
(o) Liens arising from precautionary UCC filings regarding “true” operating leases or, to the extent permitted under the Loan Documents, the consignment of goods to a Loan Party;
(p) Liens on property (other than ABL Priority Collateral) in existence at the time such property is acquired pursuant to a Permitted Investment or Permitted Acquisition or on such property of a Subsidiary of a Loan Party in existence at the time such Subsidiary is acquired pursuant to a Permitted Investment or Permitted Acquisition; provided that such Liens are not incurred in connection with or in anticipation of such Permitted Investment or Permitted Acquisition and do not attach to any other assets of any Loan Party or any Subsidiary;
(q) Liens or rights of setoff against credit balances of the Borrower with Credit Card Issuers or Credit Card Processors or amounts owing by such Credit Card Issuers or Credit Card Processors to the Borrower in the ordinary course of business, but not Liens on or rights of setoff against any other property or assets of the Borrower pursuant to the Credit Card Agreements to secure the obligations of the Borrower to such Credit Card Issuers or Credit Card Processors as a result of fees and chargebacks;
(r) Liens on inventory in favor of customs and revenues authorities imposed by applicable Law arising in the ordinary course of business in connection with the importation of goods and securing obligations not secured by deposits permitted pursuant to clause (d) of this definition, (i) that are being contested in good faith by appropriate proceedings, (ii) as to which the applicable Loan Party or Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (iii) which contest effectively suspends collection of the contested obligation and enforcement of any Lien securing such obligation;
(s) transfers of any receivables not included in the Borrowing Base (as defined in the ABL Credit Agreement) to secure any receivables financing that constitutes Permitted Indebtedness under clause (k) of the definition thereof;

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(t) Liens in favor of the ABL Facility Agent in and on the ABL Priority Collateral to secure the ABL Facility and in and on the Term Loan Priority Collateral to secure the ABL Debt; provided that such Liens are at all times subject to the terms of the Intercreditor Agreement;
(u) Leases and licenses constituting Permitted Dispositions;
(v) other Liens on assets (other than Term Loan Priority Collateral) to secure obligations permitted hereunder that do not exceed $50,000,000 at any time outstanding;
(w) Liens on any amounts held by a trustee or escrow agent in connection with any indenture or other debt agreement not prohibited hereunder issued in escrow pursuant to customary escrow arrangements pending the release thereof, or under any indenture or other debt agreement not prohibited hereunder pursuant to customary discharge, redemption or defeasance provisions; and
(x) Liens (i) on Equity Interests in joint ventures (A) securing obligations of such joint venture or (B) pursuant to the relevant joint venture agreement or arrangement and (ii) on Equity Interests in Unrestricted Subsidiaries.
“Permitted Indebtedness” shall mean each of the following, so long as no Default or Event of Default exists or would arise from the incurrence thereof:
(a) Indebtedness outstanding on the Third Restatement Date and listed on Schedule 6.03 hereto and any Permitted Refinancing Indebtedness with respect thereto;
(b) (i) unsecured Indebtedness of any Loan Party to any other Loan Party or (ii) unsecured Indebtedness of any Loan Party or a Restricted Subsidiary to any Restricted Subsidiary that is not a Loan Party arising in the ordinary course of their respective businesses or conducted on the Closing Date pursuant to the cash concentration and disbursement practices of the Borrower and its Subsidiaries, provided, that, as to such Indebtedness or other obligations of a Loan Party to a Restricted Subsidiary that it not a Loan Party, (A) will be subordinated in right of payment to the payment in full of the Obligations on terms and conditions reasonably satisfactory to Administrative Agent pursuant to a subordination agreement to be delivered to Administrative Agent within 30 days after the Closing Date (or such longer period of time as the Administrative Agent may agree), (B) repayments of such Indebtedness or other obligations shall be permitted in the ordinary course of their businesses consistent with and pursuant to the cash concentration and disbursement practices of the Borrower and its Subsidiaries as conducted on the Closing Date, so long as no Specified Event of Default exists or has occurred and (C) Borrower shall cause any Restricted Subsidiary that is not a Loan Party not to exercise any legal remedies to enforce any of the Indebtedness or other obligations owed to it;
(c) without duplication of Indebtedness described in clause (f) of this definition, purchase money Indebtedness of any Loan Party incurred after the Closing Date to finance the acquisition of any fixed or capital assets, including Capital Lease Obligations and

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Synthetic Lease Obligations, and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, any earn-out obligations that constitute Indebtedness incurred in a transaction permitted hereunder and any Permitted Refinancing Indebtedness with respect thereto; provided, that the aggregate principal amount of Indebtedness permitted by this clause (c), when combined with the aggregate principal amount of all Indebtedness incurred pursuant to clause (f) of this definition, shall not exceed $400,000,000 at any time outstanding and in any event the incurrence of such Indebtedness permitted by this clause (c), when combined with the aggregate principal amount of all Indebtedness incurred pursuant to clause (f) of this definition, in any Fiscal Year (commencing with the Fiscal Year in which the Closing Date occurs) shall not exceed $150,000,000;
(d) obligations (contingent or otherwise) of any Loan Party or any Subsidiary thereof existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with fluctuations in interest rates or foreign exchange rates or commodity prices, and not for purposes of speculation or taking a “market view” and (ii) the aggregate Swap Termination Value of all such Swap Contracts, excluding Swap Contracts entered into to mitigate risks associated with interest on the Loans, shall not exceed $25,000,000 at any time outstanding;
(e) contingent liabilities under surety bonds or similar instruments incurred in the ordinary course of business;
(f) Indebtedness incurred after the Closing Date for the construction or acquisition or improvement of, or to finance or to refinance the construction, acquisition or improvement of, any Real Estate owned by any Loan Party (other than any Indebtedness incurred in connection with sale and leaseback transactions permitted hereunder), provided, that the aggregate principal amount of Indebtedness permitted by this clause (f), when combined with the aggregate principal amount of all Indebtedness incurred pursuant to clause (c) of this definition, shall not exceed $400,000,000 at any time outstanding and in any event the incurrence of such Indebtedness permitted by this clause (f), when combined with the aggregate principal amount of all Indebtedness incurred pursuant to clause (c) of this definition, in any Fiscal Year (commencing with the Fiscal Year in which the Closing Date occurs) shall not exceed $150,000,000;
(g) Indebtedness of any Person that becomes a Subsidiary of a Loan Party in a Permitted Investment or Permitted Acquisition, which Indebtedness is existing at the time such Person becomes a Subsidiary of a Loan Party (other than Indebtedness incurred in contemplation of such Permitted Investment or Permitted Acquisition);
(h) the Obligations;
(i) Indebtedness under the ABL Facility in an aggregate outstanding principal amount not to exceed $1,250,000,000 and any Permitted Refinancing Indebtedness with respect thereto;

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(j) Indebtedness of any Loan Party pursuant to Customer Support Transactions; provided that as of the date of incurring such Indebtedness and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing;
(k) Obligations under, or the net investments outstanding pursuant to, a receivables financing involving transfers described in clause (s) of the definition of Permitted Encumbrances, in an amount not to exceed $200,000,000;
(l) Indebtedness of the Borrower and the Restricted Subsidiaries for customary indemnification, purchase price adjustments or similar obligations (other than earn-outs and similar obligations) in each case in respect of the purchase price or other similar adjustments incurred in connection with a Permitted Investment, Permitted Acquisition or Permitted Disposition;
(m) Indebtedness of a Loan Party as an account party in respect of letters of credit issued pursuant to a Commercial LC Facility (as defined in the ABL Credit Agreement), provided, in no event shall the aggregate amount of all such Indebtedness in respect of all Commercial LC Facilities exceed $20,000,000 at any time outstanding;
(n) other Indebtedness of the Borrower or the Restricted Subsidiaries (in the case of Indebtedness of Restricted Subsidiaries that are not Guarantors, in an aggregate principal amount not to exceed $150,000,000 at any time outstanding) and Permitted Refinancing Indebtedness in respect thereof, provided, that with respect to such Indebtedness or Permitted Refinancing Indebtedness, (i) as of the incurrence of such Indebtedness (A) both before and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and (B) the Total Leverage Ratio of the Borrower shall not exceed 4.25:1.00 on a pro forma basis after giving effect to such incurrence of Indebtedness and the use of proceeds thereof, (ii) such Indebtedness shall have a maturity date that is at least 91 days after the Latest Maturity Date, (iii) the terms and provisions of such Indebtedness (including any guarantees thereof) shall be, taken as a whole, not materially more favorable to the lenders than those contained in the Loan Documents, (iv) such Indebtedness does not provide for any early maturity (excluding any maturity as the result of an optional redemption by the issuer thereof or an event of default), is not mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, is not redeemable at the option of the holder thereof (other than pursuant to customary asset sale and change of control provisions that permit payment of the Obligations prior to the payment of such Indebtedness), in whole or in part, and does not require the payment of any cash dividend or any other scheduled amortization payments in excess of 1.00% of the principal amount thereof in any Fiscal Year constituting a return of capital, (v) if such Indebtedness is subordinated to any other Indebtedness of any Loan Party or its Subsidiaries it will be subordinated in right of payment to the Obligations on terms and conditions no less favorable to the Administrative Agent and the Lenders than any other holder of senior debt (and if such Indebtedness is owed to a seller of assets to the Borrower or any other Loan Party, then it shall be required to be subordinated in right of payment and shall be subordinated on terms and conditions reasonably satisfactory to the Administrative Agent) and (vi) the Administrative Agent shall have received 10 Business Days prior written

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notice of the incurrence of such Indebtedness and the transactions contemplated thereby and prior to the incurrence thereof shall have received such information with respect thereto and with respect to such related transactions as the Administrative Agent shall have reasonably requested;
(o) Indebtedness incurred in connection with sale and leaseback transactions permitted hereunder;
(p) other Indebtedness of the Borrower and the Restricted Subsidiaries in an aggregate principal amount for all such Persons not to exceed $50,000,000 at any time outstanding; and
(q) Indebtedness issued by the Borrower or any Restricted Subsidiary to current or former officers, directors or employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of the Borrower permitted by Section 6.06.
“Permitted Investments” shall mean each of the following, so long as no Default or Event of Default exists or would arise from the making of such Investment:
(a) readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than 360 days from the date of acquisition thereof; provided that the full faith and credit of the United States is pledged in support thereof;
(b) commercial paper issued by any Person organized under the laws of any state of the United States and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of not more than 180 days from the date of acquisition thereof;
(c) time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) is a Lender or is organized under the laws of the United States, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (b) of this definition and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than 180 days from the date of acquisition thereof;
(d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) of this definition (without regard to the limitation on maturity contained in such clause) and entered into with a financial institution satisfying the criteria described in clause (c) of this definition or with any primary dealer and having a market value at the time that such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such counterparty entity with whom such repurchase agreement has been entered into;

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(e) Investments, classified in accordance with GAAP as current assets of the Loan Parties, in any money market fund, mutual fund or other investment companies that are registered under the Investment Company Act of 1940, as amended, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and which invest solely in one or more of the types of securities described in clauses (a) through (d) of this definition;
(f) Investments described on Schedule 6.02 (and in the case of Investments covered by the investment policy of Borrower included in Schedule 6.02, Investments of such type), but not any additional payments to increase the amount thereof or other modification of the terms thereof that increases the obligations or liabilities of any Loan Party, except to increase the scheduled Investments or for other modifications of the terms thereof that increase the obligations or liabilities of any Loan Party if such increases in the aggregate do not exceed $10,000,000 in any Fiscal Year; provided, that with respect to other similar short-term investments entered into at the good faith discretion of the Borrower’s Chief Financial Officer or Treasurer as a means of managing the Borrower’s cash in the ordinary course of business and in accordance with the investment policy attached hereto as Schedule 6.02, in each case, such investments have been specifically identified in writing to the Administrative Agent and approved by it in its reasonable discretion;
(g) (i) Investments by any Loan Party and its Restricted Subsidiaries in their respective Restricted Subsidiaries outstanding on the First Restatement Date, (ii) additional Investments by any Loan Party or Restricted Subsidiary in Loan Parties (other than the Borrower), (iii) other than in the case of Investments of property or assets of an Acquired Entity that is not a Loan Party into a Subsidiary that is not a Restricted Subsidiary, additional Investments by any Restricted Subsidiary that is not a Loan Party in other Subsidiaries that are not Loan Parties, (iv) additional investments consisting of loans or advances made by an Insurance Captive to the Borrower or any Subsidiary, or the purchase of any real or personal property from the Borrower or any Subsidiary, (v) Investments by any Loan Party or Subsidiary in its Subsidiary made to enable such Subsidiary to make an Investment described in clauses (l), (m), (n) and (o) of this definition, (vi) Investments consisting of the contribution of intercompany obligations owed to the Borrower or any Subsidiary to the Subsidiary obligated on such intercompany receivable (directly or through one or more other Subsidiaries that own such obligated Subsidiary) for the purpose of rendering the Subsidiary obligated on such intercompany receivable solvent in connection with the dissolution or winding down thereof; provided that (1) no assets, other than intercompany obligations, are transferred or issued by a Loan Party to any Subsidiary that is not a Loan Party as of the date of such Investment, (2) after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing and (3) the contribution of such intercompany obligations and any related forgiveness or cancellation thereof shall not constitute a Return on such Investment or such Investment ceasing to be “outstanding” for purposes of the definition of “Permitted Investment”, (vii) the creation of any Subsidiary, and (viii) additional Investments by any Loan Party in Subsidiaries that are not Loan Parties (determined without regard to any write-downs or write-offs of such Instruments) provided that, in the case of clause (viii) as of the date of such Investment and after giving effect thereto, either (A) such Investment gave rise

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to Indebtedness of such Subsidiary to the Loan Parties of the type described in clause (b)(ii) of the definition of Permitted Indebtedness, or (B) such Investments, excluding those described in subclause (A), in the aggregate do not to exceed $25,000,000 at any time outstanding; and provided further that in the case of clauses (i) and (ii), to the extent any Investment consists of Real Estate Collateral Property, (a) the Borrower provides at least 10 Business Days prior written notice thereof to the Administrative Agent (or such shorter notice as the Administrative Agent may approve) identifying such Real Estate Collateral Property, (b) such Real Estate Collateral Property is invested subject in all respects to the Mortgage thereon and such Mortgage remains a valid first priority lien on such Real Estate Collateral Property so invested and (c) the Borrower shall have delivered to the Administrative Agent such documents and other information evidencing that such Real Estate Collateral Property was invested subject to the Mortgage thereon as the Administrative Agent may reasonably request;
(h) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;
(i) Guarantees constituting Permitted Indebtedness;
(j) Investments by any Loan Party in Swap Contracts entered into in the ordinary course of business and for bona fide business (and not speculative) purposes to protect against fluctuations in interest rates in respect of the Obligations or other Permitted Indebtedness or fluctuations in commodity prices;
(k) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;
(l) advances to officers, directors and employees of the Loan Parties and their Subsidiaries in the ordinary course of business in an amount not to exceed $1,000,000 to any individual at any time or in an aggregate amount not to exceed $2,000,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;
(m) Investments constituting a Permitted Store Swap Transaction or Store Conversion Transaction;
(n) Investments under or pursuant to Customer Support Transactions; provided that as of the date of any such Investment and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing;
(o) additional Investments, loans and advances by the Borrower and the Restricted Subsidiaries so long as the aggregate amount invested, loaned or advanced pursuant to this clause (o), and after giving effect to any Return in respect of such Investment, loan or advance, does not exceed an amount equal to the sum of (x) $125,000,000 plus (y) the Cumulative

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Credit Amount; provided that, at the time of such investment, loan or advance (i) both before and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, (ii) in the case of the foregoing clause (y), the Total Leverage Ratio of the Borrower shall not exceed 4.00:1.00 on a pro forma basis after giving effect to such payment and (iii) the Borrower shall have delivered a certificate of a Responsible Officer, certifying as to the satisfaction of the foregoing clauses (i) and (ii), in form and substance reasonably satisfactory to the Administrative Agent;
(p) reinvestments of the Net Cash Proceeds of a Term Loan Priority Collateral Sale or Other Asset Sale permitted pursuant to, and in compliance with, Section 2.13 (including in connection with a sale lease back transaction);
(q) acquisitions of Store locations or distribution centers;
(r) the Unified Grocers Acquisition; and
(s) Investments among the Borrower and its Subsidiaries constituting part of a Permitted Restructuring; provided that (i) there shall be no adverse effect of such Investments on enforceability of the Loan Documents or the validity, perfection or priority of the Liens on the Collateral created pursuant to the Security Documents, other than as would be permitted pursuant to one or more other clauses of the definition of “Permitted Investment” and Sections 9.20 and 9.21, and (ii) after giving effect to all such Investments in connection with a Permitted Restructuring (for the avoidance of doubt, disregarding intermediate transfers), no property or assets shall have been transferred, directly or indirectly, from a Loan Party to a Restricted Subsidiary that is not a Loan Party, or from a Restricted Subsidiary to an Unrestricted Subsidiary, other than as would be permitted pursuant to one or more other clauses of the definition of “Permitted Investment”.

“Permitted Refinancing Indebtedness” shall mean Indebtedness of any Loan Party arising after the Closing Date issued in exchange for, or the proceeds of which are used to extend, refinance, replace or substitute for other Indebtedness (such extended, refinanced, replaced or substituted Indebtedness, the “Refinanced Obligations”) to the extent permitted hereunder; provided that for the avoidance of doubt, Refinancing Loans shall constitute Loans and shall not constitute Permitted Refinancing Indebtedness; provided further that:
(a) except in the case of Loans or Other Loans used to refinance the SVU 2021 Notes, the SVU 2022 Notes or any Permitted Refinancing Indebtedness in respect thereof, the Administrative Agent shall have received not less than 10 Business Days’ prior written notice of the intention to incur such Indebtedness, which notice shall set forth in reasonable detail satisfactory to the Administrative Agent the amount of such Indebtedness, the schedule of repayments and maturity date with respect thereto and such other information with respect thereto as the Administrative Agent may reasonably request;

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(b) promptly upon the Administrative Agent’s request, the Administrative Agent shall have received true, correct and complete copies of all agreements, documents and instruments evidencing or otherwise related to such Indebtedness, as executed and delivered by the parties thereto;
(c) the principal amount of such Permitted Refinancing Indebtedness shall not exceed the principal amount of the Refinanced Obligations (plus interest and premium, if any, thereon and the amount of reasonable refinancing fees and expenses incurred in connection therewith);
(d) except in the case of Loans or Other Loans used to refinance the SVU 2021 Notes, the SVU 2022 Notes or any Permitted Refinancing Indebtedness in respect thereof, such Indebtedness shall have a final maturity that is no earlier than (i) in the case of Refinanced Obligations that constitute Material Indebtedness, 91 days after the Latest Maturity Date, and (ii) in the case of all other Refinanced Obligations, 364 days after the final maturity date of such Refinanced Obligations or, if earlier, 91 days after the Latest Maturity Date;
(e) such Indebtedness shall have a Weighted Average Life to Maturity not less than the shorter of the Weighted Average Life to Maturity of (i) the Refinanced Obligations or (ii) the outstanding Loans;
(f) such Indebtedness shall rank in right of payment no more senior than, and be subordinated (if subordinated) to the Obligations on terms no less favorable to the Secured Parties than, the Refinanced Obligations;
(g) as of the date of incurring such Indebtedness and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing;
(h) except in the case of Loans or Other Loans used to refinance the SVU 2021 Notes, the SVU 2022 Notes or any Permitted Refinancing Indebtedness in respect thereof, if the Refinanced Obligations or any Guarantees thereof are unsecured, such Indebtedness and any Guarantees thereof shall be unsecured;
(i) if the Refinanced Obligations or any Guarantees thereof are secured, such Indebtedness and any Guarantees thereof shall be secured in all material respects by substantially the same or less collateral as secured such Refinanced Obligations or any Guarantees thereof, on terms no less favorable to the Administrative Agent or the Lenders;
(j) if the Refinanced Obligations or any Guarantees thereof are secured, the Liens to secure such Indebtedness shall not have a priority more senior than the Liens securing such Refinanced Obligations and, if subordinated to any other Liens on such property, shall be subordinated to the Administrative Agent’s Liens on terms and conditions no less favorable;
(k) if the Refinanced Obligations or any Guarantees thereof are subordinated to any Indebtedness of the Borrower, such Permitted Refinancing Indebtedness and any Guarantees

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thereof shall be subordinated to the Obligations on terms (including intercreditor terms) no less favorable to the Administrative Agent or the Lenders;
(l) except in the case of Loans or Other Loans used to refinance the SVU 2021 Notes, the SVU 2022 Notes or any Permitted Refinancing Indebtedness in respect thereof, the obligors in respect of the Refinanced Obligations immediately prior to such refinancing, refunding, extending, renewing or replacing thereof shall be the only obligors on such Permitted Refinancing Indebtedness; and
(m) except in the case of Loans or Other Loans used to refinance the SVU 2021 Notes, the SVU 2022 Notes or any Permitted Refinancing Indebtedness in respect thereof, the terms and conditions (excluding as to pricing, premiums and optional prepayment or redemption provisions) of any such Indebtedness, taken as a whole, are not more restrictive with respect to the Borrower and the Restricted Subsidiaries, as reasonably determined by the Borrower in good faith, than the terms and conditions of the Refinanced Obligations.
“Permitted Restructuring” shall mean a corporate restructuring in which, through a series of transactions, the Borrower and all direct or indirect Subsidiaries of the Borrower immediately prior to such restructuring (other than entities which are disposed of in one or more Permitted Dispositions in connection with such restructuring) shall become direct or indirect subsidiaries of the New Borrower; provided that such restructuring shall not cause a deemed reissuance or exchange of the Loans for U.S. federal income tax purposes with respect to the Lenders.
“Permitted Restructuring Amendment” has the meaning set forth in Section 6.04(e).
“Permitted Store Swap Transaction” means the transfer by a Loan Party or a Restricted Subsidiary of ownership of, or a leasehold interest in, a Store or Stores to an unaffiliated third party in an arm’s length transaction in exchange for the transfer to such Loan Party or Restricted Subsidiary of a retail store or stores (and the related assets, including real property, fixtures, equipment, inventory and other property related thereto) owned and operated by such third party; provided, that, as to any such exchange, (a) the value of the Store or Stores transferred by such Loan Party shall be reasonably equivalent to the value of the store or stores (and related assets) transferred to it, (b) the transfer of such assets by the Loan Party to such third party and by such third party to such Loan Party shall be substantially contemporaneous, (c) the aggregate number of such Stores transferred to unaffiliated third parties by the Loan Parties in any Fiscal Year pursuant to such exchanges shall not exceed 10, except as Administrative Agent may otherwise agree in the exercise of its discretion, (d) as of the date of any such transaction, and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing and (e) any Material Real Estate Assets and Related Real Estate Collateral received in connection with such an exchange shall be pledged as Collateral to the extent required by Section 5.12 or Section 5.17.
“Person” shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, limited partnership, Governmental Authority or other entity.

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“Plan” shall mean any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by the Borrower or, with respect to any such plan that is subject to Sections 412 or 430 of the Code or Sections 302 or 303 or Title IV of ERISA, any ERISA Affiliate.
“Platform” shall have the meaning assigned to such term in Section 9.01.
“Prescription Files” shall mean, as to a Loan Party, all of such Loan Party’s now owned or hereafter existing or acquired retail customer files with respect to prescriptions for retail customers and other medical information related thereto, maintained by the retail pharmacies of Loan Parties, wherever located.
“Prime Rate” shall mean the rate of interest per annum quoted in the print edition of The Wall Street Journal, Money Rates Section as the Prime Rate (currently defined as the base rate on corporate loans posted by at least 75% of the nation’s thirty largest banks), as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.
“PSA” shall mean the Packers and Stockyard Act of 1921, 7 U.S.C. § 181 et. seq., as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.
“Public Lender” shall have the meaning assigned to such term in Section 9.01.
“Qualified Capital Stock” of any Person shall mean any Equity Interest of such Person that is not Disqualified Stock.
“Real Estate” shall mean all right, title, and interest (including any leasehold, fee, mineral or other estate) in and to any and all parcels of or interests in real property owned, leased or operated by the Borrower or any of its Subsidiaries, whether by lease, license or other means, and the buildings, structures, parking areas and other improvements thereon, now or hereafter owned by the Borrower or any of its Subsidiaries, including all fixtures, easements, hereditaments, appurtenances, rights-of-way and similar rights relating thereto and all leases, tenancies and occupancies thereof now or hereafter owned by the Borrower or any of its Subsidiaries.
“Real Estate Collateral Properties” shall mean the Real Estate of the Loan Parties at the sites designated as Material Real Estate Assets on the Applicable Collateral List, excluding, however, Excluded Real Estate Collateral.
“Refinanced Obligations” shall have the meaning assigned to such term in the definition of “Permitted Refinancing Indebtedness”.

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Refinancing Amendment” shall have the meaning assigned to such term in Section 2.24(c).
“Refinancing Effective Date” shall have the meaning assigned to such term in Section 2.24(a).
“Refinancing Lender” shall mean a Lender with an outstanding Refinancing Loan.
“Refinancing Loan Repayment Dates” shall mean the dates scheduled for the repayment of principal of any Refinancing Loan, as set forth in the applicable Refinancing Amendment.
“Refinancing Loans” shall have the meaning assigned to such term in Section 2.24(a). For the avoidance of doubt, the Initial Term Loans and the Delay Draw Term Loans are not Refinancing Loans.
“Register” shall have the meaning assigned to such term in Section 9.04(d).
“Registered Public Accounting Firm” shall have the meaning specified by the Securities Laws and shall be independent of the Borrower and its Subsidiaries as prescribed by the Securities Laws.
“Regulation D” shall mean Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Regulation T” shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Related Fund” shall mean, with respect to any Lender that is a fund or commingled investment vehicle that invests in bank loans, any other fund that invests in bank loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.
“Related Parties” shall mean, with respect to any Person, such Person’s Affiliates and the partners, members, controlling persons, directors, officers, employees, agents, advisors, representatives and successors and assigns of such Person and of such Person’s Affiliates.
“Related Real Estate Collateral” shall mean all Equipment now or hereafter owned by the Borrower or any Loan Party located on any Real Estate Collateral Property or any

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Material Related Collateral Location (but not, for the avoidance of doubt, Equipment located on any Excluded Real Estate Collateral).
“Related Real Estate Collateral Security Agreement” shall mean any security agreement delivered pursuant to clause (a) of the definition of “Term Loan Priority Collateral Requirements,” substantially in the form of Exhibit P hereto, or such other form reasonably satisfactory to the Administrative Agent.
“Release” shall have the meaning assigned to such term in Section 101(22) of CERCLA.
“Release Property” shall have the meaning assigned to such term in Section 9.21.
“Repayment Date” shall have the meaning given such term in Section 2.11(a).
“Replaced Property” shall have the meaning assigned to such term in Section 9.21.
“Reportable Event” shall mean any of the events set forth in Section 4043(c) of ERISA as in effect as of the Closing Date, other than events for which the 30-day notice period has been waived.
“Repricing Transaction” shall mean the voluntary prepayment, refinancing, substitution or replacement of all or a portion of the Loans, except following a Change of Control, with the incurrence by the Borrower of any debt financing having an effective interest cost or weighted average yield (with the comparative determinations to be made by the Administrative Agent consistent with generally accepted financial practices, after giving effect to, among other factors, margin, interest rate floors, upfront or similar fees or original issue discount shared with all providers of such financing, but excluding the effect of any arrangement, structuring, syndication or other fees payable in connection therewith that are not shared with all providers of such financing, and without taking into account any fluctuations in the Adjusted LIBO Rate) that is less than the effective interest cost or weighted average yield (as determined by the Administrative Agent on the same basis) of such Loans so repaid, refinanced, substituted or replaced, including without limitation, as may be effected through any amendment to this Agreement relating to the interest rate for, or weighted average yield of, such Loans.
“Required Lenders” shall mean, at any time, Lenders having Loans and Commitments representing more than 50% of the sum of all Loans outstanding and Commitments at such time.
“Responsible Officer” shall mean the chief executive officer, chief financial officer, vice president of tax, controller, treasurer or assistant treasurer of a Loan Party or, with the consent of the Administrative Agent, any of the other individuals designated in writing to the Administrative Agent by an existing Responsible Officer of a Loan Party as an authorized signatory of any certificate or other document to be delivered hereunder.

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“Restated Collateral List” shall mean, at any date of determination, the Closing Date Collateral List as modified to reflect all Term Loan Priority Collateral Releases, Term Loan Priority Collateral Substitutions and Term Loan Priority Collateral Additions to and including the date of such Restated Collateral List.
“Restricted Indebtedness” shall mean Indebtedness of the Borrower or any Restricted Subsidiary, the payment, prepayment, repurchase or defeasance of which is restricted under Section 6.07.
“Restricted Payment” shall mean any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person (other than dividends and distributions payable solely by the issuance of additional Equity Interests (other than Disqualified Stock) of the person paying such dividends or distributions) or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to such Person’s stockholders, partners or members (or the equivalent of any thereof), or any holder of an option, warrant or other right to acquire any such dividend or other distribution or payment and any payment of management fees (or other fees of a similar nature) by any Person to any holder of an Equity Interest of any Person or any of its Subsidiaries. Without limiting the foregoing, “Restricted Payments” with respect to any Person shall also include all payments made by such Person to holders of Equity Interests with any proceeds of a dissolution or liquidation of such Person.
“Restricted Subsidiary” shall mean any Subsidiary that is not an Unrestricted Subsidiary.
“Retained Excess Cash Flow Amount” shall mean, at any date of determination, an amount equal to (a) the sum of the amounts of Excess Cash Flow for each Fiscal Year (or portion thereof) ending on or prior to the date of determination for which the amount of Excess Cash Flow shall have been calculated as provided in Section 2.13(c) and with respect to which the payments required under Section 2.13(c) have been made (commencing with the period from the Closing Date until February 22, 2014), minus (b) the sum at the time of determination of the aggregate amount of prepayments required to be made pursuant to Section 2.13(c) through the date of determination calculated without regard to any reduction in such sum that resulted from voluntary prepayments of the Loans referred to in Section 2.13(c)(y).
“Return” shall mean with respect to any Investment, Acquisition, loan or advance, any dividend, distribution, interest, fee, premium, return of capital, repayment of principal, income, profit (from a disposition or otherwise) and any other amount received or realized in respect thereof.
“S&P” shall mean Standard & Poor’s Ratings Service, or any successor thereto.
“Sarbanes-Oxley” shall mean the Sarbanes-Oxley Act of 2002.

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“SEC” shall mean the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Second Amendment Agreement” shall mean that certain Amendment Agreement, dated as of the Second Restatement Date effecting, among other things, the amendment and restatement of the First Restated Credit Agreement, among the Borrower, the other Loan Parties, the Administrative Agent, the Collateral Agent and the Lenders listed on the signature pages thereto.
“Second Restated Credit Agreement” shall mean that certain Second Amended and Restated Term Loan Credit Agreement, dated as of January 31, 2014 (as in effect immediately prior to the amendment and restatement thereof on the Third Restatement Date pursuant to the Fourth Amendment Agreement), among the Borrower, the other Loan Parties and the lenders and agents time to time party thereto.
“Second Restatement Date” shall mean January 31, 2014.
“Secretary’s Certificate” shall mean a certificate of the Secretary, Assistant Secretary, or other Responsible Officer of a Loan Party certifying (a) either (i) that attached thereto is a true and complete copy of the by-laws or operating agreement of such Loan Party as in effect on the date of such certificate and at all times since a date prior to the date of the resolutions described in clause (b) below or (ii) that such by-laws or operating agreement have not been modified, rescinded or amended since the date the last certified copy thereof was provided to the Lenders, (b) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors, board of managers or similar governing body of such Loan Party authorizing the execution, delivery and performance of the relevant transactions or documents to which such Loan Party is a party, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (c) either (i) that that attached thereto is a true and complete copy of the certificate or articles of incorporation of such Loan Party certified by the Secretary of State of the state of its organization and such certificate or articles have not been amended since the date of the last amendment thereto certified by the Secretary of State of the state of its organization or (ii) that such certificate or articles of incorporation has not been modified, rescinded or amended since the date the last certified copy thereof was provided to the Lenders, and (d) as to the incumbency and specimen signature of each officer executing any document delivered in connection therewith on behalf of such Loan Party.
“Section 2.23 Additional Agreement” shall have the meaning assigned to such term in Section 2.23.
“Secured Parties” shall mean the collective reference to (a) the Administrative Agent, (b) the Collateral Agent, (c) the Lenders, (d) the beneficiaries of each indemnification or reimbursement obligation undertaken by any Loan Party under any Loan Document and (e) the successors and assigns of each of the foregoing.

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“Securities Laws” shall mean the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley, and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the PCAOB.
“Security Agreement” shall mean the Security Agreement, dated as of the Closing Date, by and among the Loan Parties and the Collateral Agent, substantially in the form of Exhibit F hereto.
“Security Documents” shall mean the Mortgages, the Facility Guaranty, the Security Agreement, each Related Real Estate Collateral Security Agreement, the Collateral Assignment Agreement and each of the security agreements, mortgages and other instruments and documents executed and delivered to the Administrative Agent pursuant to this Agreement or any other Loan Document granting a Lien to secure any of the Obligations.
“Shareholders’ Equity” shall mean, as of any date of determination, consolidated shareholders’ equity of the Borrower and its Subsidiaries as of that date determined in accordance with GAAP.
“Solvent” and “Solvency” shall mean, with respect to any Person on a particular date, that on such date (a) at fair valuation, all of the properties and assets of such Person (and including as assets for this purpose, at a fair valuation, all rights of subrogation, contribution or indemnification in favor of such Person) are greater than the sum of the liabilities, including contingent liabilities (and including as liabilities for this purpose, at a fair valuation, all obligations of subrogation, contribution or indemnification against such Person), of such Person, (b) the present fair saleable value of the properties and assets of such Person is not less than the amount that would be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person’s ability to pay as such debts mature and (e) such Person is not engaged in a business or a transaction, and is not about to engage in a business or transaction, for which such Person’s properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged. The amount of all guarantees and other contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, can reasonably be expected to become an actual or matured liability.
“Specified Acquisition Agreement Representations” shall mean the representations and warranties made by Unified Grocers in the Unified Grocers Acquisition Agreement that are directly material to the interest of the Lenders, but only to the extent that the Borrower has the right to terminate its obligations under the Unified Grocers Acquisition Agreement or to decline to consummate the Unified Grocers Acquisition, in either case without fee or penalty of any kind, as a result of a failure of such representations and warranties to be true and correct.

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“Specified Event of Default” shall mean the occurrence of (a) any Event of Default described in Sections 7.01(a), 7.01(f) or 7.01(g) or (b) the Lender’s exercise of any of its remedies pursuant to the last paragraph of Section 7.01 following any other Event of Default.
“Specified Representations” means those representations and warranties made by the Borrower and the Guarantors in Sections 3.01(a) and (b)(ii) (solely with respect to power and authority), 3.02, 3.04, 3.14, 3.19, 3.20, 3.30 and 3.31; provided that Section 3.20 shall be understood to be a representation on and as of the Delayed Draw Funding Date, after giving effect to the Transactions to occur on the Delayed Draw Funding Date (and after giving effect to the application of proceeds of the Delayed Draw Term Loans funded on such date).
“Springing Maturity Date” shall mean the earliest of (a) date that is 91 days before the maturity of the SVU 2021 Notes (provided, that if on or prior to the date that is 91 days before the maturity date of the SVU 2021 Notes the Borrower has refinanced and/or prepaid all of the SVU 2021 Notes pursuant to (x) Permitted Refinancing Indebtedness having a maturity date that is at least six months after the Fixed Maturity Date or (y) prepayments of the SVU 2021 Notes permitted by Section 6.07(a)(iii), then the Springing Maturity Date will not occur by operation of this clause (a)) and (b) the date that is 91 days before the maturity of the SVU 2022 Notes (provided, that if on or prior to the date that is 91 days before the maturity date of the SVU 2022 Notes the Borrower has refinanced and/or prepaid all of the SVU 2022 Notes pursuant to (x) Permitted Refinancing Indebtedness having a maturity date that is at least six months after the Fixed Maturity Date or (y) prepayments of the SVU 2022 Notes permitted by Section 6.07(a)(iii), then the Springing Maturity Date will not occur by operation of this clause (b)).
“SPV” shall have the meaning assigned to such term in Section 9.04(i).
“Statutory Reserves” shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate or other fronting office making or holding a Loan) is subject for Eurocurrency Liabilities (as defined in Regulation D). Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities (as defined in Regulation D) and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“Store” shall mean any retail store (which may include any Real Estate, Equipment, inventory and other property related thereto) operated, or to be operated, by any Loan Party or a Person in which any Loan Party holds an Equity Interest.
“Store Conversion Transaction” means either (a) a transaction in which one or more Stores owned or operated by the Borrower or a Restricted Subsidiary is transferred to a Person

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(whether by asset, stock or other transfer), provided, in each case that (i) the consideration paid or to be paid at closing or on a deferred basis in connection therewith is in an amount not less than the net book value of the assets and liabilities so transferred and any cash proceeds received by the Loan Parties in respect of such transaction shall be applied to the extent and in the manner set forth in Section 2.13, (ii) the purchaser agrees to continue to purchase inventory for such Stores from the Borrower or a Restricted Subsidiary for a period of not less than one year or, if longer, the period until the consideration described in clause (i) has been paid in full and (iii) all payment obligations and other obligations of the purchaser in connection with such transaction are payable or otherwise owed to the Borrower or a Subsidiary thereof that is a Loan Party, or (b) a transaction in which one or more Stores owned or operated by the Borrower or a Restricted Subsidiary is transferred (whether by asset, stock or other transfer) to a joint venture in which the Borrower or a Guarantor owns an Equity Interest, provided that (i) if such Stores were included in the Term Loan Priority Collateral prior to such transaction, a Loan Party pledges such Equity Interests to the Collateral Agent, (ii) any cash proceeds received by the Loan Parties in respect of such transaction shall be applied to the extent and in the manner set forth in Section 2.13, (iii) the joint venture agrees to continue to purchase inventory for such Stores from the Borrower or a Restricted Subsidiary for a period of not less than one year and (iv) the Total Leverage Ratio of the Borrower shall not exceed 4.00 to 1.00 on a pro forma basis after giving effect to such transfer and the use of proceeds thereof.
“Subordinated Indebtedness” shall mean any Indebtedness which is expressly subordinated in right of payment to the prior payment in full of the Obligations and which is in form and on terms approved in writing by the Administrative Agent.
“Subsidiary” of a Person shall mean a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of Equity Interests having ordinary voting power for the election of directors or other governing body are at the time beneficially owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of a Loan Party.
“Substitute Property” shall have the meaning assigned to such term in Section 9.21.
“SVU 2021 Notes” shall mean the 6.75% Senior Notes due June 1, 2021 issued by the Borrower pursuant to the SVU Indenture in the original principal amount of $400,000,000.
“SVU 2022 Notes” shall mean the 7.75% Senior Notes due November 15, 2022 issued by the Borrower pursuant to the SVU Indenture in the original principal amount of $350,000,000.
“SVU Indenture” shall mean the Indenture, dated as of July 1, 1987, between the Borrower and Deutsche Bank Trust Company (formerly Bankers Trust Company), as trustee, as supplemented by the First Supplemental Indenture dated as of August 1, 1990, the Second Supplemental indenture dated as of October 1, 1992, the Third Supplemental Indenture dated

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as of September 1, 1995, the Fourth Supplemental Indenture dated as of August 4, 1999, and the Fifth Supplemental Indenture dated as of September 17, 1999, and as further amended, amended and restated, supplemented or otherwise modified (including any such modifications contained in any notes, officer’s certificates or other operative documents) as of the Closing Date in accordance with the terms hereof.
“Swap Contract” shall mean (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swap Termination Value” shall mean, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
“Syndication Agents” shall mean Royal Bank of Canada, Barclays Bank, Plc and Credit Suisse Securities (USA) LLC, in their capacities as syndication agents.
“Synthetic Lease Obligations” shall mean the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease or (b) an agreement for the use or possession of property (including sale and leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
“Synthetic Purchase Agreement” shall mean any swap, derivative or other agreement or combination of agreements pursuant to which the Borrower or any Restricted Subsidiary is or may become obligated to make (a) any payment in connection with a purchase by any third party from a Person other than the Borrower or any Restricted Subsidiary of any Equity

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Interest or Restricted Indebtedness or (b) any payment (other than on account of a permitted purchase by it of any Equity Interest or Restricted Indebtedness) the amount of which is determined by reference to the price or value at any time of any Equity Interest or Restricted Indebtedness; provided that no phantom stock or similar plan providing for payments only to current or former directors, officers or employees of the Borrower or the Restricted Subsidiaries (or to their heirs or estates) shall be deemed to be a Synthetic Purchase Agreement.
“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority, including any interest, penalties and additions to tax related thereto.
“Term Facility” shall mean the term loan facility provided for by this Agreement.
“Term Loan Priority Collateral” shall have the meaning assigned to such term in the Intercreditor Agreement.
“Term Loan Priority Collateral Addition” shall have the meaning assigned to such term in Section 9.21.
“Term Loan Priority Collateral Release” shall have the meaning assigned to such term in Section 9.21.
“Term Loan Priority Collateral Requirements” shall mean the collective requirements that:
(a) the Collateral Agent shall have received:
(i) a Mortgage, a Related Real Estate Collateral Security Agreement and a UCC financing statement with respect to each Real Estate Collateral Property and the Related Real Estate Collateral thereon, and a Related Real Estate Collateral Security Agreement and a UCC financing statement with respect to all other Related Real Estate Collateral, which Security Documents shall be in form and substance reasonably satisfactory to the Administrative Agent, shall have been duly executed by the parties thereto and delivered to the Collateral Agent and shall be in full force and effect, together with, in the case of Real Estate Collateral Property, an acknowledgment by a title insurance company of receipt of such Mortgage and UCC financing statement and an agreement to record or file, as applicable, such Mortgage and UCC financing statement in the real estate records for the county in which the Real Estate Collateral Property is located (if determined by the Administrative Agent to be necessary under the Laws of the jurisdiction where such Real Estate Collateral Property is located to perfect in fixtures), so as to effectively create upon such recording and filing (together with the filing of a UCC-1 financing statement in the applicable state filing office) valid and enforceable perfected first-priority Liens upon such Real Estate Collateral Property and Related Real Estate Collateral, in favor of the Collateral Agent (or such other trustee as may be desired under local law), subject

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only to the Permitted Encumbrances. Unless otherwise (i) required to avoid triggering any of the equal and ratable security provisions of the SVU Indenture or (ii) agreed by the Administrative Agent, and subject to limitations of local law, each such Mortgage shall secure the total amount of the Obligations, provided that if the jurisdiction in which any applicable Real Estate Collateral Property is located imposes a mortgage recording, intangibles or similar tax or does not permit the allocation of undivided aggregate indebtedness for the purpose of determining the amount of such tax payable, or if there are other local state impediments to the Mortgage securing the full amount of the Obligations, the principal amount secured by such Mortgage shall be limited to secure a maximum amount reasonably acceptable to the Administrative Agent, not to exceed 125% of the fair market value of such Real Estate Collateral Property;
(ii) (A) a Title Insurance Policy (or a marked, signed and dated commitment to issue a Title Insurance Policy) insuring or committing to insure (upon payment of the premium therefor) the Lien of the Mortgage encumbering each Real Estate Collateral Property, (1) with respect to each Real Estate Collateral Property having a Value greater than $3,000,000, with the standard exception for survey matters deleted and a “same as survey” endorsement, (2) otherwise with the standard exception for survey matters deleted and a “same as survey” endorsement but only to the extent available without requirement for the Borrower to procure a new survey, and (3) in all cases with other lenders’ endorsements and otherwise as reasonably required by the Administrative Agent but only to the extent available without requirement for the Borrower to procure a new survey with respect to any Real Estate Collateral Property having a Value of less than or equal to $3,000,000 (in the case of a Term Loan Priority Collateral Substitution, issued by the title company that issued the Title Insurance Policies insuring the Liens of the existing Mortgages and dated as of the date of the recording of the Mortgage for the Substitute Property); (B) to the extent available, a “tie-in” and a “first loss” endorsement, or similar endorsements, to the Title Insurance Policy, in form and substance reasonably satisfactory to the Administrative Agent, but only to the extent available without a requirement for the Borrower to procure a new survey with respect to any Real Estate Collateral Property having a Value of less than $3,000,000, provided that to the extent any such endorsements are available at commercially reasonable rates with the delivery of a CDS Inspection Report with respect to each such property (excluding sites #5496 and #5558 on Exhibit N), the Administrative Agent shall be entitled to obtain such reports and endorsements; and (C) a copy of any survey, plat, or site plan of the Real Estate Collateral Property that the Borrower provides to the title company issuing the Title Insurance Policy, with any such surveys recertified to the Collateral Agent to the extent reasonably available and as reasonably required by the Administrative Agent; provided, that the Administrative Agent will not require any such recertification with respect to any such survey that was created or last updated more than five years before the later of (1) the date of the Loan Parties’ satisfaction of the requirements set forth in Section 5.25 and (2) any Term Loan Priority Collateral Substitution, as the case may be. The Collateral Agent also shall have received copies

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of paid receipts or other evidence showing that all premiums in respect of such Title Insurance Policies and endorsements have been paid;
(iii) (A) a completed Flood Certificate with respect to each Real Estate Collateral Property, which Flood Certificate shall (x) be addressed to the Collateral Agent, (y) be completed by a company that has guaranteed the accuracy of the information contained therein and (z) otherwise comply with the Flood Program; (B) evidence describing whether the community in which each Real Estate Collateral Property is located participates in the Flood Program; (C) if any Flood Certificate states that a Real Estate Collateral Property is located in a Flood Zone, the applicable Loan Party’s written acknowledgement of receipt of written notification from the Collateral Agent (x) as to the existence of each such Real Estate Collateral Property and (y) as to whether the community in which each such Real Estate Collateral Property is located is participating in the Flood Program; and (D) if any Real Estate Collateral Property is located in a Flood Zone and is located in a community that participates in the Flood Program, evidence that the applicable Loan Party has obtained flood insurance that is in compliance with all applicable regulations of the Flood Program;
(iv) if required by the Administrative Agent, documentation regarding environmental matters reasonably acceptable to the Administrative Agent with respect to each Real Estate Collateral Property, and, if warranted by the findings of such documentation, a Phase I environmental report reasonably acceptable to the Administrative Agent, and, if warranted by the findings of such Phase I environmental report or other documentation, a Phase II environmental report reasonably acceptable to the Administrative Agent, which concludes that such Real Estate Collateral Property (A) does not contain any Hazardous Materials in contravention of Environmental Law in any material respect and (B) is not subject to any significant risk of contamination from any off site Hazardous Materials in contravention of Environmental Law in any material respect;
(v) (x) an opinion or opinions of counsel admitted to practice under the laws of the State in which each Real Estate Collateral Property is located, regarding the enforceability of the Liens of the Mortgages in that State, (y) a due execution, delivery, and authority opinion (consistent with the requirements of Section 4.01(d)) and (z)  an opinion or opinions of counsel regarding each Related Real Estate Collateral Security Agreement, in each case in form and substance reasonably acceptable to the Administrative Agent;
(vi) true and correct copies of all Material Contracts relating to the leasing or operation of each Real Estate Collateral Property and each other property on which Related Real Estate Collateral is located, each of which shall be in form and substance reasonably satisfactory to the Administrative Agent;
(vii) reasonably satisfactory (i.e., showing no Liens other than Permitted Encumbrances) UCC, tax lien, judgment and litigation searches with respect to each

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Real Estate Collateral Property and each other property on which Related Real Estate Collateral is located and the Loan Party that is the owner or lessee thereof, in the State in which such Real Estate Collateral Property or such other property is located and the jurisdictions where each such Loan Party has its principal place of business; and
(viii) in the case of any Ground Lease, (A) a true and correct copy of the applicable Ground Lease, together with (to the extent required by the Administrative Agent) all amendments and modifications thereto and a recorded memorandum thereof, in form and substance reasonably satisfactory in all respects to the Administrative Agent and subject to leasehold mortgagee provisions and protections in form and substance reasonably satisfactory in all respects to the Administrative Agent and which shall provide, among other things, cure rights reasonably acceptable to the Administrative Agent for Loan Party defaults thereunder, and (B) if required by the Administrative Agent, a Ground Lease estoppel executed by the fee owner and ground lessor of such Real Estate Collateral Property, reasonably acceptable to the Administrative Agent;
(b) the Borrower shall have paid or reimbursed the Administrative Agent for all reasonable out-of-pocket costs and expenses incurred by the Administrative Agent (including, without limitation, reasonable attorneys’ fees and disbursements) in connection with the preparation and negotiation of the Mortgage of each Real Estate Collateral Property and the Borrower shall have paid all recording charges, filing fees, taxes or other out-of-pocket expenses (including, without limitation, title insurance premiums, mortgage and intangibles taxes and documentary stamp taxes) payable in connection therewith;
(c) on the date of the applicable Mortgage, the grants of security interests in the Term Loan Priority Collateral on the Applicable Collateral List (after giving effect to all Term Loan Priority Collateral Substitutions) will not violate the SVU Indenture or any other Material Indebtedness or trigger any of the equal and ratable sharing provisions thereof, as evidenced by (i) a certificate of a Responsible Officer of the Borrower in substantially the form of the certificate required to be delivered pursuant to Section 4.01(f) (covering factual matters supporting the legal opinions delivered pursuant this clause (c)) and (ii) a customary no conflicts opinion from the Borrower’s counsel, in each case in form and substance reasonably satisfactory to the Administrative Agent, certifying and opining, respectively, that the grants of security interests in the Term Loan Priority Collateral on the Applicable Collateral List will not violate the SVU Indenture or any other Material Indebtedness or trigger any of the equal and ratable sharing provisions thereof;
(d) the Administrative Agent shall have received a Secretary’s Certificate from the relevant Loan Parties; and
(e) each Real Estate Collateral Property shall be fee owned or ground leased by a Loan Party or a Subsidiary which shall have become a Loan Party hereunder pursuant to and in accordance with the requirements of Section 5.12 prior to the execution and delivery of the applicable Mortgage.

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“Term Loan Priority Collateral Sale” shall mean any sale, transfer or other disposition (including by way of merger, casualty, condemnation or otherwise) of Term Loan Priority Collateral or Equity Interests of any Subsidiary to the extent the assets of such Subsidiary consist solely of Term Loan Priority Collateral that produces $50,000 or more of Net Cash Proceeds, that is not part of an Other Asset Sale and that is not a Permitted Disposition pursuant to clauses (a) through (n) (other than clauses (h)(iii) and (j)) of the definition thereof or clauses (p) or (r) of the definition thereof.
“Term Loan Priority Collateral Substitution” shall have the meaning assigned to such term in Section 9.21.
“Term Loan Refinancing” shall mean the repayment in full of all of the obligations of the Borrower and its Subsidiaries under the Second Restated Credit Agreement, the termination or release, as applicable of all guarantees and all security interests and liens, in each case arising under or in connection therewith, and the Borrower and its Subsidiaries having no further obligations or liabilities with respect thereto.
“Third Amendment Agreement” shall mean that certain Third Amendment and Consent Agreement, dated as of May 20, 2016 effecting certain amendments to the Second Restated Credit Agreement, among the Borrower, the other Loan Parties, the Administrative Agent, the Collateral Agent and the Lenders listed on the signature pages thereto.
“Third Party Payor” shall mean any Person, such as a Fiscal Intermediary, Blue Cross/Blue Shield or private health insurance company, which is obligated to reimburse or otherwise make payments to health care providers who provide medical care or medical assistance or other goods or services for eligible patients under Medicare, Medicaid or any private insurance contract.
“Third Restatement Date” shall mean June 8, 2017.
“Title Insurance Policy” shall mean, with respect to each Real Estate Collateral Property, an ALTA mortgagee title insurance policy in a form reasonably acceptable to the Administrative Agent (or, if a Real Estate Collateral Property is located in a State which does not permit the issuance of such ALTA policy, such form as shall be permitted in such State and reasonably acceptable to the Administrative Agent) issued with respect to such Real Estate Collateral Property and insuring the Lien of the Mortgage encumbering such Real Estate Collateral Property, which Title Insurance Policy shall (i) provide coverage in an amount reasonably satisfactory to the Administrative Agent (provided that the aggregate insured amount of all Title Insurance Policies will not exceed the aggregate amount of the Loans, except as is reasonably necessary to insure Real Estate Collateral Properties under Title Insurance Policies that cannot be “tied in” with other Title Insurance Policies), (ii) insure the Collateral Agent that the relevant Mortgage creates a valid first lien on the Real Estate Collateral Property encumbered thereby, free and clear of all exceptions from coverage other than Permitted Encumbrances, (iii) contain such endorsements and affirmative coverages as have been reasonably requested by the Administrative Agent to the extent available in the

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applicable jurisdiction where such Real Estate Collateral Property is located (and subject to the availability thereof for Real Estate Collateral Properties with respect to which additional surveys are not required pursuant to the definition of Term Loan Priority Collateral Requirements) and (iv) name the Collateral Agent as the insured.
“Total Assets” shall mean, at any date, the amount that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a Consolidated balance sheet of the Borrower and the Restricted Subsidiaries.
“Total Debt” shall mean, at any time, the total Indebtedness of the Borrower and the Restricted Subsidiaries at such time (excluding Indebtedness of the type described in clauses (b), (c) and (g) of the definition of such term, except, in the case of such clause (b), to the extent of any unreimbursed drawings thereunder, and also excluding (i) Guarantees that are Customer Support Transactions permitted under this Agreement, (ii) other Guarantees of Indebtedness of unrelated Persons incurred in the ordinary course of business in an amount not to exceed $25,000,000, to the extent no demand has been made for payments, and (iii) all Synthetic Lease Obligations).
“Total Leverage Ratio” shall mean, on any date, the ratio of (a) Total Debt on such date (net of the amount of Unrestricted Cash as of such date) to (b) Consolidated EBITDA for the period of four consecutive Fiscal Quarters then most recently ended on or prior to such date; provided that, with respect to any date of determination occurring during the Fiscal Periods ending closest to October 31, November 30 and December 31 of any Fiscal Year, an amount equal to $150,000,000 shall be deducted from the calculation of Total Debt for the purposes of this calculation.
“Total Secured Leverage Ratio” shall mean, on any date, the ratio of (a) Total Debt that is secured by Liens on such date (net of the amount of Unrestricted Cash as of such date) to (b) Consolidated EBITDA for the period of four consecutive Fiscal Quarters then most recently ended on or prior to such date; provided that, with respect to any date of determination occurring during the Fiscal Periods ending closest to October 31, November 30 and December 31 of any Fiscal Year, an amount equal to $150,000,000 shall be deducted from the calculation of Total Debt for the purposes of this calculation.
“Transaction Expenses” shall mean all of the one-time fees, costs, losses, charges and expenses incurred by the Borrower and its Restricted Subsidiaries in connection with the Transactions, including employee severance expenses associated with the Transactions, prepayment premiums payable in connection with the Term Loan Refinancing, legal, advisory and other professionals fees and expenses incurred in connection with the Transactions, financing fees incurred in connection with the Transactions, recruitment expenses associated with the Transactions, information technology investments related to the Transactions, corporate expenses incurred in connection with the Transactions other than personnel expenses, employee retention plan expenses associated with the Transactions, litigation contingency and legal reserves related to the Transactions and environmental expenses incurred in connection with the Transactions.

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“Transactions” shall mean (i) the Term Loan Refinancing, (ii) any ABL Refinancing, (iii) the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party and the making of the Borrowings hereunder, (iv) the use of proceeds of the Loans, together with available cash, on the Third Restatement Date to prepay in full the term loans outstanding under the Second Restated Credit Agreement prior to such date, (v) the Unified Grocers Acquisition, (vi) the payment of fees and expenses in connection with the foregoing and (vii) the transactions reasonably related to the foregoing.
“Type”, when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term “Rate” shall mean the Adjusted LIBO Rate and the Alternate Base Rate.
“UCC” or “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided that (a) if a term is defined in Article 9 of the Uniform Commercial Code differently than in another Article thereof, such term shall have the meaning set forth in Article 9 and (b) if by reason of mandatory provisions of law, perfection or the effect of perfection or non-perfection of a security interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy, as the case may be.
“Unfunded Pension Liability” shall mean the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Sections 412 or 430 of the Code and Sections 302 or 303 of ERISA for the applicable plan year.
“Unified Closing Date” means closing date of the Unified Grocers Acquisition.
“Unified Grocers” means Unified Grocers, Inc., a California corporation.
“Unified Grocers Acquisition” means the acquisition by the Borrower of Unified Grocers pursuant to the Unified Grocers Acquisition Agreement.
“Unified Grocers Acquisition Agreement” means that certain Agreement and Plan of Merger, dated as of April 10, 2017, as the same may be amended from time to time in accordance with Section 4.02(c) hereof, by and among Unified Grocers, Borrower and West Acquisition Corporation.
“Unrestricted Cash” shall mean, at any date of determination, the aggregate amount of cash of the Borrower and the Restricted Subsidiaries at such date to the extent that the use of such cash for application to payment of the Obligations or other Indebtedness is not prohibited by law or any contract or other agreement and such cash is free and clear of all

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Liens (other than Liens in favor of the Collateral Agent and the ABL Facility Agent or as would not cause such cash to be classified as “restricted” on a consolidated balance sheet of the Borrower prepared in accordance with GAAP).
“Unrestricted Subsidiary” shall mean any Subsidiary of the Borrower that is designated by the Borrower as an “Unrestricted Subsidiary” as provided in Section 5.23; provided that an Unrestricted Subsidiary shall cease to be an Unrestricted Subsidiary if converted to a Restricted Subsidiary in accordance with Section 5.23. As of the Third Restatement Date, Shop ‘N Save East, LLC and Shop ‘N Save East Prop, LLC are the only Unrestricted Subsidiaries of the Borrower.
“USA PATRIOT Act” shall mean The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).
“Value” shall mean (a) the value of the Real Estate sites (and the Equipment located thereon that is owned by the Borrower or its Subsidiaries) as set forth in the Closing Date Collateral List, and (b) with respect to any Substitute Property or Additional Property (and the Equipment located thereon that is owned by the Borrower or its Subsidiaries), the book value thereof (and, in the case of any Replaced Property or Release Property, the value thereof as set forth in the Applicable Collateral List) or, with respect to any Real Estate site valued pursuant to a New Valuation, the value of such Real Estate site (and the Equipment located thereon that is owned by the Borrower or its Subsidiaries) set forth in such New Valuation.
“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products of (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof multiplied by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding principal amount of such Indebtedness.
“Write-Down and Conversion Powers” shall mean, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
“Yield Differential” shall have the meaning assigned to such term in Section 2.22(b).
SECTION 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”; and the words “asset” and “property” shall be

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construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. Any reference to any law, code, statute, treaty, rule, guideline, regulation or ordinance of a Governmental Authority shall, unless otherwise specified, refer to such law, code, statute, treaty, rule, guideline, regulation or ordinance as amended, supplemented or otherwise modified from time to time. Any reference to any IRS form shall be construed to include any successor form. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Loan Document or other agreement, document or instrument shall mean such document as amended, restated, supplemented or otherwise modified from time to time, in each case, in accordance with the express terms of this Agreement, and (b) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any calculation or any related definition to eliminate the effect of any change in GAAP occurring after the date of this Agreement on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend any calculation or any related definition), then the Borrower’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant or definition is amended in a manner satisfactory to the Borrower and the Required Lenders. Neither this Agreement or any other Loan Document nor any other agreement, document or instrument referred to herein or executed and delivered in connection herewith shall be construed against any Person as the principal draftsperson hereof or thereof.
SECTION 1.03. Pro Forma Calculations. All pro forma calculations permitted or required to be made by the Borrower or any Subsidiary pursuant to this Agreement shall include only those adjustments that would be (a) permitted or required by Regulation S-X under the Securities Act of 1933, as amended, together with those adjustments that (i) have been certified by a Responsible Officer of the Borrower as having been prepared in good faith based upon reasonable assumptions and (ii) are based on reasonably detailed written assumptions reasonably acceptable to the Administrative Agent and (b) required by the definition Consolidated EBITDA.
SECTION 1.04. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., an “Other Loan”) or by Class and Type (e.g., a “Eurodollar Other Loan”) . Borrowings also may be classified and referred to by Class (e.g., an “Other Borrowing”) or by Class and Type (e.g., an “Other Eurodollar Borrowing”).
ARTICLE II

The Credits

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SECTION 2.01. Commitments. (a)   Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make an Initial Term Loan to the Borrower on the Third Restatement Date in a principal amount not to exceed its Initial Term Loan Commitment. Amounts paid or prepaid in respect of the Loans may not be reborrowed.
(b) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make a Delayed Draw Term Loan to the Borrower on the Delayed Draw Funding Date in a principal amount not to exceed its Delayed Draw Term Loan Commitment. Amounts paid or prepaid in respect of the Delayed Draw Term Loans may not be reborrowed.
(c) Each Lender having an Incremental Loan Commitment, severally and not jointly, hereby agrees, subject to the terms and conditions and relying upon the representations and warranties set forth herein and in the applicable Incremental Loan Assumption Agreement, to make Incremental Loans to the Borrower, in an aggregate principal amount not to exceed its Incremental Loan Commitment. Amounts paid or prepaid in respect of Incremental Loans may not be reborrowed.
SECTION 2.02. Loans. (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their applicable Commitments; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). The Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $1,000,000 and not less than $5,000,000 (except, with respect to any Incremental Borrowing, to the extent otherwise provided in the related Incremental Loan Assumption Agreement and with respect to any Refinancing Loan, to the extent otherwise provided in the related Refinancing Amendment) or (ii) equal to the remaining available balance of the applicable Commitments.
(b) Subject to Sections 2.08 and 2.15, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request pursuant to Section 2.03. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing that, if made, would result in more than eight Eurodollar Borrowings outstanding hereunder at any time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.
(c) Each Lender shall make each Loan, Delayed Draw Term Loan, Refinancing Loan or Incremental Loan to be made by it hereunder on the Third Restatement Date, the Delayed Draw Funding Date or the proposed date of Borrowing thereof, as

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applicable, by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate not later than 9:00 a.m., New York City time, and the Administrative Agent shall promptly wire transfer the amounts so received in accordance with instructions received from the Borrower in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.
(d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with Section 2.02(c) and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower to but excluding the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender’s Loan as part of such Borrowing for purposes of this Agreement.
(e) Notwithstanding anything to the contrary herein, at its option and in its sole discretion, the Administrative Agent may fund the Delayed Draw Term Loans on the Delayed Draw Funding Date on behalf of each Lender having a Delayed Draw Term Loan Commitment immediately prior to the Delayed Draw Funding Date. To the extent the Administrative Agent funds the Delayed Draw Term Loans on behalf of such Lenders, each Lender with a Delayed Draw Term Loan Commitment immediately prior to the Delayed Draw Funding Date severally agree to repay to the Administrative Agent within one Business Day after the Administrative Agent has funded the Delayed Draw Term Loans, and the Borrower agrees to repay to the Administrative Agent any such amount not so funded by any Lender within three (3) Business Days after the Administrative Agent has funded the Delayed Draw Term Loans, the amount of Delayed Draw Term Loans corresponding to such Lender’s Delayed Draw Term Loan Commitment immediately prior to the Delayed Draw Funding Date together with interest thereon, for each day from the date such amount is made available to the Borrower to but excluding the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent

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manifest error). If such Lender shall repay to the Administrative Agent such corresponding amount (other than, for the avoidance of doubt, interest paid pursuant to clause ii above), such amount shall constitute such Lender’s Delayed Draw Term Loan as part of such Borrowing for purposes of this Agreement.
SECTION 2.03. Borrowing Procedure. In order to request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 2:00 p.m., New York City time, three Business Days before a proposed Borrowing, and (b) in the case of an ABR Borrowing, not later than 2:00 p.m., New York City time, one Business Day before a proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable, and shall be confirmed promptly by hand delivery, e-mail or fax to the Administrative Agent of a written Borrowing Request and shall specify the following information: (i) whether the Borrowing then being requested is to be a Borrowing of Loans or a Borrowing of Incremental Loans and whether such Borrowing is to be a Eurodollar Borrowing or an ABR Borrowing; provided, however, that the initial Interest Period of any Eurodollar Borrowing made on the Third Restatement Date shall commence on the Third Restatement Date and end on June 30, 2017; (ii) the date of such Borrowing (which shall be a Business Day); (iii) the number and location of the account to which funds are to be disbursed; (iv) the amount of such Borrowing; and (v) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto; provided, however, that, notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall promptly advise the applicable Lenders of any notice given pursuant to this Section 2.03 (and the contents thereof), and of each Lender’s portion of the requested Borrowing.
SECTION 2.04. Evidence of Debt; Repayment of Loans. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the principal amount of each Loan of such Lender as provided in Section 2.11.
(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.
(c) The Administrative Agent shall maintain the Register in which it will record (i) the amount of each Loan made hereunder, the Class and Type thereof and, if applicable, the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower or any Guarantor and each Lender’s share thereof.

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(d) The entries made in the Register maintained pursuant to Section 2.04(c) shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.
(e) Any Lender may request that Loans made by it hereunder be evidenced by a promissory note. In such event, the Borrower shall execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns and in the form attached hereto as Exhibit J. Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive such a promissory note, the interests represented by such note shall at all times thereafter (including after any assignment of all or part of such interests pursuant to Section 9.04) be represented by one or more promissory notes payable to the payee named therein or its registered assigns.
SECTION 2.05. Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, the administrative fees set forth in the Agent Fee Letter at the times and in the amounts specified therein (the “Administrative Agent Fees”). In addition, the Borrower agrees to pay (a) on the Third Restatement Date to each Lender that is a party to the Fourth Amendment Agreement as a Lender on the Third Restatement Date, as fee compensation for the funding of such Lender’s Initial Term Loans, a closing fee (collectively, the “Initial Term Loan Participation Fees”) in an amount equal to 0.25% of the stated principal amount of such Lender’s Initial Term Loans, payable to such Lender from the proceeds of its Initial Tern Loans as and when funded on the Third Restatement Date and (b) on the Third Restatement Date to each Lender that is a party to the Fourth Amendment Agreement as a Lender on the Third Restatement Date, as fee compensation for such Lender’s commitment to provide Delayed Draw Term Loans, a closing fee (collectively, the “Delayed Draw Participation Fees” and together with the Initial Term Loan Participation Fees, the “Participation Fees”) in an amount equal to 0.25% of the stated principal amount of such Lender’s commitment in respect of the Delayed Draw Term Loans, payable on the Third Restatement Date. Such Participation Fees will be in all respects fully earned, due and payable on the Third Restatement Date. In addition, the Borrower agrees to pay for the account of each Lender, in respect of such Lender’s Delayed Draw Term Loan Commitment, a ticking fee (the “Delayed Draw Ticking Fee”), which shall accrue at a rate per annum equal to (A) 50% of the Applicable Margin applicable to Eurodollar Loans on the amount of such Lender’s Delayed Draw Term Loan Commitment during the period from and including July 9, 2017 to but excluding the earlier of (i) August 8, 2017 or (ii) the date on which such Delayed Draw Term Loan Commitment terminates as provided in Section 2.09 and (B) the Applicable Margin applicable to Eurodollar Loans on the amount of such Lender’s Delayed Draw Term Loan Commitment during the period from and including August 8, 2017 to but excluding the date on which such Delayed Draw Term Loan Commitment terminates as provided in Section 2.09.  Accrued Delayed Draw Ticking Fees shall be payable in arrears on the last Business Day of March, June, September and December during such period and on the date the Delayed Draw Term Loan Commitments terminate, commencing on the first such date to occur after the Delayed Draw Ticking Fees begin to

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accrue. All Delayed Draw Ticking Fees shall be computed on the basis of a year of 365 days and shall be payable for the actual number of days elapsed.
All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders. Once paid, none of the Fees shall be refundable under any circumstances.
SECTION 2.06. Interest on Loans. (a) Subject to the provisions of Section 2.07, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when the Alternate Base Rate is determined by reference to the Prime Rate and over a year of 360 days at all other times and calculated from and including the date of such Borrowing to but excluding the date of repayment thereof) at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.
(b) Subject to the provisions of Section 2.07, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.
(c) Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. The applicable Alternate Base Rate or Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
SECTION 2.07. Default Interest. If any Event of Default under Sections 7.01(a), 7.01(f) or 7.01(g) has occurred and is continuing then, until such defaulted amount shall have been paid in full, to the extent permitted by law, such defaulted amounts shall bear interest (after as well as before judgment), payable on demand, (a) in the case of principal, at the rate otherwise applicable to such Loan pursuant to Section 2.06 plus 2.00% per annum and (b) in all other cases, at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) equal to the rate that would be applicable to an ABR Loan plus 2.00% per annum.
SECTION 2.08. Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have determined (a) that Dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market, (b) that the rates at which such Dollar deposits are being offered will not adequately and fairly reflect the cost to the Required Lenders of making or maintaining Eurodollar Loans during such Interest Period or (c) that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or fax notice of such determination to the Borrower and the Lenders. In the event of any such determination, until the Administrative

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Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Eurodollar Borrowing pursuant to Sections 2.03 or 2.10 shall be deemed to be a request for an ABR Borrowing. Each determination by the Administrative Agent under this Section 2.08 shall be conclusive absent manifest error.
SECTION 2.09. Termination of Commitments. (a) The Initial Term Loan Commitments set forth on Schedule A to the Fourth Amendment Agreement shall automatically terminate upon the making of the Initial Term Loans on the Third Restatement Date.
(b) The Delayed Draw Term Loan Commitments set forth on Schedule A to the Fourth Amendment Agreement shall, unless earlier terminated by Borrower pursuant to Section 2.09(d), automatically terminate upon the earliest of (i) the making of the Delayed Draw Term Loans, (ii) the termination of the Unified Grocers Acquisition Agreement and (iii) January 6, 2018.
(c) Any Incremental Loan Commitments shall terminate as provided in the related Incremental Loan Assumption Agreement.
(d) Upon at least three Business Days’ prior irrevocable written or fax notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Commitments; provided, however, that each partial reduction of the Commitments shall be in an integral multiple of $1,000,000 and in a minimum amount of $5,000,000.
(e) Each reduction in the Commitments hereunder shall be made ratably among the Lenders in accordance with their respective applicable Commitments.
SECTION 2.10. Conversion and Continuation of Borrowings. The Borrower shall have the right at any time upon prior irrevocable notice (including by telephone or e-mail, which in the case of telephonic notice, shall be promptly followed by written notice) to the Administrative Agent (a) not later than 2:00 p.m., New York City time, one Business Day prior to conversion, to convert any Eurodollar Borrowing into an ABR Borrowing, (b) not later than 2:00 p.m., New York City time, three Business Days prior to conversion or continuation, to convert any ABR Borrowing into a Eurodollar Borrowing or to continue any Eurodollar Borrowing as a Eurodollar Borrowing for an additional Interest Period, and (c) not later than 2:00 p.m., New York City time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Borrowing to another permissible Interest Period, subject in each case to the following:
(i) each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;

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(ii) if less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(a) and 2.02(b) regarding the principal amount and maximum number of Borrowings of the relevant Type;
(iii) each conversion shall be effected by each Lender and the Administrative Agent by recording for the account of such Lender the new Loan of such Lender resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued interest on any Eurodollar Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;
(iv) if any Eurodollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.16;
(v) any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Borrowing;
(vi) any portion of a Eurodollar Borrowing that cannot be converted into or continued as a Eurodollar Borrowing by reason of the immediately preceding clause shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing;
(vii) no Interest Period may be selected for any Eurodollar Borrowing that would end later than a Repayment Date occurring on or after the first day of such Interest Period if, after giving effect to such selection, the aggregate outstanding amount of (A) the Eurodollar Borrowings comprised of Loans or Other Loans, as applicable, with Interest Periods ending on or prior to such Repayment Date and (B) the ABR Borrowings comprised of Loans or Other Loans, as applicable, would not be at least equal to the principal amount of Borrowings to be paid on such Repayment Date; and
(viii) upon notice to the Borrower from the Administrative Agent given at the request of the Required Lenders, after the occurrence and during the continuance of a Default or Event of Default, no outstanding Loan may be converted into, or continued as, a Eurodollar Loan.
Each notice pursuant to this Section 2.10 shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that the Borrower requests be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing or an ABR Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, the Borrower shall be deemed to

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have selected an Interest Period of one month’s duration. The Administrative Agent shall advise the Lenders of any notice given pursuant to this Section 2.10 and of each Lender’s portion of any converted or continued Borrowing. If the Borrower shall not have given notice in accordance with this Section 2.10 to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be converted to an ABR Borrowing.
SECTION 2.11. Repayment of Borrowings. (a) (i)  The Borrower shall pay to the Administrative Agent, for the account of the Lenders, on the dates set forth below, or if any such date is not a Business Day, on the next preceding Business Day (each such date being called a “Repayment Date”), a principal amount of the Loans (as amended or adjusted from time to time pursuant to Sections 2.11(a)(ii), 2.11(b), 2.12, 2.13(f) and 2.22(d)) equal to the amount set forth below for such date, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment:

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Repayment Date	Amount
June 30, 2017	$1,312,500.00
September 30, 2017	$1,312,500.00
December 31, 2017	$1,312,500.00
March 31, 2018	$1,312,500.00
June 30, 2018	$1,312,500.00
September 30, 2018	$1,312,500.00
December 31, 2018	$1,312,500.00
March 31, 2019	$1,312,500.00
June 30, 2019	$1,312,500.00
September 30, 2019	$1,312,500.00
December 31, 2019	$1,312,500.00
March 31, 2020	$1,312,500.00
June 30, 2020	$1,312,500.00
September 30, 2020	$1,312,500.00
December 31, 2020	$1,312,500.00
March 31, 2021	$1,312,500.00
June 30, 2021	$1,312,500.00
September 30, 2021	$1,312,500.00
December 31, 2021	$1,312,500.00
March 31, 2022	$1,312,500.00
June 30, 2022	$1,312,500.00
September 30, 2022	$1,312,500.00
December 31, 2022	$1,312,500.00
March 31, 2023	$1,312,500.00
June 30, 2023	$1,312,500.00
September 30, 2023	$1,312,500.00
December 31, 2023	$1,312,500.00
March 31, 2024	$1,312,500.00
Maturity Date	Remaining unpaid principal amount of the Loans

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(ii) Upon the making of the Delayed Draw Term Loans, the amortization schedule set forth in Section 2.11(a)(i) above shall be automatically amended (and without any action on the part of any party hereto other than the Administrative Agent providing notice referred to below and making appropriate notations in its records) to increase the remaining scheduled installments set forth therein in such amount as is necessary to cause the Delayed Draw Term Loans to be entitled to scheduled amortization payments that represent the same percentage of the principal amount of such Delayed Draw Term Loans at the time of the initial Borrowing thereof as the amortization percentage that is applicable at such time to all Initial Term Loans outstanding immediately prior to such Borrowing of the Delayed Draw Term Loans (it being understood that (A) such amendment shall be effected upon written notice thereof by the Administrative Agent to the Borrower and (B) for the avoidance of doubt, no such amendment shall result in a decrease in the amortization applicable to any Lender in respect of its Initial Term Loans outstanding immediately prior to such Borrowing of Delayed Draw Term Loans).
(iii) The Borrower shall pay to the Administrative Agent, for the account of the Incremental Lenders, on each Incremental Loan Repayment Date, a principal amount of the Other Loans (as adjusted from time to time pursuant to Sections 2.11(b), 2.12 and 2.13(f)) equal to the amount set forth for such date in the applicable Incremental Loan Assumption Agreement, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.
(iv) The Borrower shall pay to the Administrative Agent, for the account of the applicable Refinancing Lenders, on each applicable Refinancing Loan Repayment Date, a principal amount of the applicable Class of Refinancing Loans (as adjusted from time to time pursuant to Sections 2.11(b), 2.12 and 2.13(f)) equal to the amount set forth for such date in the applicable Refinancing Amendment, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.
(b) In the event and on each occasion that the Incremental Loan Commitments shall be reduced or shall expire or terminate other than as a result of the making of an Incremental Loan, the installments payable on each Incremental Loan Repayment Date shall be reduced pro rata by an aggregate amount equal to the amount of such reduction, expiration or termination.
(c) To the extent not previously paid, all Loans, Other Loans, Refinancing Loans and Extended Loans shall be due and payable on the Maturity Date, the Incremental Loan Maturity Date, the maturity date of such Refinancing Loans and the maturity date of such Extended Loans, respectively, together with accrued and unpaid interest on the principal amount to be paid to but excluding the date of payment.
(d) All repayments pursuant to this Section 2.11 shall be subject to Section 2.16, but shall otherwise be without premium or penalty.

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SECTION 2.12. Voluntary Prepayments. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon at least three Business Days’ prior written or fax notice (or telephone notice promptly confirmed by written or fax notice) in the case of Eurodollar Loans, or written or fax notice (or telephone notice promptly confirmed by written or fax notice) at least one Business Day prior to the date of prepayment in the case of ABR Loans, to the Administrative Agent before 12:00 noon, New York City time; provided, however, that each partial prepayment shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000.
(b) Voluntary prepayments of outstanding Loans shall be applied against the remaining scheduled installments of principal due in respect of the Loans under Section 2.11 as directed by the Borrower.
(c) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein; provided, however, that if such prepayment is for all of the then outstanding Loans, then the Borrower may revoke such notice and/or extend the prepayment date by not more than five Business Days; provided, further, however, that the provisions of Section 2.16 shall apply with respect to any such revocation or extension. All prepayments under this Section 2.12 shall be subject to Section 2.16 but otherwise without premium or penalty (subject to the last sentence of this Section 2.12(c)). All prepayments under this Section 2.12 shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment. In the event that prior to the date that is six months after the Third Restatement Date, the Borrower (i) voluntarily prepays or otherwise refinances, substitutes or replaces any Loans pursuant to any Repricing Transaction or (ii) effects any amendment of this Agreement resulting in a Repricing Transaction, then the Borrower shall pay to the Lenders (x) in the case of clause (i), a fee of 1.00% of the aggregate principal amount of Loans so voluntarily prepaid, refinanced, substituted or replaced and (y) in the case of clause (ii), a fee equal to 1.00% of the aggregate principal amount of the applicable Loans outstanding immediately prior to such amendment.
SECTION 2.13. Mandatory Prepayments.
(a) Not later than the tenth day following the receipt of Net Cash Proceeds (other than (A) a Store Conversion Transaction not involving Net Cash Proceeds in excess of $1,000,000 and (B) a transaction addressed in Section 2.13(e)) in respect of any Term Loan Priority Collateral Sale, the Borrower shall apply 100% of the Net Cash Proceeds received with respect thereto to prepay outstanding Loans in accordance with Section 2.13(f); provided that, if (i) the Borrower shall deliver a certificate of a Responsible Officer to the Administrative Agent not later than the tenth day following receipt thereof setting forth the Borrower’s intent to reinvest such proceeds in productive assets of a kind then used or usable in the business of the Borrower and its Restricted Subsidiaries within 365 days of receipt of such proceeds, (ii) such proceeds are at all times following the delivery of such

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certificate and prior to such reinvestment, held in a depositary account maintained in accordance with Section 5.22 hereof and subject to a Blocked Account Agreement in favor of the Collateral Agent and the ABL Collateral Agent and (iii) no Default or Event of Default shall have occurred and shall be continuing at the time of such certificate or at the proposed time of the application of such proceeds, such proceeds shall not be required to prepay outstanding Loans except to the extent not so used at the end of such 365‑day period or committed to be so used at the end of and so used within 180 days after the end of such 365-day period, at which time any such proceeds not so used shall be applied to prepay outstanding Loans in accordance with Section 2.13(f).
(b) In the event that the Borrower or any Restricted Subsidiary conducts any Other Asset Sale for which the Net Cash Proceeds exceed $5,000,000 (other than a transaction addressed in Section 2.13(e)), then the Borrower shall apply 100% of the Net Cash Proceeds received with respect to such Other Asset Sale, to prepay outstanding Loans in accordance with Section 2.13(f) not later than the tenth day following the receipt of such Net Cash Proceeds; provided that if (x) the Borrower shall deliver a certificate of a Responsible Officer to the Administrative Agent not later than the tenth day following receipt thereof setting forth the Borrower’s intent to reinvest such proceeds in productive assets of a kind then used or usable in the business of the Borrower and its Restricted Subsidiaries within 365 days of receipt of such proceeds, (y) such proceeds attributable to Term Loan Priority Collateral are at all times following the delivery of such certificate and prior to such reinvestment, held in a depositary account maintained in accordance with Section 5.22 hereof and subject to a Blocked Account Agreement in favor of the Collateral Agent and the ABL Collateral Agent and (z) no Default or Event of Default shall have occurred and shall be continuing at the time of such certificate or at the proposed time of the application of such proceeds, such proceeds shall not be required to prepay outstanding Loans except to the extent not so used at the end of such 365‑day period or committed to be so used at the end of and so used within 180 days after the end of such 365-day period, at which time any such proceeds not so used shall be applied to prepay outstanding Loans in accordance with Section 2.13(f).
(c) No later than 90 days after the end of each Fiscal Year of the Borrower, commencing with the Fiscal Year ending closest to February 28, 2014, the Borrower shall prepay outstanding Loans in accordance with Section 2.13(f) in an aggregate principal amount equal to (x) 50% of Excess Cash Flow for the Fiscal Year then ended minus (y) voluntary prepayments of Loans under Section 2.12 made during such Fiscal Year with Internally Generated Cash; provided that such prepayments do not occur in connection with a refinancing of all or any portion of such Indebtedness; provided, further, that the Excess Cash Flow percentage for any Fiscal Year with respect to which Excess Cash Flow is measured shall be reduced to (A) 25% if the Total Secured Leverage Ratio as of the last day of such Fiscal Year is less than or equal to 1.75:1.00 but greater than 1.25:1.00 and (B) zero if the Total Secured Leverage Ratio as of the last day of such Fiscal Year is less than or equal to 1.25:1.00.

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(d) In the event that the Borrower or any Restricted Subsidiary shall receive Net Cash Proceeds from the issuance or incurrence of Indebtedness for money borrowed (other than Permitted Indebtedness), the Borrower shall, substantially simultaneously with (and in any event not later than the first Business Day next following) the receipt of such Net Cash Proceeds by the Borrower or such Restricted Subsidiary, apply an amount equal to 100% of such Net Cash Proceeds to prepay outstanding Loans in accordance with Section 2.13(f).
(e) In the event that following the Third Restatement Date the Borrower or any Restricted Subsidiary conducts any sale and leaseback transactions involving Term Loan Priority Collateral pursuant to clause (h)(iii) of the definition of Permitted Disposition then the Borrower shall apply (i) 100% of the first $100,000,000 of the aggregate Net Cash Proceeds received with respect thereto, and (ii) thereafter, 50% of the aggregate Net Cash Proceeds in excess of such amount up to an aggregate amount that would cause the Total Secured Leverage Ratio on a pro forma basis after giving effect to such prepayment to be no greater than 2.00:1.00, in each case to prepay outstanding Loans in accordance with Section 2.13(f) not later than the tenth day following the receipt of any such Net Cash Proceeds; provided, that if (x) the Borrower shall deliver a certificate of a Responsible Officer to the Administrative Agent not later than the tenth day following receipt thereof setting forth the Borrower’s intent to reinvest such proceeds in productive assets of a kind then used or usable in the business of the Borrower and its Restricted Subsidiaries within 365 days of receipt of such proceeds, (y) such proceeds attributable to Term Loan Priority Collateral are at all times following the delivery of such certificate and prior to such reinvestment, held in a depositary account maintained in accordance with Section 5.22 hereof and subject to a Blocked Account Agreement in favor of the Collateral Agent and the ABL Collateral Agent and (z) no Default or Event of Default shall have occurred and shall be continuing at the time of such certificate or at the proposed time of the application of such proceeds, such proceeds shall not be required to prepay outstanding Loans except to the extent not so used at the end of such 365 day period or committed to be so used at the end of and so used within 180 days after the end of such 365-day period, at which time any such proceeds not so used shall be applied to prepay outstanding Loans in accordance with Section 2.13(f).
(f) Mandatory prepayments of outstanding Loans under this Agreement shall be allocated pro rata between the Loans, the Other Loans and the Extended Loans (unless Other Loans or Extended Loans agreed to receive less than their pro rata share) and applied first, to the next four succeeding scheduled installments of principal due in respect of the Loans, Other Loans and Refinancing Loans under Sections 2.11(a)(i), (iii) and (iv), respectively, second, pro rata against the remaining scheduled installments of principal due in respect of the Loans, Other Loans and the Refinancing Loans under Sections 2.11(a)(i), (iii) and (iv), respectively (excluding the final payments on the Maturity Date of the Loans (or the maturity date in respect of such Other Loans or Extended Loans) under Sections 2.11(a)(i), (iii) and (iv) respectively and third, to the final payment on the Maturity Date of the Loans (or the final payment on the maturity date of such Other Loans or Extended Loans).

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(g) [reserved]
(h) The Borrower shall deliver to the Administrative Agent, at the time of each prepayment required under this Section 2.13, (i) a certificate signed by a Responsible Officer of the Borrower setting forth in reasonable detail the calculation of the amount of such prepayment and (ii) to the extent practicable (except in respect of prepayments required under Section 2.13(d)), at least three (3) Business Days prior written notice of such prepayment. Each notice of prepayment shall specify the prepayment date, the Type of each Loan being prepaid and the principal amount of each Loan (or portion thereof) to be prepaid. All prepayments of Borrowings under this Section 2.13 shall be subject to Section 2.16, but shall otherwise be without premium or penalty, and shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment.
SECTION 2.14. Reserve Requirements; Change in Circumstances. (a) Notwithstanding any other provision of this Agreement, if any Change in Law shall impose, modify or deem applicable any reserve, special deposit, liquidity requirement, Tax (other than Indemnified Taxes indemnified pursuant to Section 2.20 and Excluded Taxes) or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender (except any such reserve requirement which is reflected in the Adjusted LIBO Rate) or shall impose on such Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or increase the cost to any Lender or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender to be material, then the Borrower will pay to such Lender upon demand such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.
(b) If any Lender shall have determined that any Change in Law regarding capital adequacy or liquidity has had or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender pursuant hereto to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity) by an amount deemed by such Lender to be material, then from time to time the Borrower shall pay to such Lender upon demand such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
(c) A certificate of a Lender setting forth (i) the amount or amounts necessary to compensate such Lender or its holding company, as applicable, and (ii) the calculations supporting such amount or amounts, as specified in Sections 2.14(a) or 2.14(b) shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower

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shall pay such Lender the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.
(d) Failure or delay on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be under any obligation to compensate any Lender under Sections 2.14(a) or 2.14(b) with respect to increased costs or reductions with respect to any period prior to the date that is 180 days prior to such request if such Lender knew or would reasonably have been expected to know of the circumstances giving rise to such increased costs or reductions and of the fact that such circumstances would result in a claim for increased compensation by reason of such increased costs or reductions; provided, further, that the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any Change in Law within such 180-day period. The protection of this Section 2.14 shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the Change in Law that shall have occurred or been imposed.
(e) No Lender shall demand compensation pursuant to this Section 2.14 unless such Lender is making corresponding demands on similarly situated borrowers in comparable credit facilities to which such Lender is party.
SECTION 2.15. Change in Legality. (a) Notwithstanding any other provision of this Agreement, if any Change in Law shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Administrative Agent:
(i) such Lender may declare that Eurodollar Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods) and ABR Loans will not thereafter (for such duration) be converted into Eurodollar Loans, whereupon any request for a Eurodollar Borrowing (or to convert an ABR Borrowing to a Eurodollar Borrowing or to continue a Eurodollar Borrowing for an additional Interest Period) shall, as to such Lender only, be deemed a request for an ABR Loan (or a request to continue an ABR Loan as such for an additional Interest Period or to convert a Eurodollar Loan into an ABR Loan, as the case may be), unless such declaration shall be subsequently withdrawn; and
(ii) such Lender may require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in Section 2.15(b).
In the event any Lender shall exercise its rights under clauses (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such

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Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.
(b) For purposes of this Section 2.15, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan made by such Lender, if lawful, on the last day of the Interest Period then applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.
SECTION 2.16. Breakage. The Borrower shall indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of (a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Eurodollar Loan prior to the end of the Interest Period in effect therefor, (ii) the conversion of any Eurodollar Loan to an ABR Loan, or the conversion of the Interest Period with respect to any Eurodollar Loan, in each case other than on the last day of the Interest Period in effect therefor, or (iii) any Eurodollar Loan to be made by such Lender (including any Eurodollar Loan to be made pursuant to a conversion or continuation under Section 2.10) not being made after notice of such Loan shall have been given by the Borrower hereunder (any of the events referred to in this clause (a) being called a “Breakage Event”) or (b) any default in the making of any payment or prepayment of any Eurodollar Loan required to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Eurodollar Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over (ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period. Each Lender shall provide a certificate setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.16 to the Borrower within 180 days after the Breakage Event and such certificate shall be conclusive absent manifest error.
SECTION 2.17. Pro Rata Treatment. Except as required under Section 2.15 or otherwise stated herein, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective applicable Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans). Each Lender agrees that in computing such Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such Borrowing to the next higher or lower whole Dollar amount.
SECTION 2.18. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker’s lien, setoff or counterclaim against the Borrower or any other Loan Party, or pursuant to a secured claim under Section 506 of Title 11 of the United

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States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or Loans as a result of which the unpaid principal portion of its Loans shall be proportionately less than the unpaid principal portion of the Loans of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Loans of such other Lender, so that the aggregate unpaid principal amount of the Loans held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding as the principal amount of its Loans prior to such exercise of banker’s lien, setoff or counterclaim or other event was to the principal amount of all Loans outstanding prior to such exercise of banker’s lien, setoff or counterclaim or other event; provided, however, that (i) if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.18 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest, and (ii) the provisions of this Section 2.18 shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to any Affiliates of the Borrower (as to which the provisions of this Section 2.18 shall apply). The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Loan deemed to have been so purchased may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrower in the amount of such participation.
SECTION 2.19. Payments. (a) The Borrower shall make each payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder and under any other Loan Document not later than 2:00 p.m., New York City time, on the date when due in immediately available Dollars, without setoff, defense or counterclaim. Each such payment shall be made to the Administrative Agent at its offices described on Schedule 9.01(b) (or as otherwise notified by the Administrative Agent in writing to the Borrower from time to time). Any payments received by the Administrative Agent after 2:00 p.m., New York City time, may, in the Administrative Agent’s sole discretion, be deemed received on the next succeeding Business Day. Subject to Article VIII, the Administrative Agent shall promptly distribute to each Lender any payments received by the Administrative Agent on behalf of such Lender.
(b) Except as otherwise expressly provided herein, whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

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SECTION 2.20. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower or any other Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that, if any Indemnified Taxes or Other Taxes are required to be deducted from such payments, then (i) the sum payable by the Borrower or other Loan Party shall be increased as necessary so that after making all required deductions, (including deductions applicable to additional sums payable under this Section 2.20) the Administrative Agent and each Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower or such Loan Party shall make such deductions as required by law and (iii) the Borrower or such Loan Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.
(b) In addition, the Borrower and any other Loan Party, as the case may be, shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
(c) The Borrower shall indemnify the Administrative Agent and each Lender, within 30 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid or payable by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower or any other Loan Party hereunder or otherwise with respect to any Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.20) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or by the Administrative Agent on behalf of itself or a Lender shall be conclusive absent manifest error.
(d) Not later than 30 days after any payment pursuant to this Section 2.20 of Indemnified Taxes or Other Taxes by the Borrower or any other Loan Party to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(e) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law and reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate. Notwithstanding anything to the contrary in the preceding sentence, the completion, execution and submission of such documentation (other than such documentation set forth in the following two sentences of

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this Section 2.20(e) and in Section 2.20(f)) shall not be required if in the Lender's reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Without limiting the generality of the foregoing, each Foreign Lender shall deliver to the Borrower and the Administrative Agent, on or prior to the date it becomes a Lender hereunder and thereafter upon the expiration, obsolescence or invalidity of any previously delivered documentation or upon the reasonable request of the Borrower or the Administrative Agent, two original, properly completed IRS Forms W-8BEN or W-8BEN-E (claiming the benefits of an applicable tax treaty), W-8ECI, W-8EXP or W-8IMY (together with any required attachments) or, if the Foreign Lender is relying on the so-called “portfolio interest exemption,” two properly completed IRS Forms W-8BEN or W-8BEN-E and two executed certificates substantially in the form of Exhibit O hereto stating that the Foreign Lender is not (i) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (ii) a “10-percent shareholder” within the meaning of Section 871(h)(3)(B) of the Code or (iii) a “controlled foreign corporation” related to any Loan Party within the meaning of Section 864(d)(4) of the Code, in the case of any of the foregoing certifying that the Foreign Lender is entitled to an exemption or reduced rate of U.S. federal withholding tax on payments hereunder. Each Lender that is not a Foreign Lender shall deliver to the Borrower and the Administrative Agent, on or prior to the date it becomes a Lender hereunder and thereafter upon the expiration, obsolescence or invalidity of any previously delivered documentation or upon the reasonable request of the Borrower or the Administrative Agent, two original, properly completed IRS Forms W-9 or shall otherwise establish an exemption from U.S. backup withholding. Notwithstanding the foregoing, this Section 2.20(e) shall not require any Lender to provide any forms or documentation that it is not legally entitled to provide.
(f) If a payment made to a Lender hereunder may be subject to U.S. federal withholding tax under FATCA if such Lender fails to comply with the applicable reporting requirements of FATCA, such Lender shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent, such documentation prescribed by applicable law and such additional documentation reasonably requested by the Borrower or the Administrative Agent to comply with its withholding obligations, to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.20(f), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(g) Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
SECTION 2.21. Assignment of Commitments Under Certain Circumstances; Duty to Mitigate. (a) In the event (i) any Lender delivers a certificate requesting compensation

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pursuant to Section 2.14, (ii) any Lender delivers a notice described in Section 2.15, (iii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority on account of any Lender pursuant to Section 2.20 or (iv) any Lender refuses to consent to any amendment, waiver or other modification of any Loan Document requested by the Borrower that requires the consent of a greater percentage of the Lenders than the Required Lenders and such amendment, waiver or other modification is consented to by the Required Lenders, then, in each case, the Borrower may, at its sole expense and effort (including with respect to the processing and recordation fee referred to in Section 9.04(b)), upon notice to such Lender and the Administrative Agent, require such Lender to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests, rights and obligations under this Agreement (or, in the case of clause (iv) above, all of its interests, rights and obligations with respect to the Class of Loans or Commitments that is the subject of the related consent, amendment, waiver or other modification) to an Eligible Assignee that shall assume such assigned obligations and, with respect to clause (iv) above, shall consent to such requested amendment, waiver or other modification of any Loan Documents (which assignee may be another Lender, if a Lender accepts such assignment); provided that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (y) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld or delayed, and (z) the Borrower or such assignee shall have paid to the affected Lender in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans of such Lender plus all Fees and other amounts accrued for the account of such Lender hereunder with respect thereto (including any amounts under Sections 2.14, 2.16 and 2.20 and, in the case of any such assignment occurring in connection with a Repricing Transaction occurring prior to the date that is six months after the Third Restatement Date, the prepayment fee pursuant to Section 2.12(c) (with such assignment being deemed to be a voluntary prepayment for purposes of determining the applicability of Section 2.12(c), such amount to be payable by the Borrower)); provided, further, that if prior to any such transfer and assignment the circumstances or event that resulted in such Lender’s claim for compensation under Section 2.14, notice under Section 2.15 or the amounts paid pursuant to Section 2.20, as the case may be, cease to cause such Lender to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in Section 2.15, or cease to result in amounts being payable under Section 2.20, as the case may be (including as a result of any action taken by such Lender pursuant to Section 2.21(b)), or if such Lender shall waive its right to claim further compensation under Section 2.14 in respect of such circumstances or event or shall withdraw its notice under Section 2.15 or shall waive its right to further payments under Section 2.20 in respect of such circumstances or event or shall consent to the proposed amendment, waiver, consent or other modification, as the case may be, then such Lender shall not thereafter be required to make any such transfer and assignment hereunder. Each Lender hereby grants to the Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender, as assignor, any Assignment and

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Acceptance necessary to effectuate any assignment of such Lender’s interests hereunder in the circumstances contemplated by this Section 2.21(a).
(b) If (i) any Lender shall request compensation under Section 2.14, (ii) any Lender delivers a notice described in Section 2.15 or (iii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority on account of any Lender pursuant to Section 2.20, then such Lender shall use reasonable efforts (which shall not require such Lender to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (x) to file any certificate or document reasonably requested in writing by the Borrower or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section 2.14 or enable it to withdraw its notice pursuant to Section 2.15 or would reduce amounts payable pursuant to Section 2.20, as the case may be, in the future. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such filing or assignment, delegation and transfer.
SECTION 2.22. Incremental Loans. (a) The Borrower may, by written notice to the Administrative Agent from time to time, request Incremental Loan Commitments in an amount not to exceed the Incremental Loan Amount from one or more Incremental Lenders, all of which must be Eligible Assignees. Such notice shall set forth (i) the amount of the Incremental Loan Commitments being requested (which shall be in minimum increments of $1,000,000 and a minimum amount of $5,000,000 or such lesser amount equal to the remaining Incremental Loan Amount), (ii) the date on which such Incremental Loan Commitments are requested to become effective (which shall not be less than 10 Business Days nor more than 60 days after the date of such notice), and (iii) whether such Incremental Loan Commitments are commitments to make additional Loans or commitments to make term loans with terms different from the Loans (“Other Loans”).
(b) The Borrower may seek Incremental Loan Commitments from existing Lenders (each of which shall be entitled to agree or decline to participate in its sole discretion) and additional banks, financial institutions and other institutional lenders who will become Incremental Lenders in connection therewith; provided that the Borrower and the Administrative Agent shall have consented to such additional banks, financial institutions and other institutional lenders to the extent the consent of the Borrower or the Administrative Agent, as applicable, would be required if such institution were receiving an assignment of Loans pursuant to Section 9.04 (provided, further, that the consent of the Administrative Agent shall not be required with respect to an additional bank, financial institution, or other institutional lender that is an Affiliate of a Lender or a Related Fund). The Borrower and each Incremental Lender shall execute and deliver to the Administrative Agent an Incremental Loan Assumption Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the Incremental Loan Commitment of each Incremental Lender. Without the prior written consent of the Administrative Agent, (i) the final maturity date of any Other Loans shall be no earlier than

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the Maturity Date, (ii) the average life to maturity of the Other Loans shall be no shorter than the remaining average life to maturity of the Loans, (iii) if the initial yield on such Other Loans (as reasonably determined by the Administrative Agent to be equal to the sum of (x) the margin above the Adjusted LIBO Rate on such Other Loans (taking into account any interest rate floors with respect to such Other Loans) and (y) if such Other Loans are initially made at a discount or the Lenders making the same receive a fee directly or indirectly from the Borrower or any Subsidiary for doing so (the amount of such discount or fee being referred to herein as “OID”), the amount of such OID (expressed as a percentage of the Other Loans) divided by the lesser of (A) the average life to maturity of such Other Loans and (B) four (4) exceeds the sum of (I) the Applicable Margin above the Adjusted LIBO Rate (taking into account any interest rate floors) then in effect for Eurodollar Loans and (II) the amount of OID with respect to existing Loans (expressed as a percentage of the existing Loans) divided by four, by more than 50 basis points (the amount of such excess above 50 basis points being referred to herein as the “Yield Differential”), then the Applicable Margin then in effect for Loans shall automatically be increased by the Yield Differential, effective upon the making of the Other Loans and (iv) if the covenants, events of default and guarantees of any such Indebtedness (excluding, for the avoidance of doubt, interest rates, interest margins, rate floors, fees, funding discounts, original issue discounts and voluntary prepayment or voluntary redemption premiums and terms) (when taken as a whole) are materially more favorable to the lenders or holders providing such Other Loans than those applicable to the Loans (when taken as a whole) (other than covenants or other provisions applicable only to periods after the Latest Maturity Date at the time of incurrence, issuance or obtainment of such Other Loans), the Loans will be modified to reflect such more favorable terms (taken as a whole) and the Borrower and the Administrative Agent may amend this Agreement for such purpose without the consent of any other party hereto. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Loan Assumption Agreement. Notwithstanding anything in Section 9.08 to the contrary, each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Loan Assumption Agreement, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Incremental Loan Commitment and the Incremental Loans evidenced thereby, and the Administrative Agent and the Borrower may revise this Agreement to evidence such amendments. Incremental Loans and Other Loans shall have the same guarantees as, and be secured on a pari passu basis with, the Loans.
(c) Notwithstanding the foregoing, no Incremental Loan Commitment shall become effective under this Section 2.22 unless (i) on the date of such effectiveness, (x) the representations and warranties set forth in Article III and in each other Loan Document shall be true and correct in all material respects (or in all respects to the extent qualified by materiality or Material Adverse Effect) on and as of such date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (or in all respects to the extent qualified by materiality or Material Adverse Effect) on and as of such earlier date and (y) at the time of and immediately after the giving effect to the Borrowing of Incremental Loans, no Default

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or Event of Default shall have occurred and be continuing, and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Responsible Officer of the Borrower, (ii) all fees and expenses owing to the Administrative Agent and the Incremental Lenders in respect of such increase shall have been paid, (iii) except as otherwise specified in the applicable Incremental Loan Assumption Agreement, the Administrative Agent shall have received (with sufficient copies for each of the Incremental Lenders) legal opinions, board resolutions and other closing certificates reasonably requested by the Administrative Agent and consistent with those delivered on the Closing Date under Section 4.01 of the Original Credit Agreement and (iv) to the extent reasonably necessary to maintain the continuing priority of the Lien of the Mortgages on the Real Estate Collateral Properties as security for the Obligations, as determined by the Administrative Agent in its reasonable discretion, (x) the applicable Loan Party to any Mortgages shall have entered into, and delivered to the Administrative Agent, at the direction and in the sole discretion of the Administrative Agent a mortgage modification or new Mortgage in proper form for recording in the relevant jurisdiction and in a form reasonably satisfactory to the Administrative Agent, (y) the Borrower shall have caused to be delivered to the Administrative Agent for the benefit of the Lenders an endorsement to the title insurance policy, date down(s) or other evidence reasonably satisfactory to the Administrative Agent insuring that the priority of the Lien of such Mortgages as security for the Obligations has not changed and confirming and/or insuring that since the issuance of the title insurance policy there has been no change in the condition of title and there are no intervening liens or encumbrances that may then or thereafter take priority over the Lien of such Mortgages (other than Permitted Encumbrances) and (z) the Borrower shall have delivered, at the request of the Administrative Agent, to the Administrative Agent and/or all other relevant third parties all other items reasonably necessary to maintain the continuing priority of the Lien of such Mortgages as security for the Obligations.
(d) Each of the parties hereto hereby agrees that the Administrative Agent may, in consultation with the Borrower, take any and all action as may be reasonably necessary to ensure that all Incremental Loans (other than Other Loans), when originally made, are included in each Borrowing of outstanding Loans on a pro rata basis. This may be accomplished by requiring each outstanding Eurodollar Borrowing to be converted into an ABR Borrowing on the date of each Incremental Loan, or by allocating a portion of each Incremental Loan to each outstanding Eurodollar Borrowing on a pro rata basis. Any conversion of Eurodollar Loans to ABR Loans required by the preceding sentence shall be subject to Section 2.16. If any Incremental Loan is to be allocated to an existing Interest Period for a Eurodollar Borrowing, then the interest rate thereon for such Interest Period and the other economic consequences thereof shall be as set forth in the applicable Incremental Loan Assumption Agreement. In addition, to the extent any Incremental Loans are not Other Loans, the scheduled amortization payments under Section 2.11(a)(i) required to be made after the making of such Incremental Loans shall be ratably increased by the aggregate principal amount of such Incremental Loans and shall be further increased for all Lenders on a pro rata basis to the extent necessary to avoid any reduction in the amortization payments to which the Lenders were entitled before such recalculation.

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(e) Limited Condition Acquisitions.    Notwithstanding the foregoing provisions of this Section 2.22 or any other provision of this Agreement or any other Loan Document:
(i) if the proceeds of any Incremental Loan are intended to be applied to finance a Limited Condition Acquisition, to the extent the Lenders providing such Incremental Loans agree, the conditions precedent to Borrower’s right to request such Incremental Loan for a Limited Condition Acquisition may be limited to the following: at the date of closing of such Limited Condition Acquisition and the funding of the applicable Incremental Loan, (A) no Event of Default under Section 7.01(a), (f) or (g) shall have occurred and be continuing, (B) the only representations and warranties the accuracy of which shall be a condition to funding such advance shall be the customary “specified representations” and the representations of the seller or the target company (as applicable) included in the acquisition agreement related to such Limited Condition Acquisition that are material to the interests of the Lenders and only to the extent that the Borrower or its applicable Subsidiary has the right to terminate its obligations under such acquisition agreement or decline to consummate such Limited Condition Acquisition as a result of a failure of such representations to be accurate, and
(ii) in the case of the incurrence of any Indebtedness or Liens or the making of any Investments, Restricted Payments, prepayments of Indebtedness, Dispositions or fundamental changes or the designation of any Unrestricted Subsidiaries in connection with a Limited Condition Acquisition, the relevant ratios and baskets shall be determined, and any condition regarding the absence of any Default or Event of Default shall be tested, as of the date the definitive acquisition agreements for such Limited Condition Acquisition are entered into and calculated as if the acquisition and other pro forma events in connection therewith were consummated on such date; provided that in connection with the calculation of any ratio or basket with respect to the incurrence of any Indebtedness or Liens or the making of any Investments, Restricted Payments, prepayments of Indebtedness, Dispositions or fundamental changes or the designation of any Unrestricted Subsidiary on or following such date and prior to the earlier of the date on which such Limited Condition Acquisition is consummated or the definitive agreements for such Limited Condition Acquisition is terminated, with respect to any such transaction other than in connection with such Limited Condition Acquisition, any such ratio shall be calculated on a pro forma basis (A) assuming such Limited Condition Acquisition and other pro forma events in connection therewith (including any incurrence of Indebtedness) have been consummated and (B) assuming such Limited Condition Acquisition and other pro forma events in connection therewith (including any incurrence of indebtedness) have not been consummated.

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SECTION 2.23. Extension Amendments. (a) So long as no Event of Default or Default has occurred and is continuing (after giving effect to any amendments and/or waivers that are or become effective on the date of the relevant conversion), the Borrower may at any time and from time to time request that all or a portion of any Class of Loans then outstanding selected by the Borrower (such series, the “Original Loans”) be converted to extend the maturity date thereof and to provide for other terms permitted by this Section 2.23 (any portion thereof that have been so extended, the “Extended Loans” and the remainder not so extended, the “Non-Extended Loans”). Prior to entering into any Extension Amendment with respect to any Original Loans, the Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each Lender who has Original Loans) in such form as approved from time to time by the Borrower and the Administrative Agent (each, an “Extension Request”) setting forth the terms of the proposed Extended Loans, as applicable, which terms shall be identical to those applicable to the Original Loans, except for Section 2.23 Additional Agreements or as otherwise permitted by this Section 2.23 and except (w) the maturity date of Extended Loans may be delayed to a date after the Maturity Date, (x) Extended Loans may have different amortization payments than the Original Loans; provided that the Weighted Average Life to Maturity of such Extended Loans shall be no shorter than the Weighted Average Life to Maturity of the Original Loans from which they were converted and (y) the initial yield (including, without limitation, margins, fees and premiums) of the Extended Loans may be higher or lower than the initial yield (including, without limitation, margins, fees and premiums) of the Original Loans; provided, however, that if the initial yield on such Extended Loans (as reasonably determined by the Administrative Agent to be equal to the sum of (x) the margin above the Adjusted LIBO Rate on such Extended Loans (taking into account any interest rate floors with respect to such Extended Loans) and (y) if the Extending Lenders agreeing to extend their Loans receive a fee directly or indirectly from the Borrower or any Subsidiary for doing so (the amount of such fee, expressed as a percentage of the Extended Loans, being referred to herein as the “Extension Fee”), the amount of such Extension Fee divided by the lesser of (A) the average life to maturity of such Extended Loans and (B) four) exceeds the sum of the Applicable Margin above the Adjusted LIBO Rate (taking into account any interest rate floors) then in effect for the Original Loans, and (B) the amount of OID (expressed as a percentage of the Original Loans) with respect to the Original Loans divided by four, by more than 50 basis points (the amount of such excess above 50 basis points being referred to herein as the “Extended Loan Yield Differential”), then the Applicable Margin then for such Loans shall automatically be increased by the Extended Loan Yield Differential, effective upon the extension of the Extended Loans. In addition to any other terms and changes required or permitted by this Section 2.23, each Extension Amendment establishing a Class of Extended Loans shall amend the scheduled amortization payments provided under Section 2.11 with respect to the related Non-Extended Loans to reduce each scheduled installment for such Non-Extended Loans to an aggregate amount equal to the product of (1) the original aggregate amount of such installment with respect to the Original Loans, multiplied by (2) a fraction, the numerator of which is the aggregate principal amount of such related Non-Extended Loans and (y) the denominator of which is the aggregate principal amount of such Original Loans prior to the effectiveness of such Extension Amendment (it being understood that the amount of any installment payable with respect

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to any individual Non-Extended Loan shall not be reduced as a result thereof without the consent of the holder of such individual Non-Extended Loan). No Lender shall have any obligation to agree to have any of its Original Loans converted into Extended Loans pursuant to any Extension Request.
(b) The Borrower shall provide the applicable Extension Request at least seven Business Days prior to the date on which the applicable Lenders are requested to respond (or such later date as the Administrative Agent may agree). Any Lender (an “Extending Lender”) wishing to have all or a portion of its Original Loans converted into Extended Loans shall notify the Administrative Agent (such notice to be in such form as approved from time to time by the Borrower and the Administrative Agent) (each, an “Extension Election”) on or prior to the date specified in such Extension Request (which shall in any event be no less than three Business Days prior to the effectiveness of the applicable Extension Amendment) of the amount of its Original Loans that it has elected to convert into Extended Loans. In the event that the aggregate amount of the applicable Original Loans subject to Extension Elections exceeds the amount of the applicable Extended Loans requested pursuant to the Extension Request, the applicable Original Loans subject to such Extension Elections shall be converted to Extended Loans on a pro rata basis based on the amount of the applicable Original Loans included in each such Extension Election.
(c) Subject to the requirements of this Section 2.23, so long as no Event of Default or Default has occurred and is continuing (after giving effect to any amendments and/or waivers that are or become effective on the date that such Extended Loans are established), Extended Loans may be established pursuant to a supplement (which shall set forth the effective date of such extension) to this Agreement (which, except to the extent otherwise expressly contemplated by this Section 2.23(c), shall require the consent only of the Lenders who elect to make the Extended Loans established thereby) in such form as approved from time to time by the Borrower and the Administrative Agent in the reasonable exercise of its discretion (each, an “Extension Amendment”) executed by the Loan Parties, the Administrative Agent and the Extending Lenders. Any Extension Amendment may provide for additional terms (other than those referred to or contemplated in this Section 2.23 or in the form of the Extension Request or Extension Amendment (each, a “Section 2.23 Additional Agreement”)) to this Agreement and the other Loan Documents; provided that no such Section 2.23 Additional Agreement shall become effective prior to the time that such Section 2.23 Additional Agreement has been consented to by such of the Lenders, Loan Parties and other parties (if any) as would be required (including, without limitation, under the requirements of Section 9.08) if such Section 2.23 Additional Agreement were a separate and independent amendment of this Agreement. In connection with any Extension Amendment, (i) if requested by the Administrative Agent, the Borrower shall deliver an opinion of counsel reasonably acceptable to the Administrative Agent as to any matters reasonably requested by the Administrative Agent and (ii) to the extent reasonably necessary to maintain the continuing priority of the Lien of the Mortgages on the Real Estate Collateral Properties as security for the Obligations, as determined by the Administrative Agent in its reasonable discretion, (x) the applicable Loan Party to any

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Mortgages shall have entered into, and delivered to the Administrative Agent, at the direction and in the sole discretion of the Administrative Agent a mortgage modification or new Mortgage in proper form for recording in the relevant jurisdiction and in a form reasonably satisfactory to the Administrative Agent, (y) the Borrower shall have caused to be delivered to the Administrative Agent for the benefit of the Lenders an endorsement to the title insurance policy, date down(s) or other evidence reasonably satisfactory to the Administrative Agent insuring that the priority of the Lien of such Mortgages as security for the Obligations has not changed and confirming and/or insuring that since the issuance of the title insurance policy there has been no change in the condition of title and there are no intervening liens or encumbrances that may then or thereafter take priority over the Lien of such Mortgages (other than Permitted Encumbrances) and (z) the Borrower shall have delivered, at the request of the Administrative Agent, to the Administrative Agent and/or all other relevant third parties all other items reasonably necessary to maintain the continuing priority of the Lien of such Mortgages as security for the Obligations.
(d) The Lenders hereby irrevocably authorize the Administrative Agent to enter into technical amendments to this Agreement and the other Loan Documents with the applicable Loan Parties as may be necessary or advisable in order to effectuate the transactions contemplated by this Section 2.23.
SECTION 2.24. Refinancing Amendments.
(a)    Notwithstanding anything to the contrary in this Agreement, including Section 2.18 (which provisions shall not be applicable to this Section 2.24), the Borrower may by written notice to the Administrative Agent establish one or more additional tranches of term loans under this Agreement (such loans, “Refinancing Loans”), all Net Cash Proceeds of which are used to refinance in whole or in part any Class of Loans pursuant to Section 2.13(g). Each such notice shall specify the date (each, a “Refinancing Effective Date”) on which the Borrower proposes that the Refinancing Loans shall be made, which shall be a date not earlier than five (5) Business Days after the date on which such notice is delivered to the Administrative Agent (or such shorter period agreed to by the Administrative Agent in its sole discretion); provided that:
(i)    before and after giving effect to the borrowing of such Refinancing Loans on the Refinancing Effective Date (A) the representations and warranties set forth in Article III and in each other Loan Document shall be true and correct in all material respects (or in all respects to the extent qualified by materiality or Material Adverse Effect) on and as of such date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (or in all respects to the extent qualified by materiality or Material Adverse Effect) on and as of such earlier date, (B) no Default or Event of Default shall have occurred and be continuing, and the Administrative Agent shall have received a certificate as to the accuracy of the matters set forth in clauses (A) and (B) dated such date and executed by a Responsible Officer of the

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Borrower and (C) to the extent reasonably necessary to maintain the continuing priority and perfection and validity of the Lien of the Mortgages on the Real Estate Collateral Properties as security for the Obligations, as determined by the Administrative Agent in its reasonable discretion, (I) the applicable Loan Party to any Mortgages shall have entered into, and delivered to the Administrative Agent, at the direction and in the sole discretion of the Administrative Agent a mortgage modification or new Mortgage in proper form for recording in the relevant jurisdiction and in a form reasonably satisfactory to the Administrative Agent, (II) the Borrower shall have caused to be delivered to the Administrative Agent for the benefit of the Lenders an endorsement to the title insurance policy, date down(s) or other evidence reasonably satisfactory to the Administrative Agent insuring that the priority of the Lien of such Mortgages as security for the Obligations has not changed and confirming and/or insuring that since the issuance of the title insurance policy there has been no change in the condition of title and there are no intervening liens or encumbrances that may then or thereafter take priority over the Lien of such Mortgages (other than Permitted Encumbrances) and (III) the Borrower shall have delivered, at the request of the Administrative Agent, to the Administrative Agent and/or all other relevant third parties all other items reasonably necessary to maintain the continuing priority of the Lien of such Mortgages as security for the Obligations;
(ii)    the final maturity date of the Refinancing Loans shall be no earlier than the maturity date of the refinanced Loans;
(iii)    the Weighted Average Life to Maturity of such Refinancing Loans shall be no shorter than the then-remaining Weighted Average Life to Maturity of the refinanced Loans;
(iv)    the aggregate principal amount of the Refinancing Loans shall not exceed the outstanding principal amount of the refinanced Loans plus amounts used to pay fees, premiums, costs and expenses (including original issue discount) and accrued interest associated therewith;
(v)    if all other terms applicable to such Refinancing Loans (other than provisions relating to original issue discount, upfront fees, interest rates and any other pricing terms (which original issue discount, upfront fees, interest rates and other pricing terms shall not be subject to the provisions set forth in Section 2.22(b)(iii)) and optional prepayment or mandatory prepayment or redemption terms, which shall be as agreed between the Borrower and the Lenders providing such Refinancing Loans) taken as a whole shall (as determined by the Borrower in good faith) be more restrictive to the Borrower and its Subsidiaries than, the terms, taken as a whole, applicable to the Loans being refinanced, then, except to the extent such covenants and other terms apply solely to any period after the Latest Maturity Date, the Loans will be modified to reflect such more restrictive terms (taken as a whole) and the Borrower and the Administrative Agent may amend this Agreement for such purpose without the consent of any other party hereto;

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(vi)    there shall be no borrower (other than the Borrower) and no guarantors (other than the Guarantors) in respect of such Refinancing Loans;
(vii)    Refinancing Loans shall not be secured by any asset other than the Collateral; and
(viii)    Refinancing Loans may participate on a pro rata basis or on a less than pro rata basis (but not on a greater than pro rata basis) in any mandatory prepayments (other than as provided otherwise in the case of such prepayments pursuant to Section 2.13(g)) hereunder, as specified in the applicable Refinancing Amendment.
(b)    The Borrower may approach any Lender or any other person that would be an Eligible Assignee pursuant to Section 9.04 to provide all or a portion of the Refinancing Loans; provided, that any Lender offered or approached to provide all or a portion of the Refinancing Loans may elect or decline, in its sole discretion, to provide a Refinancing Loan. Any Refinancing Loans made on any Refinancing Effective Date shall be designated an additional Class of Loans for all purposes of this Agreement; provided, further, that any Refinancing Loans may, to the extent provided in the applicable Refinancing Amendment governing such Refinancing Loans, be designated as an increase in any previously established Class of Loans made to the Borrower.
(c)    The Borrower, the Administrative Agent and each Lender providing the applicable Refinancing Loans shall execute and deliver to the Administrative Agent an amendment to this Agreement in form reasonably satisfactory to the Administrative Agent and the Borrower (a “Refinancing Amendment”) and such other documentation as the Administrative Agent shall reasonably specify to evidence such Refinancing Loans. Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document (including without limitation this Section 2.24), (i) the aggregate amount of Refinancing Loans will not be included in the calculation of clause (i) of the definition of Incremental Loan Amount, (ii) Refinancing Loans shall be in integral multiples of $1,000,000 and be in an aggregate principal amount that is not less than $10,000,000, or, in each case, a lesser amount if such lesser amount constitutes the remaining balance of the class of Loans being refinanced or as may be reasonably be agreed to by the Administrative Agent, (iii) there shall be no condition to any incurrence of any Refinancing Loan at any time or from time to time other than those set forth in Section 2.24(a) above, and (iv) all Refinancing Loans and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents that rank equally and ratably in right of security with the Loans and other Obligations.
(d)    For the avoidance of doubt, all Net Cash Proceeds from the incurrence of Refinancing Loans (other than solely by means of extending or renewing then existing Refinancing Loans without resulting in any Net Cash Proceeds), shall be applied to the payment of the Loans being refinanced no later than three (3) Business Days after the date on which such Refinancing Loans are incurred.

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ARTICLE III

Representations and Warranties
To induce the Secured Parties to enter into this Agreement and to make Loans hereunder, each Loan Party represents and warrants to the Administrative Agent and the other Secured Parties that:
SECTION 3.01. Existence, Qualification and Power. Each Loan Party and each Restricted Subsidiary (a) is a corporation, limited liability company, trust, partnership or limited partnership, duly incorporated, organized or formed, validly existing and, where applicable, in good standing under the Laws of the jurisdiction of its incorporation, organization, or formation; (b) has all requisite power and authority and all requisite governmental licenses, permits, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party; and (c) is duly qualified and is licensed and, where applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clauses (b)(i) and (c), to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect. Schedule 3.01 annexed hereto sets forth, as of the later of Third Restatement Date and the most recent date for which financial statements were required to be delivered pursuant to Section 5.01(a) or 5.01(b), each Loan Party’s name as it appears in official filings, state of incorporation or organization, organization type, organization number, if any, issued by its state of incorporation or organization, and its federal employer identification number.
SECTION 3.02. Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party (including the use of proceeds of the Loans, together with available cash, on the Third Restatement Date to prepay in full the term loans outstanding under the Second Restated Credit Agreement immediately prior to such date), have been duly authorized by all necessary corporate or other organizational action, and do not and will not (i) contravene the terms of any of such Person’s Organization Documents; (ii) conflict with or result in any breach, termination, or contravention of, or constitute a default under or require any payment to be made under (x) any Material Contract or any Material Indebtedness to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (y) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject, in each case under this clause (ii), which has had or would reasonably be expected to have a Material Adverse Effect; (iii) result in or require the creation of any Lien upon any asset of any Loan Party or any guarantee by any Loan Party (other than Liens in favor of the Administrative Agent under the Security Documents and guarantees in favor of the Administrative Agent); (iv) violate any applicable Law where such violation has had or would reasonably be expected to have a Material Adverse Effect; (v) result in any “change of control” offer or similar offer being required to be made under any Material Indebtedness to which such

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Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries; or (vi) result in the application of any of the consolidation, merger, conveyance, transfer or lease of assets (however so denominated) provisions of any Material Indebtedness to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries.
SECTION 3.03. Governmental Authorization; Other Consents. No approval, consent (including, the consent of equity holders or creditors of any Loan Party or Restricted Subsidiary), exemption, authorization, license or other action by, or notice to, or filing with, any Governmental Authority or regulatory body or any other Person is necessary or required for the grant of the security interest by such Loan Party or Restricted Subsidiary of the Collateral pledged by it pursuant to the Security Documents or for the execution, delivery or performance by, or enforcement against, any Loan Party or Restricted Subsidiary of this Agreement or any other Loan Document, except for (a) the perfection or maintenance of the Liens created under the Security Documents (including the first priority (subject to the Intercreditor Agreement) nature thereof), (b) such consents which have been obtained or made prior to the Third Restatement Date and are in full force and effect and (c) such consents which are required for the exercise of remedies with respect to the ABL Priority Collateral, if any, under the terms of the Intercreditor Agreement or any other Loan Document.
SECTION 3.04. Binding Effect. This Agreement has been, and each other Loan Document, when delivered, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
SECTION 3.05. Financial Statements; No Material Adverse Effect(n) .
(a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Borrower and its Subsidiaries (prior to giving effect to the Transactions to occur on or after the Third Restatement Date) as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.
(b) [Reserved].
(c) Since February 25, 2017, as of the Third Restatement Date, there has not occurred any Material Adverse Effect or any event, condition, change or effect that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

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(d) To the best knowledge of the Borrower, no Internal Control Event exists or has occurred since the date of the Audited Financial Statements that has resulted in or would reasonably be expected to result in a misstatement in any material respect, in any financial information delivered or to be delivered to the Administrative Agent or the Lenders, of (i) the covenant compliance calculations provided hereunder or (ii) the assets, liabilities, financial condition or results of operations of the Borrower and its Subsidiaries on a Consolidated basis.
(e) The Consolidated forecasted balance sheet and statements of income and cash flows of the Borrower and its Subsidiaries delivered pursuant to Section 5.01(c) were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts (it being understood that projections by their nature are inherently uncertain and that, even though such forecasts are prepared in good faith on the basis of assumptions believed to be reasonable at the time such forecasts were prepared, the results reflected in such forecasts may not be achieved and actual results may differ and such differences may be material).
SECTION 3.06. Litigation. As of the most recent date for which financial statements were required to be delivered pursuant to Section 5.01(a) or 5.01(b), there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Loan Parties after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any of its Subsidiaries or against any of its properties, rights or revenues that (a) purport to materially and adversely affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) except as specifically disclosed in Schedule 3.06, either individually or in the aggregate, if determined adversely, would reasonably be expected to have a Material Adverse Effect. Since the Third Restatement Date, there has been no material adverse change in the status, or financial effect on any Loan Party or Restricted Subsidiary, of the matters described on Schedule 3.06
SECTION 3.07. No Default. No Loan Party or Restricted Subsidiary is in default under or with respect to any Material Indebtedness. No Event of Default (other than an Event of Default arising from the inaccuracy of the representation set forth in the second sentence of Section 3.15(a)) has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document. Neither the Borrower nor any of its Subsidiaries is a party to any agreement or instrument or subject to any corporate restriction that has had or would reasonably be expected to have a Material Adverse Effect.
SECTION 3.08. Ownership of Properties; Liens(o) .
(a) Each Loan Party and each Restricted Subsidiary has good and marketable title in fee simple to or valid leasehold interests in, all Real Estate necessary or used in the ordinary conduct of its business and each Loan Party and each Restricted Subsidiary has good title to, valid leasehold interests in, or valid licenses or service agreements for all personal property material to the ordinary conduct of its business, except, in each case, as does not have and

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would not reasonably be expected to have a Material Adverse Effect. The property of each Loan Party and each Restricted Subsidiary is subject to no Liens other than Permitted Encumbrances.
(b) Schedule 3.08(b) sets forth the street address, county and state of each site of land that is fee-owned by any Loan Party or Restricted Subsidiary as of the most recent date for which financial statements were required to be delivered pursuant to Section 5.01(a) or 5.01(b). As of such date, (i) except as set forth on Schedule 3.08(b), no Responsible Officer for a Loan Party or Restricted Subsidiary has received any written notice of, or has any knowledge of, any pending or contemplated material condemnation proceeding affecting any Real Estate Collateral Property or any material sale or disposition thereof in lieu of condemnation and (ii) to the best of the knowledge of any Responsible Officer, except as set forth on Schedule 3.08(b), no Loan Party or Restricted Subsidiary is obligated under any unrecorded right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any such Real Estate Collateral Property or any interest therein that would not constitute a Permitted Encumbrance.
(c) Schedule 3.08(c), as of the most recent date for which financial statements were required to be delivered pursuant to Section 5.01(a) or 5.01(b), sets forth each lease that constitutes a Material Contract or a Ground Lease (pursuant to the Closing Date Collateral List) or a lease of any location where ABL Priority Collateral is located, in each case, to which any Loan Party or any Restricted Subsidiary is a party as tenant or subtenant, together with the street address, county and state of the property subject thereto, and the name and contact information of the lessor thereunder. As of such date each of such leases is in full force and effect, the Loan Parties and the Restricted Subsidiaries are not in default (beyond applicable cure periods) of the terms of any such leases, and each of the Loan Parties and the Restricted Subsidiaries enjoys peaceful and undisturbed possession under all such leases, except, in each case, as would not reasonably be expected to have a Material Adverse Effect.
(d) Schedule 6.01 sets forth as of the Third Restatement Date a complete and accurate list of all Liens on the property or assets of each Loan Party and each Restricted Subsidiary, other than Liens that would constitute Permitted Encumbrances under clauses (a) through (h) or clauses (j) through (u) of the definition thereof, showing as of the Third Restatement Date the lienholder thereof and the property or assets of such Loan Party or Restricted Subsidiary subject thereto.
(e) Schedule 6.02 sets forth a true and accurate copy of the investment policy of the Borrower and the Restricted Subsidiaries and a complete and accurate list of all Investments held by any Loan Party or any Restricted Subsidiary on the Third Restatement Date, other than Investments in Subsidiaries and Cash Equivalents, in each case in excess of $10,000,000.
(f) Schedule 6.03 sets forth as of the Third Restatement Date a complete and accurate list of all Indebtedness of each Loan Party (other than Indebtedness among the Loan Parties) or any Restricted Subsidiary on the Third Restatement Date, in each case in excess of $10,000,000, showing as of the Third Restatement Date the amount, obligor or issuer and maturity thereof and whether such Indebtedness is secured by a Lien; provided, that for

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Capital Leases, Schedule 6.03 sets forth only the aggregate amount of each type of Capital Lease.
SECTION 3.09. Environmental Compliance(p).
(a) Except as specifically disclosed in Schedule 3.09, as of the most recent date for which financial statements were required to be delivered pursuant to Section 5.01(a) or 5.01(b), no Loan Party or Restricted Subsidiary (i) has failed to comply in all material respects with applicable Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under applicable Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any material Environmental Liability or (iv) has a Responsible Officer with knowledge of any basis for any material Environmental Liability, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(b) Except as specifically disclosed in Schedule 3.09, (i) none of the properties currently or formerly owned or operated by any Loan Party or Restricted Subsidiary is or was listed or proposed for listing on the NPL or on the CERCLIS or any analogous state or local list at any time while such property was owned by such Loan Party or, to the knowledge of any Responsible Officer, at any time prior to or after such property was owned by such Loan Party, and, to the knowledge of any Responsible Officer, no property currently owned or operated by any Loan Party or Restricted Subsidiary is adjacent to any such property, in each case in connection with any matter for which any Loan Party or Restricted Subsidiary would have any material Environmental Liability; (ii) there are no and never have been any underground or above-ground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or Restricted Subsidiary in violation of any Environmental Laws or, to the best of the knowledge of any Responsible Officer, on any property formerly owned or operated by any Loan Party or Restricted Subsidiary; (iii) there is no friable asbestos or friable asbestos-containing material on any property currently owned or operated by any Loan Party or Restricted Subsidiary; (iv) Hazardous Materials have not been Released, discharged or disposed of on any property currently or formerly owned or operated by any Loan Party or Restricted Subsidiary in violation of any Environmental Laws; and (v) to the knowledge of any Responsible Officer, there are no pending or threatened Liens under or pursuant to any applicable Environmental Laws on any real property or other assets owned or leased by any Loan Party or Restricted Subsidiary, and to the best of the knowledge of any Responsible Officer, no actions by any Governmental Authority have been taken or are in process which would subject any of such properties or assets to such Liens, except, in the case of clauses (i) through (v) above, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(c) Except as specifically disclosed in Schedule 3.09, no Loan Party or Restricted Subsidiary is undertaking, and no Loan Party or Restricted Subsidiary has completed, either individually or together with other potentially responsible parties, any investigation or

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assessment or remedial or response action relating to any actual or threatened Release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law that has or would reasonably be expected to have a Material Adverse Effect; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or Restricted Subsidiary have been disposed of in a manner not reasonably expected, individually or in the aggregate, to have a Material Adverse Effect.
SECTION 3.10. Insurance. The properties of the Loan Parties and the Restricted Subsidiaries are insured with financially sound and reputable insurance companies (including any Insurance Captive) in such amounts (after giving effect to any self-insurance), with such deductibles and covering such risks (including, without limitation, workers’ compensation, public liability, business interruption and property damage insurance) as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the applicable Loan Party or Restricted Subsidiary operates. Schedule 3.10 sets forth a description of all such insurance currently maintained (excluding title, group health and disability, and similar types of insurance) by or on behalf of the Loan Parties and the Restricted Subsidiaries as of the most recent date for which financial statements were required to be delivered pursuant to Section 5.01(a) or 5.01(b). As of such date each insurance policy listed on Schedule 3.10 is in full force and effect and all premiums in respect thereof that are due and payable have been paid.
SECTION 3.11. Taxes. The Loan Parties and the Restricted Subsidiaries have filed all Federal, state and other material tax returns and reports (collectively, the “Tax Returns”) required to be filed, and all such Tax Returns are true, correct and complete in all material respects, and have paid when due and payable (subject to any grace periods) all Federal, state and other material Taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings being diligently conducted, for which adequate reserves have been provided in accordance with GAAP, as to which Taxes no Lien has been filed and which contest effectively suspends the collection of the contested obligation and the enforcement of any Lien securing such obligation. There is no proposed tax assessment against any Loan Party or any Restricted Subsidiary that would, if made, have a Material Adverse Effect. As of the Third Restatement Date, no Loan Party or Restricted Subsidiary is a party to any tax sharing agreement.
SECTION 3.12. ERISA Compliance(q).
(a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the knowledge of the Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. Each Loan Party and each ERISA Affiliate has made all required

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contributions to each Plan subject to Sections 302 or 303 of ERISA or Sections 412 or 430 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 302 of ERISA or Section 412 of the Code has been made with respect to any Plan. No Lien imposed under the Code or ERISA exists or is likely to arise on account of any Plan.
(b) There are no pending or, to the knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that would reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has had or would reasonably be expected to have a Material Adverse Effect.
(c) (i) No ERISA Event has occurred or is reasonably expected to occur that, together with all other ERISA Events that have occurred or are reasonably expected to occur, has had or would reasonably be expected to have a Material Adverse Effect; (ii) no Pension Plan has any Unfunded Pension Liability; except, that, based on the latest valuation of the SUPERVALU Inc. Retirement Plan and on the actuarial methods and assumptions employed for such valuation (determined in accordance with the assumptions used for funding such Pension Plan pursuant to Sections 412 or 430 of the Code or Sections 302 or 303 of ERISA), as of the Closing Date the aggregate current value of accumulated “benefit liabilities” of such Pension Plan under Section 4001(a)(16) of ERISA is in excess of the aggregate current value of the assets of such Pension Plan, but the scheduled payments with respect to such underfunding do not have, and would not reasonably be expected to have, a Material Adverse Effect and the Loan Parties have complied, and shall continue to comply, with the requirements of ERISA with respect to the funding of each of their Pension Plans; (iii) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA) that, individually or in the aggregate, has or would reasonably be expected to have a Material Adverse Effect; (iv) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan, that has had or would reasonably be expected to have a Material Adverse Effect; and (v) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that would be subject to Sections 4069 or 4212(c) of ERISA.
SECTION 3.13. Subsidiaries; Equity Interests. As of the most recent date for which financial statements were required to be delivered pursuant to Section 5.01(a) or 5.01(b), the Loan Parties have no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 3.13, which Schedule sets forth the legal name, jurisdiction of incorporation or formation and the percentage interest of such Loan Party therein. The outstanding Equity Interests in such Subsidiaries described on Part (a) of Schedule 3.13 as owned by a Loan Party (or a Subsidiary of a Loan Party) have been validly issued, are fully paid and non-assessable and are owned by a Loan Party (or a Subsidiary of a Loan Party) free and clear of all Liens. Except as set forth in Schedule 3.13, as of the most recent date for which

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financial statements were required to be delivered pursuant to Section 5.01(a) or 5.01(b), (i) there are no outstanding rights to purchase any Equity Interests in any Restricted Subsidiary and (ii) all of the outstanding Equity Interests in the Loan Parties have been validly issued, and are fully paid and non-assessable and, with respect to the Loan Parties and their Subsidiaries (other than the Borrower and Excluded Subsidiaries), are owned in the amounts specified on Part (c) of Schedule 3.13 free and clear of all Liens. The copies of the Organization Documents of each Loan Party and each amendment thereto provided pursuant to Section 4.01 of the Original Credit Agreement are true and correct copies of each such document, each of which is valid and in full force and effect, except as disclosed on any officer’s certificate delivered to the Administrative Agent on the Third Restatement Date.
SECTION 3.14. Margin Regulations; Investment Company Act(r).
(a) No Loan Party or Restricted Subsidiary is engaged or will be engaged, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U), or extending credit for the purpose of purchasing or carrying margin stock. None of the proceeds of the Loans shall be used directly or indirectly for the purpose of purchasing or carrying any margin stock, for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry any margin stock or for any other purpose that might cause any of the Loans to be considered a “purpose credit” within the meaning of Regulations T, U or X.
(b) None of the Loan Parties is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
SECTION 3.15. Disclosure. (a) Each Loan Party has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or any other Loan Document or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time (based upon accounting principles consistent with the historical audited financial statements of the Borrower) and using due care in the preparation of such information, report, financial statement or certificate.
(b)     No material written report, financial statement, certificate or other information (other than projections and other than information that is accurately disclosed by the Borrower and is covered by one of the other representations set forth in this Article III or in the other

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Loan Documents) furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or any other Loan Document or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) that is customarily used by financing sources in making credit or underwriting decisions in transactions of this type and that is relevant to the Term Facility contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
SECTION 3.16. Compliance with Laws. Each of the Loan Parties and the Restricted Subsidiaries is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
SECTION 3.17. Intellectual Property; Licenses, Etc.. The Loan Parties and the Restricted Subsidiaries own, or possess the right to use, all of the Intellectual Property, licenses, permits and other authorizations that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best of the knowledge of the Loan Parties, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party or Restricted Subsidiary infringes upon any rights held by any other Person. Except as specifically disclosed in Schedule 3.17, as of the most recent date for which financial statements were required to be delivered pursuant to Section 5.01(a) or 5.01(b), no claim or litigation regarding any of the foregoing is pending or, to the best of the knowledge of the Loan Parties, threatened, which, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
SECTION 3.18. Labor Matters. There are no strikes, lockouts, slowdowns or other material labor disputes against any Loan Party or any Restricted Subsidiary pending or, to the knowledge of any Loan Party, threatened that would be reasonably likely to have a Material Adverse Effect. The hours worked by and payments made to employees of the Loan Parties and the Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act and any other applicable federal, state, local or foreign Law dealing with such matters in any material respect. All payments due from any Loan Party or Restricted Subsidiary on account of wages and employee health and welfare insurance and other benefits, have been paid or properly accrued in accordance with GAAP as a liability on the books of such Loan Party or Restricted Subsidiary in all material respects. There are no complaints, unfair labor practice charges, grievances, arbitrations, unfair employment practices charges or any other claims or complaints against any Loan Party or Restricted Subsidiary pending or, to the knowledge of any Loan Party, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any employee of any Loan Party or Restricted Subsidiary which has had or would reasonably be expected to have a Material Adverse Effect. The consummation of the transactions contemplated by

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the Loan Documents will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Loan Party or Restricted Subsidiary is bound.
SECTION 3.19. Security Documents(s).
(a) The Security Agreement creates in favor of the Administrative Agent, for the benefit of the Secured Parties referred to therein, a legal, valid, continuing and enforceable security interest in the Collateral (as defined in the Security Agreement), the enforceability of which is subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(b) The financing statements, releases and other filings are in appropriate form and have been or will be filed in the offices specified in Schedule II of the Security Agreement. Upon such filings and/or the obtaining of “control” (as defined in the UCC) or possession, the Administrative Agent will have a perfected Lien on, and security interest in, to and under all right, title and interest of the Loan Parties in all Collateral that may be perfected by filing, recording or registering a financing statement or analogous document (including, without limitation, the proceeds of such Collateral subject to the limitations relating to such proceeds in the UCC) or by obtaining control or possession, under the UCC (in effect on the date this representation is made), prior and superior in right to any other Person, except for those Permitted Encumbrances that have priority in such Collateral by operation of law and except, as to the ABL Priority Collateral, for the Liens of the ABL Facility Agent to the extent provided in the Intercreditor Agreement.
(c) When the Security Agreement (or a short form thereof) is filed in the United States Patent and Trademark Office and the United States Copyright Office and when financing statements, releases and other filings in appropriate form are filed in the offices specified in Schedule II of the Security Agreement, the Administrative Agent shall have a fully perfected Lien on, and security interest in, all right, title and interest of the applicable Loan Parties in the Intellectual Property (as defined in the Security Agreement) in which a security interest may be perfected by filing, recording or registering a security agreement, financing statement or analogous document in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, in each case prior and superior in right to any other Person (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered trademarks, trademark applications and copyrights acquired by the Loan Parties after the Closing Date), except for those Permitted Encumbrances that have priority in such Collateral by operation of law.
(d) Upon the execution and delivery of the Mortgage amendments and/or the Mortgages required by Section 5.25(a), the Mortgages will create in favor of the Administrative Agent, for the benefit of the Secured Parties referred to therein, a legal, valid, continuing and enforceable Lien (subject only to Permitted Encumbrances) on, and security interests in, the Real Estate Collateral Property described therein the enforceability of which

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is subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. Upon the filing or recording of the Mortgage amendments and/or the Mortgages required by Section 5.25(a) with the appropriate Governmental Authorities, the Administrative Agent will have a perfected Lien on, and security interest in, to and under all right, title and interest of the grantors thereunder in all Real Estate Collateral Property that may be perfected by such filing (including, without limitation, the proceeds of such Real Estate Collateral Property), in each case prior and superior in right to any other Person, except for those Permitted Encumbrances that have priority in such Collateral by operation of law and except, as to the ABL Priority Collateral, for the Liens of the ABL Facility Agent to the extent provided in the Intercreditor Agreement.
SECTION 3.20. Solvency.
(a) On and as of the Third Restatement Date, after giving effect to the Transactions to occur on the Third Restatement Date (and after giving effect to the application of proceeds of the Initial Term Loans funded on such date) the Loan Parties, on a consolidated basis, are Solvent.
(b) No transfer of property has been or will be made by any Loan Party and no obligation has been or will be incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of any Loan Party.
SECTION 3.21. Deposit Accounts; Credit Card Arrangements(t).
(a) Annexed hereto as Schedule 3.21(a) is a list of all DDAs (and including Blocked Accounts) maintained by the Loan Parties as of the most recent date for which financial statements were required to be delivered pursuant to Section 5.01(a) or 5.01(b), which Schedule includes, with respect to each DDA (i) the name and address of the depository; (ii) the purpose of such DDA and (iii) the identification of the Blocked Account Bank to which funds from such DDA are sent.
(b) Annexed hereto as Schedule 3.21(b) is a list describing all arrangements as of the most recent date for which financial statements were required to be delivered pursuant to Section 5.01(a) or 5.01(b), to which any Loan Party is a party with respect to the processing and/or payment to such Loan Party of the proceeds of any credit card charges and debit card charges for sales made by such Loan Party.
SECTION 3.22. Brokers. No broker or finder brought about the obtaining, making or closing of the Loans or transactions contemplated by the Loan Documents, and no Loan Party, Restricted Subsidiary or Affiliate thereof has any obligation to any Person in respect of any finder’s or brokerage fees in connection therewith.

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SECTION 3.23. Trade Relations. There exists no actual or, to the knowledge of any Loan Party, threatened, termination or cancellation of, or any material adverse modification or change in the business relationship of any Loan Party with any supplier material to its operations.
SECTION 3.24. Material Contracts. The Loan Parties and the Restricted Subsidiaries have disclosed, in accordance with all applicable Securities Laws, all Material Contracts. No Loan Party (a) is in breach or in default in any material respect of or under any Material Contract or (b) has received any notice of the intention of any other party thereto to terminate any Material Contract, in each case, that has had or would reasonably be expected to have a Material Adverse Effect (other than, in the case of clause (b) above with respect to the transition services agreement with each of New Albertson’s, Inc. and Albertson’s LLC).
SECTION 3.25. Casualty. Neither the businesses nor the properties of any Loan Party or Restricted Subsidiary are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that has had or would reasonably be expected to have a Material Adverse Effect.
SECTION 3.26. Payable Practices. No Loan Party has made any material change in the historical accounts payable practices from those in effect immediately prior to the Third Restatement Date that has had or would reasonably be expected to have a Material Adverse Effect.
SECTION 3.27. Notices from Farm Products Sellers, Etc.(u).
(a) Except as set forth on Schedule 3.27, no Loan Party has, within the one-year period prior to the Third Restatement Date, received any written notice pursuant to the applicable provisions of the PSA, the PACA, the Food Security Act, the UCC or any other applicable local laws from (i) any Farm Products Seller or (ii) any lender to any Farm Products Seller or any other Person with a security interest in the assets of any Farm Products Seller or (iii) the Secretary of State (or equivalent official) or other Governmental Authority of any State, Commonwealth or political subdivision thereof in which any Farm Products purchased by such Loan Party are produced, in any case advising or notifying such Loan Party of the intention of such Farm Products Seller or other Person to preserve the benefits of any trust applicable to any assets of the Borrower established in favor of such Farm Products Seller or other Person under the provisions of any law or claiming a Lien upon or other claim or encumbrance with respect to any perishable agricultural commodity or any other Farm Products which may be or have been purchased by a Loan Party or any related or other assets of such Loan Party (all of the foregoing, together with any such notices as any Loan Party may at any time hereafter receive, collectively, the “Food Security Act Notices”), if (A) any such notice involves a claim of $50,000 or more or (B) all such notices outstanding involve claims in the aggregate amount of $250,000 or more.

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(b) No Loan Party is a “live poultry dealer” (as such term is defined in the PSA) or otherwise purchases or deals in live poultry of any type whatsoever. The Loan Parties do not purchase livestock pursuant to cash sales as such term is defined in the PSA. Each Loan Party is not engaged in, and shall not engage in, raising, cultivating, propagating, fattening, grazing or any other farming, livestock or aquacultural operations.
SECTION 3.28. HIPAA Compliance(v).
(a) To the extent that and for so long as any Loan Party is a “covered entity” within the meaning of HIPAA, such Loan Party (i) has undertaken or will promptly undertake all appropriate surveys, audits, inventories, reviews, analyses and/or assessments (including any necessary risk assessments) of all areas of its business and operations required by HIPAA; (ii) has developed or will promptly develop an appropriate plan and time line for becoming HIPAA Compliant (a “HIPAA Compliance Plan”); and (iii) has implemented or will implement those provisions of such HIPAA Compliance Plan in all material respects necessary to ensure that such Loan Party is or becomes HIPAA Compliant.
(b) For purposes hereof, “HIPAA Compliant” shall mean that a Loan Party or Restricted Subsidiary (i) is or will be in compliance in all material respects with each of the applicable requirements of the so-called “Administrative Simplification” provisions of HIPAA on and as of each date that any part thereof, or any final rule or regulation thereunder, becomes effective in accordance with its or their terms, as the case may be (each such date, a “HIPAA Compliance Date”) and (ii) is not and would not reasonably be expected to become, as of any date following any such HIPAA Compliance Date, the subject of any civil or criminal penalty, process, claim, action or proceeding, or any administrative or other regulatory review, survey, process or proceeding (other than routine or mandated surveys or reviews conducted by any Governmental Authority, government health plan or other accreditation entity) that has had or would reasonably be expected to have a Material Adverse Effect.
(c) Each Loan Party has entered into a business associate agreement with any third party acting on behalf of the Loan Party as a business associate as defined in 45 C.F.R. §160.103, where the failure to enter into such a business associate agreement has had or would reasonably be expected to have a Material Adverse Effect.
SECTION 3.29. Compliance with Health Care Laws. Without limiting the generality of Sections 3.16 or 3.28 or any other representation or warranty made herein or in any of the other Loan Documents:
(a) Each Loan Party is in compliance in all material respects with all applicable Health Care Laws, including all Medicare and Medicaid program rules and regulations applicable to them. Without limiting the generality of the foregoing, no Loan Party has received notice by a Governmental Authority of any violation of any provisions of the Medicare and Medicaid Anti-Fraud and Abuse or Anti-Kickback Amendments of the Social Security Act (presently codified in Section 1128(B)(b) of the Social Security Act) or the Medicare and Medicaid Patient and Program Protection Act of 1987.

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(b) Each Loan Party has maintained in all material respects all records required to be maintained by the Food and Drug Administration, Drug Enforcement Agency and State Boards of Pharmacy and the Federal and State Medicare and Medicaid programs and as otherwise required by applicable Health Care Laws, and each Loan Party has all necessary permits, licenses, franchises, certificates and other approvals or authorizations of Governmental Authority as are required under applicable Health Care Laws, except in each case that has not had or would not reasonably be expected to have a Material Adverse Effect.
(c) Each Loan Party and each Restricted Subsidiary who is a Certified Medicare Provider or Certified Medicaid Provider has in a timely manner filed all requisite cost reports, claims and other reports required to be filed in connection with all Medicare and Medicaid programs due on or before the Closing Date, all of which are complete and correct in all material respects. There are no known claims, actions or appeals pending before any Third Party Payor or Governmental Authority, including any Fiscal Intermediary, the Provider Reimbursement Review Board or the Administrator of the Centers for Medicare and Medicaid Services, with respect to any Medicare or Medicaid cost reports or claims filed by any Loan Party or Restricted Subsidiary on or before the Closing Date. There currently exist no restrictions, deficiencies, required plans of correction actions or other such remedial measures with respect to Federal and State Medicare and Medicaid certifications or licensure.
SECTION 3.30. Sanctioned Persons. No Loan Party or Restricted Subsidiary, nor to the knowledge of the Borrower, any director, officer, agent, employee or Affiliate of any Loan Party or Restricted Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Borrower will not directly or, to the knowledge of the Borrower, indirectly use the proceeds of the Loans or otherwise make available such proceeds to any Person for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.
SECTION 3.31. Anti-Terrorism; Foreign Corrupt Practices Act. To the extent applicable, each of the Loan Parties and the Restricted Subsidiaries is in compliance in all material respects with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the USA PATRIOT Act. No part of the proceeds of the Loans will be used, directly, or to the knowledge of the Borrower, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977 (the “FCPA”).
SECTION 3.32. EEA Financial Institution. Neither the Borrower nor any other Loan Party is an EEA Financial Institution.

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ARTICLE IV

Conditions of Lending
SECTION 4.01. Conditions to Effectiveness. The obligations of the Lenders to make the Initial Term Loans hereunder on the Third Restatement Date are subject to the satisfaction of the following conditions:
(a) The Administrative Agent shall have received a counterpart of the Fourth Amendment Agreement, executed and delivered by a duly authorized officer of the Borrower, the other Loan Parties, each of the Lenders, the Administrative Agent and the Collateral Agent.
(b) The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.03 (or the Administrative Agent shall determine that such notice shall have been deemed given in accordance with Section 2.03).
(c) The representations and warranties set forth in Article III and in each other Loan Document shall be true and correct without giving effect to any materiality or Material Adverse Effect qualifications therein (except for such failures to be so true and correct as have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect), on and as of the Third Restatement Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct without giving effect to any materiality or Material Adverse Effect qualifications therein (except for such failures to be so true and correct as have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect), on and as of such earlier date.
(d) The Administrative Agent shall have received, on behalf of itself and the Lenders, (i) a favorable written opinion of Dorsey & Whitney LLP, counsel for the Borrower, in form and substance reasonably satisfactory to the Administrative Agent and (ii) a favorable written opinion of local counsel in those jurisdictions of organization of Loan Parties reasonably requested by the Administrative Agent (or, to the extent agreed by the Administrative Agent with respect to particular jurisdictions, a favorable written opinion of the Executive Vice President and General Counsel of the Borrower), in each case (A) dated the Third Restatement Date, (B) addressed to the Administrative Agent, the Collateral Agent and the Lenders and (C) covering such other matters relating to the Loan Documents as the Administrative Agent shall reasonably request, and the Borrower hereby requests such counsel to deliver such opinions.
(e) The Administrative Agent shall have received a certificate of the Secretary or the Assistant Secretary (or other Responsible Officer acceptable to the Administrative Agent) of each Loan Party dated the Third Restatement Date and certifying (A) that attached thereto is a true and complete copy of the resolutions duly adopted by the board of directors of such Loan Party authorizing the execution, delivery and performance

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of the Fourth Amendment Agreement and the borrowings and other transactions contemplated by the Fourth Amendment Agreement and this Agreement, and that such resolutions have not been modified, rescinded or amended and are in full force and effect and (B) except as indicated therein, that the certificate or articles of incorporation, the bylaws or other organizational documents and the incumbency and specimen signatures of the authorized officers of such Loan Party previously delivered on the Closing Date have not been amended or changed since the Closing Date, in each case, other than those changes attached to the certificate.
(f) The Administrative Agent shall have received a certificate, dated the Third Restatement Date and signed by a Responsible Officer of the Borrower, confirming compliance with the conditions precedent set forth in Sections 4.01(c) and (k).
(g) All fees and other amounts required to be paid on the Third Restatement Date pursuant to (i) the Engagement Letter, (ii) the Agent Fee Letter, (iii) Section 2.05 hereof, together with all reasonable and documented out-of-pocket expenses required to be paid on the Third Restatement Date pursuant to the Engagement Letter (in the case of out-of-pocket expenses, to the extent invoiced at least two business days prior to the Third Restatement Date), shall have been paid (which amounts may be offset against the proceeds of the Loans).
(h) The Administrative Agent shall have received, at least three Business Days prior to the Third Restatement Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, that has been reasonably requested by the Lenders at least ten days prior to the Third Restatement Date.
(i) The Borrower shall have made arrangements reasonably acceptable to the Administrative Agent for the application of the aggregate proceeds of the Loans funded on the Third Restatement Date, together with available cash, to prepay in full the principal amount of all term loans outstanding under the Second Restated Credit Agreement and to pay related fees and expenses. The Borrower shall have, concurrently with making of the Loans, (a) paid all accrued and unpaid interest on the aggregate principal amount of the term loans outstanding under the Second Restated Credit Agreement and all amounts, if any, due under Section 2.16 of the Second Restated Credit Agreement in respect of any term loans under the Second Restated Credit Agreement so prepaid and (b) paid to all Lenders (under and as defined in the Second Restated Credit Agreement in effect prior to the effectiveness of this Agreement), all indemnities, cost reimbursements and other obligations, if any, then due and owing to such term lenders under the Loan Documents (as defined under the Second Restated Credit Agreement and in effect prior to the effectiveness of this Agreement) and of which the Borrower has been notified at least two Business Days prior to the Third Restatement Date.
(j) The Collateral Agent shall have received the results of judgment searches and a search of the UCC filings (or equivalent filings) made with respect to the Loan Parties in the states (or other jurisdictions) of formation of such Persons, in which the chief

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executive office of each such Person is located and in the other jurisdictions in which such Persons maintain property, together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence satisfactory to the Collateral Agent that the Liens indicated in any such financing statement (or similar document) would be permitted under Section 6.01 or have been or will be contemporaneously released or terminated.
(k) At the time of and immediately after such the Borrowing on the Third Restatement Date, no Default or Event of Default shall have occurred and be continuing.
SECTION 4.02. Conditions to Delayed Draw Term Loans. The obligations of the Lenders to make the Delayed Draw Term Loans on the Delayed Draw Funding Date hereunder are subject to the satisfaction of the following conditions:
(a) The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.03; provided, that for the purposes of this Section 4.02 such notice of Borrowing shall be deemed timely so long as it is requested not later than 4:00 p.m., New York City time, two (2) Business Days prior to the proposed Delayed Draw Funding Date.
(b) The Administrative Agent shall have received a certificate from the chief financial officer of the Borrower in form reasonably satisfactory to the Administrative Agent certifying that the Borrower and its Subsidiaries, on a Consolidated basis after giving effect to the Unified Grocers Acquisition (and after giving effect to the borrowing of the Delayed Draw Term Loans and the application of proceeds of the Delayed Draw Term Loans funded on such date), are Solvent.
(c) The Unified Grocers Acquisition shall have been consummated, or shall be consummated substantially concurrently with the borrowing of the Delayed Draw Term Loans, in accordance with the Unified Grocers Acquisition Agreement. The Unified Grocers Acquisition Agreement shall not have been amended or waived, and no consents shall have been given with respect thereto, by the Borrower or its Subsidiaries in a manner materially adverse to the Lenders (in their capacity as such) without the consent of the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed (it being agreed that any amendment or modification to the term “Material Adverse Effect” in the Unified Grocers Acquisition Agreement shall be deemed to be materially adverse to the Lenders).
(d) The Administrative Agent shall have received, with respect to Unified Grocers and its Subsidiaries (other than Excluded Subsidiaries) (i) the results of a search of the UCC filings with respect to Unified Grocers and each of its Subsidiaries that is required to become a Loan Party consistent with those delivered pursuant to Section 4.01(j) hereof, and (ii) the items required by subpart (a)(iii) of the definition of “Term Loan Priority Collateral Requirements.”

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(e) Each Specified Representation and Specified Acquisition Agreement Representation shall be true and correct on and as of such date, except to the extent such Specified Representation or Specified Acquisition Agreement Representation expressly relates to an earlier date, in which case such Specified Representation or Specified Acquisition Agreement Representation shall be true and correct on and as of such earlier date.
(f) Since April 10, 2017 there shall not have occurred and be continuing a “Material Adverse Effect” with respect to Unified Grocers (as defined in, and interpreted pursuant to, the Unified Grocers Acquisition Agreement).
(g) The Administrative Agent shall have received, at least three Business Days prior to the Delayed Draw Funding Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, that has been reasonably requested by the Lenders at least ten days prior to the Delayed Draw Funding Date.
(h) The Administrative Agent shall have received a certificate, dated the Delayed Draw Funding Date and signed by a Responsible Officer of the Borrower, confirming compliance with the conditions precedent set forth in Sections 4.02(e), (f) and (i).
(i) At the time of and immediately after such the Borrowing on the Delayed Draw Funding Date, no Event of Default under Section 7.01(a), (f) or (g) shall have occurred and be continuing.
(j) All fees and other amounts required to be paid on the Delayed Draw Funding Date pursuant to (i) the Engagement Letter, (ii) the Agent Fee Letter, (iii) Section 2.05 hereof, together with all reasonable and documented out-of-pocket expenses required to be paid on the Delayed Draw Funding Date pursuant to the Engagement Letter (in the case of out-of-pocket expenses, to the extent invoiced at least two business days prior to the Delayed Draw Funding Date), shall have been paid (which amounts may be paid out of the proceeds of the Delayed Draw Term Loans).
(k) The Administrative Agent shall have received (i) evidence satisfactory to the Administrative Agent that all Indebtedness under the Existing UG Credit Facilities shall be simultaneously terminated and all amounts thereunder shall be simultaneously repaid in full and (ii) evidence that arrangements satisfactory to the Administrative Agent shall have been made for the termination and release of guarantees, Liens and security interests granted in connection therewith in a form reasonably satisfactory to the Administrative Agent.

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ARTICLE V

Affirmative Covenants
The Loan Parties covenant and agree with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full (other than contingent indemnification obligations not then due and payable), unless the Required Lenders shall otherwise consent in writing, the Loan Parties will, and will, to the extent provided below, cause each of the Restricted Subsidiaries to:
SECTION 5.01. Financial Statements. Deliver to the Administrative Agent, in form and detail reasonably satisfactory to the Administrative Agent (for distribution to each Lender):
(a) as soon as available, but in any event within 90 days after the end of each Fiscal Year, a Consolidated balance sheet of the Borrower as at the end of such Fiscal Year, and the related Consolidated statements of income or operations, Shareholders’ Equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, such Consolidated statements to be audited and accompanied by (i) a report and opinion of a Registered Public Accounting Firm of nationally recognized standing reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit to the effect that such Consolidated financial statements fairly present the financial condition and results of operations of the Borrower and its Subsidiaries on a Consolidated and consolidating basis in accordance with GAAP consistently applied, together with a customary “management discussion and analysis” provision and (ii) an opinion of such Registered Public Accounting Firm independently assessing the Loan Parties’ internal controls over financial reporting in accordance with Item 308 of SEC Regulation S-K, PCAOB Auditing Standard No. 2 and Section 404 of Sarbanes-Oxley expressing a conclusion that contains no statement that there is a material weakness in such internal controls, except for such material weaknesses as to which the Required Lenders do not object;
(b) as soon as available, but in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, a Consolidated balance sheet of the Borrower as at the end of such Fiscal Quarter, and the related Consolidated statements of income or operations and cash flows for such Fiscal Quarter and for the portion of the Fiscal Year then ended, setting forth in each case in comparative form the figures for (i) the corresponding Fiscal Quarter of the previous Fiscal Year and (ii) the corresponding portion of the previous Fiscal Year, all in reasonable detail, such Consolidated statements to be certified by a Responsible Officer of the Borrower as fairly presenting the financial condition, results of operations and cash flows of the Borrower as of the end of such Fiscal

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Quarter in accordance with GAAP consistently applied, subject to normal year-end audit adjustments, together with a customary “management discussion and analysis” provision, subject only to normal year-end audit adjustments and the absence of footnotes;
(c) as soon as available, but in any event no more than 60 days after the end of each Fiscal Year, forecasts prepared by management of the Borrower, in form reasonably satisfactory to the Administrative Agent, of Consolidated balance sheets and statements of income or operations, cash flows and availability of the Borrower and its Subsidiaries on a Consolidated basis using Fiscal Periods for the immediately following Fiscal Year (including the Fiscal Year in which the Maturity Date occurs); and
(d) the Borrower hereby acknowledges and agrees that all financial statements and certificates furnished pursuant to Sections 5.01(a) and 5.01(b) are hereby deemed to be Borrower Materials suitable for distribution, and to be made available, to Public Lenders as contemplated by Section 9.01(f) and may be treated by the Administrative Agent and the Lenders as if the same had been marked “PUBLIC” in accordance with such paragraph.
SECTION 5.02. Certificates; Other Information.
(a) Deliver to the Administrative Agent and, upon the Administrative Agent’s request, each Lender, in form and detail reasonably satisfactory to the Administrative Agent:
(i) concurrently with the delivery of the financial statements referred to in Sections 5.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower, and in the event of any change in GAAP used in the preparation of such financial statements, the Borrower shall also provide a statement of reconciliation conforming such financial statements to GAAP and a copy of management’s discussion and analysis with respect to such financial statements;
(ii) reasonably promptly following the end of each Fiscal Period, a report on the amount of all Permitted Investments made pursuant to clause (n) of the definition thereof during such Fiscal Period which report shall include the then outstanding balance of all existing Permitted Investments made pursuant to such clause (n);
(iii) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Loan Parties, and copies of all annual, regular, periodic and special reports and registration statements which any Loan Party may file or be required to file with the SEC under Sections 13 or 15(d) of the Securities Exchange Act of 1934 or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;
(iv) the financial and collateral reports described on Schedule 5.02 hereto, at the times set forth in such Schedule;

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(v) as soon as available, but in any event within 30 days after the end of each Fiscal Year, and as more frequently as may be reasonably requested by the Administrative Agent, (A) a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for each Loan Party and its Subsidiaries and containing such additional information as the Administrative Agent may reasonably specify and (B) a report summarizing collective bargaining agreements then in effect (specifying parties, expiration dates, number of employees covered and locations) and containing such additional information as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably specify;
(vi) promptly after the Administrative Agent’s request therefor, copies of all Material Contracts (but only to the extent not then publicly available from the SEC) and documents evidencing Material Indebtedness;
(vii) promptly after the Administrative Agent’s request therefor, a list of any “business associate agreements” (as such term is defined in HIPAA) that any Loan Party is a party to or bound by that is accurate in all material respects as of the date set forth therein and a copy of any standard form of such agreement used by any Loan Party;
(viii) promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from any Governmental Authority (including, without limitation, the SEC (or comparable agency in any applicable non-U.S. jurisdiction)) concerning any proceeding with, or investigation or possible investigation or other inquiry by such Governmental Authority regarding financial or other operational results of any Loan Party or any Subsidiary thereof or any other matter which, if adversely determined, would reasonably be expected to have a Material Adverse Effect;
(ix) if requested by the Administrative Agent, promptly, and in any event within five Business Days after such request, provide to the Administrative Agent the name(s) used on each tax return filed by the Borrower or any of its Subsidiaries, together with a copy of the portion of the tax return that shows such name(s);
(x) promptly after the receipt thereof by the Borrower or any of its Subsidiaries, a copy of any “management letter” received by any such Person from its certified public accountants and the management’s response thereto;
(xi) promptly after the request by any Lender, all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act; and
(xii) promptly, such additional information regarding the business affairs, financial condition or operations of any Loan Party or any Subsidiary, or compliance

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with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.
(b) Documents required to be delivered pursuant to Sections 5.01(a), 5.01(b) or 5.02(a)(iii), (iv) and (vi) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) specified in Section 9.01 with respect to e-mail communications, (ii) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 9.01(a); or (iii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided, that (x) the Borrower shall notify the Administrative Agent and each Lender (by telecopier or e-mail) of the posting of any such documents and (y) if for any reason the Administrative Agent is unable to obtain electronic versions of the documents posted, promptly upon the Administrative Agent’s request provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, except as the Administrative Agent may specify otherwise at any time and from time to time, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificate required by Section 5.02(a)(i) to the Administrative Agent. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Loan Parties with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
Notwithstanding the foregoing, the Loan Parties will be deemed to have delivered the documents required to be delivered pursuant to Sections 5.01(a) (other than 5.01(a)(i)), 5.01(b) or 5.02(a)(iii), (iv) or (vi), as applicable, if the Borrower has filed such documents with the SEC via the Electronic Data Gathering, Analysis and Retrieval (EDGAR) or any successor filing system.
SECTION 5.03. Notices. Promptly notify the Administrative Agent of:
(a) the occurrence of any Default or Event of Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;
(b) any matter that has resulted or would reasonably be expected to result in a Material Adverse Effect, such as (i) any breach or non-performance of, or any default under, a Material Contract or with respect to Material Indebtedness of any Loan Party or any Restricted Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between any Loan Party or any Restricted Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting any Loan Party or any Restricted Subsidiary, including pursuant to any applicable Environmental Laws;

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(c) the occurrence of any event, including any violation of Environmental Law, Release of Hazardous Materials, acquisition of any stock, assets or property, or the receipt of notice, claim, demand, action or suit pertaining to any of the foregoing, that, in each case, would reasonably be expected to result in Environmental Liabilities in excess of $25,000,000;
(d) the occurrence of any ERISA Event that itself, or together with any other ERISA Events that have occurred, has had or would reasonably be expected to have a Material Adverse Effect;
(e) any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary thereof;
(f) any change in any Loan Party’s chief executive officer, chief financial officer, chief operating officer or treasurer;
(g) the discharge by any Loan Party of its present Registered Public Accounting Firm or any withdrawal or resignation by such Registered Public Accounting Firm;
(h) the filing of any Lien for unpaid taxes exceeding $15,000,000 in the aggregate against the Loan Parties;
(i) any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any interest in a material portion of the Collateral under power of eminent domain or by condemnation or similar proceeding or if any material portion of the Collateral is damaged or destroyed;
(j) the receipt of any notice from a supplier, seller or agent pursuant to either the PACA or the PSA, if (A) any such notice involves a claim of $50,000 or more or (B) all such notices outstanding involve claims in the aggregate amount of $250,000 or more;
(k) any transaction of the nature contained in Article VI hereof, occurring after the Closing Date, consisting of: (i) the incurrence by a Loan Party of Material Indebtedness (or in the case of Indebtedness of less than $50,000,000 but greater than $25,000,000, notify the Administrative Agent at the same time as the next Compliance Certificate to be delivered to the Administrative Agent), (ii) the voluntary or involuntary grant of any Lien other than a Permitted Encumbrance upon any property of a Loan Party; or (iii) the making of any Permitted Investments by a Loan Party in excess of $50,000,000 (or in the case of any Permitted Investment less than $50,000,000 but greater than $25,000,000, notify the Administrative Agent at the same time as the next Compliance Certificate to be delivered to the Administrative Agent); and (iv) mergers or acquisitions permitted under Section 6.04;
(l) any failure by the Loan Parties to pay rent at (i) 5.00% or more of the Loan Parties’ locations in the aggregate or (ii) any of such Loan Party’s locations if such

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failure continues for more than 10 days following the day on which such rent first came due and such failure has had or would reasonably be expected to have a Material Adverse Effect;
(m) any change in the Borrower’s corporate rating by S&P, in the Borrower’s corporate family rating by Moody’s or in the ratings of the Term Facility by S&P or Moody’s, or any notice from either such agency indicating its intent to effect such a change or to place the Borrower or the Term Facility on a “CreditWatch” or “WatchList” or any similar list, in each case with negative implications, or its cessation of, or its intent to cease, rating the Borrower or the Term Facility;
(n) any claim being asserted for payment under the Borrower’s guarantee of NAI Workers’ Compensation Liabilities; and
(o) the acquisition by the Borrower or any Loan Party of Material Real Estate Assets and Material Related Collateral Locations in any Fiscal Year with respect to which the Term Loan Priority Collateral Requirements and other requirements of Section 9.21 have not been satisfied, if the book value of the assets qualifying as Term Loan Priority Collateral located thereat exceeds $10,000,000.
Each notice pursuant to this Section 5.03 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 5.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.
SECTION 5.04. Payment of Obligations. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all Taxes, assessments and governmental charges or levies upon it or its properties, assets, income or profits before the same shall have become delinquent or in default, (b) all lawful claims (including claims of landlords, warehousemen, freight forwarders and carriers, and all claims for labor materials and supplies or otherwise) which, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness, except, in each case under clauses (a), (b) or (c), where (i) and to the extent, the validity or amount thereof is being contested in good faith by appropriate proceedings, (ii) such Loan Party has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (iii) such contest effectively suspends collection of the contested obligation and enforcement of any Lien securing such obligation, (iv) in the case of any Real Estate Collateral Property subject to a Mortgage, there is no present risk of forfeiture or such Real Estate Collateral Property and (v) the failure to make payment pending such contest would not reasonably be expected to result in a Material Adverse Effect.

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SECTION 5.05. Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization or formation except in a transaction permitted by Section 6.04 and/or Section 6.05, as applicable; (b) take all necessary action to maintain and keep in full force and effect all rights, privileges, permits, licenses and franchises material to the normal conduct of its business; and (c) preserve or renew all of its Intellectual Property, except to the extent such Intellectual Property (i) is no longer used or useful in the business of any Loan Party or Restricted Subsidiary and (ii) is not otherwise material to the business of any Loan Party or Restricted Subsidiary in any respect.
SECTION 5.06. Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties and Equipment material to the operation of its business in good working order and condition, ordinary wear and tear excepted; and (b) make all repairs thereto and renewals, improvements, additions and replacements thereof necessary in order that the business carried on in connection therewith may be properly conducted at all times.
SECTION 5.07. Maintenance of Insurance(w).
(a) Maintain with financially sound and reputable insurance companies reasonably acceptable to the Administrative Agent and not Affiliates of the Loan Parties (except to the extent that the Insurance Captives are Affiliates of the Loan Parties), insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business and operating in the same or similar locations and as is otherwise required by applicable Law, of such types and in such amounts (after giving effect to any self-insurance compatible with the following standards) as are customarily carried under similar circumstances by such other Persons and as are reasonably acceptable to the Administrative Agent, including coverage for business interruption and public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it.
(b) Cause fire and extended coverage policies maintained with respect to any Collateral and business interruption coverage to provide (by endorsement or otherwise):

(i)	a non-contributing mortgage clause (regarding improvements to real property);

(ii)	that none of the Loan Parties, Secured Parties or any other Person (other than an Insurance Captive) shall be a co-insurer;

(iii)
a customary lender’s loss payable clause, in form and substance reasonably satisfactory to the Administrative Agent, which shall provide that the insurance carrier shall pay all proceeds otherwise payable to the Loan Parties under the policies to the Administrative Agent as its interests may appear (it being understood that there will be a separate lender’s loss payable clause for the benefit of the ABL Facility Agent as its interests may appear, and that the rights

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of Administrative Agent and ABL Facility Agent will be subject to the Intercreditor Agreement);

(iv)	that neither the Loan Parties, the Administrative Agent nor any other Person (other than an Insurance Captive) shall be a co-insurer thereunder;

(v)	a “Replacement Cost Endorsement”, without any deduction for depreciation; and

(vi)	such other provisions as the Administrative Agent may reasonably require from time to time to protect its and the Lenders’ interests.
(c) Cause commercial general liability policies to provide coverage to the Administrative Agent as an additional insured.
(d) (i) Cause each policy of insurance required by this Section 5.07 to also provide that it shall not be canceled by reason of nonpayment of premium except upon not less than ten (10) days’ prior written notice thereof by the insurer to the Administrative Agent or for any other reason except upon not less than thirty (30) days’ prior written notice thereof by the insurer to the Administrative Agent, except, in each case, in the case of force majeure, (ii) notify the Administrative Agent promptly (and in any event within five (5) Business Days) whenever it receives a notice from the insurance carrier that any policy required by this Section 5.07 will be canceled for any reason and (iii) use reasonable efforts to include in such clause that the insurance carrier will provide prior written notice to the loss payee of any modification to the policy so as to reduce the scope or amount of coverage in any material respect and otherwise notify the Administrative Agent on or about the date that any policy required by this Section 5.07 is modified so as to reduce the scope or amount of coverage in any material respect.
(e) Deliver to the Administrative Agent, on or about the date of cancellation or non-renewal of any policy of insurance required by this Section 5.07, a certificate of insurance for the replacement policy; and deliver to the Administrative Agent, on or about the date of the renewal of any policy of insurance required by this Section 5.07, a certificate evidencing renewal of each such policy.
(f) Maintain for themselves and their Subsidiaries, a Directors and Officers insurance policy, and a “Blanket Crime” policy, the “Blanket Crime” policy including employee dishonesty, forgery or alteration, theft, disappearance and destruction, robbery and safe burglary, and computer fraud coverage, placed with responsible companies and otherwise as customarily insured against by Persons engaged in the same or similar business and operating in the same or similar locations and as is otherwise required by applicable Law, of such types and in such amounts (after giving effect to any self-insurance compatible with the following standards) as are customarily carried under similar circumstances by such other Persons, and will upon request by the Administrative Agent furnish the Administrative Agent certificates evidencing renewal of each such policy.

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(g) Permit, upon the reasonable request of the Administrative Agent, any representatives that are designated by the Administrative Agent to inspect the insurance policies maintained by or on behalf of the Loan Parties and to inspect books and records related thereto and any properties covered thereby at any reasonable time during business hours.
(h) Deliver to the Administrative Agent, upon the Administrative Agent’s reasonable request therefor, (A) copies and updated certificates of insurance for the insurance policies required by this Section 5.07 and the applicable provisions of the Security Documents, and (B) duplicate originals or certified copies of all such policies covering any Collateral.
(i) If at any time the area in which any Real Estate Collateral Property subject to a Mortgage is located is designated (i) in a federally designated “special flood hazard area,” flood hazard insurance in an amount equal to the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended to comply with current regulations required or (ii) in “seismic zone” 3 or 4 (as defined in the Uniform Building Code 1997 map published by the International Conference of Building Officials), obtain earthquake insurance in such total amount as is customarily carried under similar circumstances by Persons engaged in the same or similar business and operating in the same or similar locations, and as is otherwise required by applicable Law, and as is reasonably acceptable to the Administrative Agent.
(j) With respect to any Real Estate Collateral Property, carry and maintain commercial general liability insurance on an occurrence basis covering bodily injury including death, and property damage liability in such amounts (after giving effect to any self-insurance compatible with the following standards) as is customarily carried under similar circumstances by Persons engaged in the same or similar business and operating in the same or similar locations or as required by applicable Law, and as is reasonably acceptable to the Administrative Agent, naming the Administrative Agent as an additional insured.
(k) (i) Notify the Administrative Agent promptly whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 5.07 is taken out by any Loan Party, and (ii) deliver to the Administrative Agent a certificate of insurance for such policy or policies within thirty (30) days of such policy or policies (or, at the reasonable request of the Administrative Agent, duplicate originals thereof) being taken out by any Loan Party.
(l) The insurance companies providing the insurance required to be maintained under this Section 5.07 shall have no rights of subrogation against any Secured Party or its agents or employees. If, however, the insurance policies do not provide waiver of subrogation rights against such parties, as required above, then the Loan Parties hereby agree, to the extent permitted by law, to waive their right of recovery, if any, against the Secured Parties and their agents and employees to the extent payment for such loss or damage is actually made by the insurance companies issuing the insurance policies required to be maintained under this Section 5.07. The designation of any form, type or amount of insurance coverage by any

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Secured Party under this Section 5.07 shall in no event be deemed a representation, warranty or advice by such Secured Party that such insurance is adequate for the purposes of the business of the Loan Parties or the protection of their properties.
SECTION 5.08. Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect.
SECTION 5.09. Books and Records; Accountants; Maintenance of Ratings(x).
(a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Loan Parties or such Subsidiary, as the case may be; and maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Loan Parties or such Subsidiary, as the case may be.
(b) At all times retain a Registered Public Accounting Firm which is reasonably satisfactory to the Administrative Agent and shall instruct such Registered Public Accounting Firm to cooperate with, and be available to, the Administrative Agent or its representatives to discuss, with a representative of the Borrower present, the Loan Parties’ financial performance, financial condition, operating results, controls, and such other matters, within the scope of the retention of such Registered Public Accounting Firm, as may be raised by the Administrative Agent.
(c) Use commercially reasonable efforts to cause the Term Facility to be continuously rated by S&P and Moody’s, and use commercially reasonable efforts to maintain a corporate rating from S&P and a corporate family rating from Moody’s, in each case in respect of the Borrower.
SECTION 5.10. Inspection Rights. Permit representatives and independent contractors of the Administrative Agent to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and Registered Public Accounting Firm, all at the expense of the Loan Parties and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, that when an Event of Default exists, the Administrative Agent (or any of its representatives or independent contractors) may do any of the foregoing at the expense of the Loan Parties at any time during normal business hours.

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SECTION 5.11. Use of Proceeds. Use the proceeds of the Loans (other than Incremental Loans) to consummate the Transactions contemplated to occur on or after the Third Restatement Date and to pay fees and expenses in connection therewith, and for no other purpose; provided that (i) the proceeds of the Loans made on the First Restatement Date were used by the Borrower solely to prepay in full the outstanding principal amount of the term loans outstanding under the Original Credit Agreement immediately prior to the effectiveness of the First Restated Credit Agreement on the First Restatement Date and to pay accrued and unpaid interest, premiums and other amounts outstanding thereunder and related fees and expenses, (ii) the proceeds of the Loans made on the Second Restatement Date were used by the Borrower solely to prepay in full the outstanding principal amount of the term loans outstanding under the First Restated Credit Agreement immediately prior to the effectiveness of this Agreement on the Second Restatement Date and to pay accrued and unpaid interest and other amounts outstanding thereunder and related fees and expenses, (iii)(a) the proceeds of the Loans made on the Third Restatement Date, together with available cash, shall be used by the Borrower solely to prepay in full the outstanding principal amount of the term loans outstanding under the Second Restated Credit Agreement immediately prior to the effectiveness of this Agreement on the Third Restatement Date and to pay accrued and unpaid interest and other amounts outstanding thereunder and related fees and expenses and (b) the proceeds of the Loans made on the Delayed Draw Funding Date shall be used by the Borrower solely to consummate the Unified Grocers Acquisition on the Delayed Draw Funding Date (including the payment of debt and other obligations of Unified Grocers as contemplated in the Unified Grocers Acquisition Agreement and to pay related fees and expenses in connection therewith or to repay ABL Debt incurred for the foregoing purposes) and (iv) the proceeds of Refinancing Loans shall be used as provided in Section 2.24.
SECTION 5.12. Additional Loan Parties. Notify the Administrative Agent at the time that any Person becomes a Subsidiary, unless such Person is an Immaterial Subsidiary, whether such Person shall be an Excluded Subsidiary (and if so, pursuant to which clause or clauses of the definition thereof), and promptly thereafter (and in any event within 30 days, unless a longer period is acceptable to the Administrative Agent, in its sole discretion), cause any such Person which is not an Excluded Subsidiary, (i) to become a Loan Party and grant a Lien to the Collateral Agent on such Person’s assets of the types constituting Collateral to secure the Obligations by executing and delivering to the Administrative Agent a Joinder Agreement to each of the Security Agreement and the Facility Guaranty and such other documents (including, to the extent applicable, Mortgages and Related Real Estate Collateral Security Agreements, subject to the time periods set forth in Section 5.17(e)) as the Administrative Agent shall deem appropriate for such purpose and by complying with the Term Loan Priority Collateral Requirements with respect to any Material Real Estate Assets and Material Related Collateral Locations (subject to the time periods set forth in Section 5.17(e), as applicable), (ii) deliver to the Administrative Agent the Closing Documents and, upon the Administrative Agent’s reasonable request, favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in this sentence) and (iii) if any Indebtedness of such Person is owned by or on behalf of any Loan Party in an amount greater than or

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equal to $10,000,000 individually or in the aggregate, to pledge such Indebtedness and promissory notes evidencing such Indebtedness, in each case in form, content and scope reasonably satisfactory to the Administrative Agent. In no event shall compliance with this Section 5.12 waive or be deemed a waiver or consent to any transaction giving rise to the need to comply with this Section 5.12 if such transaction was not otherwise expressly permitted by this Agreement.
SECTION 5.13. Cash Management.
(a) On or prior to the Closing Date, deliver to the Administrative Agent copies of notifications (each, a “Credit Card Notification”) substantially in the form attached hereto as Exhibit M (with such changes as may be approved by the ABL Facility Agent) which have been executed on behalf of such Loan Party and delivered to such Loan Party’s Credit Card Processors listed on Schedule 3.21(b).
(b) Within 60 days after the Closing Date (or such longer period as the ABL Facility Agent may approve in writing in its sole discretion), deliver to the Administrative Agent (i) Blocked Account Agreements reasonably satisfactory in form and substance to the ABL Facility Agent duly authorized, executed and delivered by such Loan Party and the applicable Blocked Account Bank with which such Loan Party maintains each Blocked Account covering each such Blocked Account and (ii) control agreements reasonably satisfactory in form and substance to the ABL Facility Agent duly authorized executed and delivered by such Loan Party and any securities intermediary with which such Loan Party maintains any securities or investment accounts, covering each such securities or investment account maintained with such securities intermediary that at any time holds or constitutes any Related Collateral (as defined in the Security Agreement).
(c) All funds received in the Agent Payment Account shall be applied to the Obligations as provided in accordance with Section 7.02 of this Agreement to the extent that the Obligations are then due and payable.
SECTION 5.14. Information Regarding the Collateral.
(a) Furnish to the Administrative Agent (i) at least 10 Business Days prior written notice of any change in any Loan Party’s name, organizational structure, jurisdiction of incorporation or formation or other change in Article 9 location; or (ii) notice not less than 30 days after any Loan Party makes a change in any trade name used to identify it in the conduct of its business or in the ownership of its properties, the location of any office in which it maintains books or records relating to Collateral owned by it, any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility) or its Federal Taxpayer Identification Number or the organizational identification number assigned to it by its state of organization. The Loan Parties agree not to effect or permit any change referred to in clause (i) of the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest in all of the Term Loan Priority Collateral and

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a valid, legal and perfected second priority security interest in all of the ABL Priority Collateral, in each case, for its own benefit and the benefit of the other Secured Parties.
(b) Should any of the information on any Periodic Update Schedule hereto become inaccurate or misleading in any material respect as a result of changes after the Closing Date, the Borrower shall provide updated versions of such Periodic Update Schedule together with the next delivery of financial statements required to be delivered to the Administrative Agent pursuant to Section 5.01(a) or (b). From time to time as may be reasonably requested by the Administrative Agent, the Borrower shall supplement each Schedule hereto, or any representation herein or in any other Loan Document, with respect to any matter arising after the Closing Date that, if existing or occurring on the Closing Date, would have been required to be set forth or described in such Schedule or as an exception to such representation or that is necessary to correct any information in such Schedule or representation which has been rendered inaccurate thereby (and, in the case of any supplements to any Schedule, such Schedule shall be appropriately marked to show the changes made therein). Notwithstanding the foregoing, no supplement or revision to any Schedule or representation shall be deemed the Secured Parties’ consent to the matters reflected in such updated Schedules or revised representations nor permit the Loan Parties to undertake any actions otherwise prohibited hereunder or fail to undertake any action required hereunder from the restrictions and requirements in existence prior to the delivery of such updated Schedules or such revision of a representation; nor shall any such supplement or revision to any Schedule or representation be deemed the Secured Parties’ waiver of any Default resulting from the matters disclosed therein.
SECTION 5.15. [Reserved].
SECTION 5.16. Environmental Laws. (a) Conduct its operations and keep and maintain its Real Estate, and require all lessees and sublessees of such Real Estate to operate and maintain such Real Estate, in material compliance with all Environmental Laws; (b) obtain and renew all environmental permits necessary for its operations and properties; and (c) implement any and all investigation, remediation, removal and response actions that are appropriate or necessary to comply with Environmental Laws pertaining to the presence, generation, treatment, storage, use, disposal, transportation or Release of any Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate, provided, that neither a Loan Party nor any Restricted Subsidiary shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and adequate reserves have been set aside and are being maintained by the Loan Parties and Restricted Subsidiaries with respect to such circumstances in accordance with GAAP.
SECTION 5.17. Further Assurances.
(a) Execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), that may be required under any applicable Law, or which the Administrative Agent may reasonably request, to carry out the terms and

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conditions of this Agreement and the other Loan Documents and to establish, maintain, renew, preserve or protect the rights and remedies of Administrative Agent and other Secured Parties hereunder and under the other Loan Documents, or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties. The Loan Parties also agree to provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.
(b) If any Collateral is acquired by any Loan Party after the Closing Date that does not become subject to the Lien of the Security Documents upon acquisition thereof, notify the Administrative Agent thereof, and the Loan Parties will, as and to the extent required pursuant to Section 5.17(e), cause such assets to be subjected to a Lien securing the Obligations and will take such actions as shall be necessary or shall be requested by the Administrative Agent to grant and perfect such Liens, including actions described in Section 5.17(a), all at the expense of the Loan Parties. In no event shall compliance with this Section 5.17(b) waive or be deemed a waiver or consent to any transaction giving rise to the need to comply with this Section 5.17(b) if such transaction was not otherwise expressly permitted by this Agreement.
(c) Other than for Store locations, if the Borrower or any Loan Party leases any Material Related Collateral Location, then the Borrower shall use commercially reasonable efforts, or shall cause such Loan Party to use commercially reasonable efforts, on or before the date that is 90 days after the Closing Date or the initial leasing of such property (or such later date as the Administrative Agent may approve in its sole discretion), to obtain Collateral Access Agreements and Lien Waivers for each such Material Related Collateral Location.
(d) Upon the request of the Administrative Agent, deliver to the Administrative Agent copies of notifications (each, a “DDA Notification”) substantially in the form attached hereto as Exhibit L, with such changes reasonably acceptable to the ABL Facility Agent, which have been executed on behalf of such Loan Party and delivered to each depository institution at which a DDA (other than an Excluded DDA) is maintained.
(e) If the Borrower or any Loan Party acquires one or more Material Real Estate Assets or Material Related Collateral Locations (including, without limitation, pursuant to a Permitted Acquisition or a Permitted Store Swap Transaction), and the Term Loan Priority Collateral Requirements and the requirements of Section 9.21 applicable to Additional Properties have not otherwise been satisfied with respect to such Additional Properties, and the book value of the assets that would constitute Term Loan Priority Collateral consisting of or located on such Additional Properties exceeds in the aggregate $10,000,000 in any Fiscal Year, then the Borrower shall satisfy, or shall cause such Loan Party to satisfy, on or before the date that is 90 days after the acquisition of the first of such Additional Properties that causes such $10,000,000 to be exceeded (or such later date as the Administrative Agent may approve in its sole discretion) the Term Loan Priority

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Collateral Requirements and the other requirements of Section 9.21 with respect to such Additional Properties; provided that the satisfaction of such requirements will not violate the SVU Indenture or any other Material Indebtedness or trigger any of the equal and ratable sharing provisions thereof. Otherwise, on or before the date that is 90 days after the end of each Fiscal Year, unless such requirements have otherwise been satisfied with respect to any Material Real Estate Assets or Material Related Collateral Locations acquired in such Fiscal Year, then the Borrower shall satisfy, or cause each Loan Party to satisfy, the Term Loan Priority Collateral Requirements and the other requirements of Section 9.21 with respect to all Additional Properties acquired during such Fiscal Year; provided that the satisfaction of such requirements will not violate the SVU Indenture or any other Material Indebtedness or trigger any of the equal and ratable sharing provisions thereof. Notwithstanding the foregoing, the requirements of this Section 5.17(e) shall not apply to Material Real Estate Assets or Material Related Collateral Locations which are expected to be the subject of Liens permitted pursuant to clause (j) of the definition of Permitted Encumbrances.
(f) As of the Closing Date, if Borrower or any Loan Party has entered into, or if the Borrower or any Loan Party acquires one or more Material Real Estate Assets (including, without limitation, pursuant to a Permitted Acquisition or a Permitted Store Swap Transaction) and such Material Real Estate Asset is at the time of such acquisition subject to a lease or other agreement with a third party with respect to any such Material Real Estate Asset and such lease or other agreement expressly prohibits the granting of a Lien encumbering the Material Real Estate Asset as Collateral in accordance with the terms of this Agreement, then Borrower shall, to the extent a Lien on such Material Real Estate Asset would be required pursuant to Section 5.17(e), use commercially reasonable efforts, or shall cause the applicable Loan Party to use commercially reasonable efforts, for a period of 90 days after the date of acquisition thereof, to obtain such third party’s written consent expressly permitting Borrower’s or such Loan Party’s grant of a Lien on such Material Real Estate Asset. If such consent is obtained within such 90 day period, then Borrower shall satisfy or cause such Loan Party to satisfy the requirements set forth in Section 9.21(c) with respect to such Material Real Estate Asset within ninety (90) days after the date of receipt of such consent by Borrower. If such consent is not obtained within such 90 day period, then Borrower shall have no further obligation to pursue such consent. In addition, if Borrower is unable to obtain such consent and such lease or other agreement is subsequently terminated or amended or modified after the date of acquisition thereof to permit the applicable Material Real Estate Asset to become subject to a Lien, then Borrower shall satisfy all such requirements set forth in Section 9.21(c) with respect to such Material Real Estate Asset within ninety (90) days after the date of such termination, amendment or modification, to the extent a Lien on such Material Real Estate Asset would be required pursuant to Section 5.17(e) as if such Material Real Estate Asset were acquired on the date of such termination, amendment or modification.

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SECTION 5.18. Ground Leases. Perform and observe all the terms and provisions of each Ground Lease to be performed or observed by it, maintain each such Ground Lease in full force and effect, enforce each such Ground Lease in accordance with its material terms, take all such action to such end as may be from time to time reasonably requested by the Administrative Agent and, upon reasonable request of the Administrative Agent, make to each other party to each such Ground Lease such demands and requests for information and reports or for action as any Loan Party or any of its Subsidiaries is entitled to make under such Ground Lease, and cause each of its Subsidiaries that are party to Ground Leases to do so.
SECTION 5.19. [Reserved].
SECTION 5.20. ERISA.
(a) Each Loan Party shall, and shall cause each of its ERISA Affiliates to: (i)  maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal and state law; (ii) not terminate any Pension Plan so as to incur any material liability to the PBGC; (iii) make all required contributions to any Plan that it is obligated to make under Sections 302 or 303 of ERISA, Sections 412 or 430 of the Code or the terms of such Plan; (iv)  not allow or suffer to exist any violation of the “minimum funding standards” (within the meaning of Section 302 of ERISA and Section 412 of the Code), whether or not waived, with respect to any such Pension Plan; (v) not engage in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA and (vi) not allow or suffer to exist any occurrence of a Reportable Event or any other event or condition, to the extent such Reportable Event or other event or condition presents a material risk of termination by the PBGC of any Pension Plan, if such termination could result in any material liability to the PBGC.
(b) Promptly upon each determination of the amount of the contributions or other payments required to be made for any calendar year by any Loan Party in respect of any underfunded Pension Plan in order to eliminate or reduce the funding deficiency and prior to any Loan Party making any contribution or other payment to such Pension Plan in respect of such calendar year, the Borrower shall notify the Administrative Agent of such determination and provide such information with respect thereto as the Administrative Agent may reasonably request.
SECTION 5.21. Agricultural Products.
(a) The Borrower shall at all times comply in all material respects with all existing and future Food Security Act Notices during their periods of effectiveness under the Food Security Act, including, without limitation, directions to make payments to the Farm Products Seller by issuing payment instruments directly to the secured party with respect to any assets of the Farm Products Seller or jointly payable to the Farm Products Seller and any secured party with respect to the assets of such Farm Products Seller, as specified in the Food Security Act Notice, so as to terminate or release the security interest

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in any Farm Products maintained by such Farm Products Seller or any secured party with respect to the assets of such Farm Products Seller under the Food Security Act.
(b) The Borrower shall take all other actions as may be reasonably required, if any, to ensure that any perishable agricultural commodity (in whatever form) or other Farm Products are purchased free and clear of any Lien or other claims in favor of any Farm Products Seller or any secured party with respect to the assets of any Farm Products Seller.
(c) The Borrower shall promptly notify the Administrative Agent in writing after receipt by or on behalf of the Borrower of any Food Security Act Notice or amendment to a previous Food Security Act Notice, and including any notice from any Farm Products Seller of the intention of such Farm Products Seller to preserve the benefits of any trust applicable to any assets of any Loan Party under the provisions of the PSA, the PACA or any other statute, if (A) any such notice involves a claim of $50,000 or more or (B) all such notices outstanding involve claims in the aggregate amount of $250,000 or more; and upon the request of the ABL Facility Agent (or, after the Discharge of ABL Debt (as defined in the Intercreditor Agreement), upon the request of the Administrative Agent), the Borrower shall promptly provide the Administrative Agent with a true, correct and complete copy of such Food Security Act Notice or amendment, as the case may be, and other information delivered to or on behalf of the Borrower pursuant to the Food Security Act.
(d) To the extent that the Borrower purchases any Farm Products from a Person who produces such Farm Products in a state with a central filing system certified by the United States Secretary of Agriculture, the Borrower shall immediately register, as a buyer, with the Secretary of State of such state (or the designated system operator). The Borrower shall forward promptly to the Administrative Agent a copy of such registration as well as a copy of all relevant portions of the master list periodically distributed by any such Secretary of State (or the designated system operator). The Borrower shall comply with any payment of obligations in connection with the purchase of any Farm Products imposed by a secured party as a condition of the waiver or release of a security interest effective under the Food Security Act or other applicable law whether or not as a result of direct notice or the filing under any applicable central filing system. The Borrower shall also provide to the Administrative Agent from time to time upon its request true and correct copies of all state filings recorded in any such central filing system in respect of a Person from whom the Borrower has purchased Farm Products within the preceding 12 months.
SECTION 5.22. Term Loan Priority Account. The Borrower shall maintain a depositary account subject to a Blocked Account Agreement in favor of the Collateral Agent and the ABL Facility Agent in which solely the proceeds of the Term Loan Priority Collateral (as defined in the Intercreditor Agreement) are deposited. The Borrower will deposit, or will cause to be deposited, all Net Cash Proceeds of the Term Loan Priority Collateral (as defined in the Intercreditor Agreement) into such account.

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SECTION 5.23. Designation of Subsidiaries. The Borrower may from time to time after the Closing Date, pursuant to a determination by its Chief Financial Officer, designate any of its Subsidiaries as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation, no Default or Event of Default shall have occurred and be continuing or would result therefrom, (ii) each Subsidiary to be designated as an Unrestricted Subsidiary and its Subsidiaries has not at the time of such designation and does not thereafter create incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender thereof has recourse to any of the assets of the Borrower, any Guarantor or any Restricted Subsidiary, (iii) the fair market value of any such Subsidiary to be designated as an Unrestricted Subsidiary and its Subsidiaries would be permitted as an Investment under Section 6.02(a), (iv) the designation of any Unrestricted Subsidiary as a Restricted Subsidiary will constitute the incurrence at the time of designation of all Indebtedness and Liens of such Subsidiary existing at the time of such designation, (v) no Restricted Subsidiary may be designated as an Unrestricted Subsidiary if it is a “restricted subsidiary” (or a term having a similar effect) for purposes of any other Material Indebtedness of the Borrower and its Subsidiaries; and (vi) any Unrestricted Subsidiary that has been designated as a Restricted Subsidiary may not subsequently be re-designated as an Unrestricted Subsidiary without the prior consent of the Administrative Agent. Any such designation by the Chief Financial Officer shall be evidenced to the Administrative Agent by promptly delivering to the Administrative Agent a copy of a certificate of the Borrower’s Chief Financial Officer giving effect to such designation and a certificate signed by a Responsible Officer of the Borrower certifying that such designation complied with the foregoing provisions.
SECTION 5.24. Preparation of Environmental Reports.
(a) If a Default caused by reason of a breach of Section 3.09 or Section 5.16 shall have occurred and be continuing for more than 20 days without any Loan Party commencing activities reasonably likely to cure such Default, at the written request of the Lenders through the Administrative Agent, provide to the Lenders within 90 days after such request, at the expense of the Borrower, an environmental site assessment report regarding the matters which are the subject of such Default prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent and indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance or remedial action in connection with such Default.
(b) If any Event of Default shall have occurred, at the written request of the Lenders through the Administrative Agent, provide to the Lenders within 45 days after such request, at the expense of the Borrower, an environmental site assessment report for any Real Estate Collateral Property (whether owned or leased) prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent regarding the presence or absence of Hazardous Materials at such property, the extent of any Environmental Liabilities associated with such Loan Party’s operations thereon, and the estimated cost of any compliance or remedial action in connection therewith.

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(c) If any Loan Party has not promptly commenced preparation for completion of an environmental report duly requested by the Lenders pursuant to this Section 5.24, the Administrative Agent may, after prior notice to the Borrower and at the Borrower’s expense, engage a qualified environmental consultant to prepare such reports. The Loan Parties shall provide the Administrative Agent, its consultant or other designated representative, with reasonable access to its Real Estate, records and personnel for the purpose of completing all necessary investigations related to preparation of the requested environmental reports (the scope of which shall be consistent with the then current ASTM Phase I standard practice, but which shall not include the taking of soil, groundwater, surface water, air or building samples or other invasive testing unless the Borrower has provided its prior written consent, which consent shall not be unreasonably withheld; provided, that such testing is reasonably related to information set forth in the Phase I report or reasonably related to the specific Event of Default that has occurred and is continuing).
SECTION 5.25. Post-Closing Collateral.
(a) On or prior to the date that is 60 days after the Third Restatement Date (or such later date as may be agreed by the Administrative Agent in its sole discretion), to the extent reasonably necessary to maintain the Lien of the Mortgages on the Real Estate Collateral Properties as security for the Obligations, as determined by the Administrative Agent in its reasonable discretion, the Collateral Agent shall have received such Mortgage amendments (or new Mortgages) as Administrative Agent reasonably determines are required under applicable Law to grant, preserve, protect or perfect the Liens created or intended to be created by the Mortgages with respect to the Real Estate Collateral Properties as in effect immediately prior to the Third Restatement Date or the validity or priority of any such Lien, in proper form for recording in the relevant jurisdictions and in a form reasonably satisfactory to the Administrative Agent; and (i) together with each such Mortgage amendment, the Collateral Agent shall have received an ALTA 11-06 Mortgage Modification endorsement (or equivalent endorsement under applicable Law) to the Title Insurance Policy for such amended Mortgage; and (ii) together with any such new Mortgage or Mortgage amendment, the Collateral Agent shall have received with respect thereto the items required by subparts (a)(ii), (a)(iii), (a)(v)(x), (a)(v)(y), (a)(viii), (b), (d) and (e) of the definition of “Term Loan Priority Collateral Requirements”.
(b) After the Third Restatement Date, the Borrower may substitute one or more fee-owned or ground leasehold interests in Real Estate (and the Equipment located thereon) for any Term Loan Priority Collateral on the Applicable Collateral List subject to the satisfaction of the terms and conditions set forth in Section 9.21.
(c) Notwithstanding the provisions of Sections 5.12, 5.17 and 9.21, with respect to Unified Grocers and its Subsidiaries that are required to become Loan Parties, on or prior to the date that is (i) ten (10) Business Days after the Delayed Draw Funding Date, executed Facility Guaranties covering Unified Grocers and each of its Subsidiaries that is required to become a Loan Party together with legal opinions in form and substance reasonably satisfactory to the Administrative Agent in respect thereof and addressing such

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other matters as the Administrative Agent may reasonably request, (ii) 30 days after the Delayed Draw Funding Date (or such later date as may be agreed by the Administrative Agent in its sole discretion), other than with respect to Real Estate Collateral Properties, all documents and instruments necessary to perfect under (and to the extent required by) this Agreement, the Collateral Agent’s security interests in the Collateral shall have been executed and delivered to the Collateral Agent and, if applicable, filed, and (iii) 45 days after the Delayed Draw Funding Date (or such later date as may be agreed by the Administrative Agent in its sole discretion) all documents and instruments necessary to perfect under (and to the extent required by) this Agreement, the Collateral Agent’s security interests in the Real Estate Collateral Properties (including Mortgages) shall have been executed and delivered to the Collateral Agent and, if applicable, filed and together with each Mortgage the Collateral Agent shall have received the Term Loan Priority Collateral Requirements as applicable to Unified Grocers and its Subsidiaries.
ARTICLE VI

Negative Covenants
The Loan Parties covenant and agree with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full (other than contingent indemnification obligations not then due and payable), unless the Required Lenders shall otherwise consent in writing, the Loan Parties will not, and will not, to the extent provided below, cause or permit any Restricted Subsidiary to:
SECTION 6.01. Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired or sign or file under the UCC or any similar Law or statute of any jurisdiction a financing statement that names any Loan Party or any Subsidiary thereof as debtor; sign any security agreement authorizing any Person thereunder to file such financing statement; sell any of its property or assets subject to an understanding or agreement (contingent or otherwise) to repurchase such property or assets with recourse to it or any of its Subsidiaries; or assign or otherwise transfer any accounts or other rights to receive income, except as to all of the above, Permitted Encumbrances.
SECTION 6.02. Investments, Loans and Advances. Make any Investments except:
(a) Permitted Investments; and
(b) the Borrower or any Subsidiary may acquire all or substantially all the assets of a Person or line of business of such Person, or not less than 50.01% of the Equity Interests (other than directors’ qualifying shares) of a Person (referred to herein as the “Acquired Entity”); provided that (I) in the case of an acquisition of all or substantially all the assets of a Person or line of business of such Person, or all of the Equity Interests of a Person (other than directors’ qualifying shares) (i) such Acquisition was not preceded

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by an unsolicited tender offer for such Equity Interests by, or proxy contest initiated by, the Borrower or any Subsidiary; (ii) the Acquired Entity shall be in a substantially similar, reasonably related or incidental to line of business as that of the Borrower and its Subsidiaries as conducted during the current and most recent calendar year; (iii) the Administrative Agent shall have received 10 Business Days prior written notice of such Acquisition and prior to the consummation thereof shall have received such information with respect thereto as the Administrative Agent shall have reasonably requested and (iv) at the time of such transaction (A) both before and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing (in the case of a Limited Condition Acquisition, solely pursuant to Sections 7.01(a), (f) or (g)); (B) the Total Leverage Ratio of the Borrower shall not exceed 4.00:1.00 on a pro forma basis, as of the execution date of the agreement documenting such Acquisition in the case of a Limited Condition Acquisition, and after giving effect to the required incurrence or assumption of Indebtedness in connection therewith and the use of proceeds thereof; (C) the Borrower shall have delivered a certificate of a Responsible Officer, certifying as to the satisfaction of the foregoing clauses (A) and (B) and containing reasonably detailed calculations in support thereof, in form and substance reasonably satisfactory to the Administrative Agent; (D) the Acquired Entity, if a Person, shall become a Loan Party prior to or substantially simultaneously with such Acquisition or, if all or substantially all of the assets or a line of business of a Person shall be acquired, the same shall be acquired by a Person who is a Loan Party or becomes a Loan Party substantially simultaneously with such Acquisition; and (E) the Borrower shall comply, and shall cause the Acquired Entity to comply, with the applicable provisions of Section 5.12, Section 5.17 and the Security Documents and (II) in the case of an acquisition of 50.01% or more (but less than 100%) of the Equity Interests (other than directors’ qualifying shares) of an Acquired Entity (i) the requirements set forth in Section 6.02(b)(I)(i), (ii), (iii) and (iv)(A), (B) and (C) above shall apply to such acquisition, and (ii) either (x) the aggregate amount of Investments made pursuant to this Section 6.02(b)(II) shall not exceed $125,000,000 (after giving effect to any Return in respect of such Investment) or (y) the Borrower shall pledge, or cause the Restricted Subsidiary acquiring such Acquired Entity to pledge, all of the Equity Interests of the Acquired Entity acquired by the Borrower or such Restricted Subsidiary to the Collateral Agent for the benefit of the Lenders. Any Acquisition of an Acquired Entity meeting the applicable criteria of this Section 6.02(b) being referred to herein as a “Permitted Acquisition”.
SECTION 6.03. Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except Permitted Indebtedness.
SECTION 6.04. Fundamental Changes. Merge, dissolve, liquidate or consolidate with or into another Person, except that, so long as no Default or Event of Default shall have occurred and be continuing prior to or immediately after giving effect to any action described below or would result therefrom:
(a) any Loan Party may merge with any Excluded Subsidiary; provided that the Loan Party shall be the continuing or surviving Person;

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(b) any Restricted Subsidiary may merge into any Loan Party, and any Restricted Subsidiary that is not a Loan Party may merge into any other Restricted Subsidiary that is not a Loan Party, provided that, (i) in any merger involving the Borrower, the Borrower shall be the continuing or surviving Person, and (ii) subject to the foregoing clause (i), in any merger involving a Loan Party, the continuing or surviving entity shall be a Loan Party;
(c) in connection with a Permitted Acquisition, any Subsidiary of a Loan Party may merge with or into or consolidate with any other Person or permit any other Person to merge with or into or consolidate with it; provided that (i) the Person surviving such merger shall be a Subsidiary of a Loan Party and (ii) in the case of any such merger to which any Loan Party is a party, such Loan Party is the surviving Person; and
(d) any Restricted Subsidiary may be wound up and dissolved, provided, promptly upon the commencement of the winding up or any action to dissolve such Restricted Subsidiary, (i) any assets of such Restricted Subsidiary which constitute Collateral are either (A) transferred to a Loan Party and are subject to the valid perfected second priority security interest of the Administrative Agent as to any ABL Priority Collateral and valid perfected first priority security interest of the Administrative Agent as to any Term Loan Priority Collateral or (B) are subject to a Permitted Disposition and (ii) any such Restricted Subsidiary that is a Loan Party shall cease to be a Loan Party; and
(e) the Borrower may engage in the Permitted Restructuring; provided that simultaneously with completing the Permitted Restructuring, the Borrower, the New Borrower, the Administrative Agent and the Collateral Agent (without the need of any further consent by any other Party hereto) shall enter into an amendment (a “Permitted Restructuring Amendment”) pursuant to which, at the option of the Borrower, (i)(A) the Borrower shall assign to the New Borrower and the New Borrower shall assume from the Borrower all of the liabilities and obligations of the Borrower hereunder and under the other Loan Documents, including all of the Borrower’s Obligations, and the Borrower shall be released from such liabilities and obligations, (B) the New Borrower shall become the borrower hereunder and (C) the Borrower, to the extent it remains a Loan Party following such transactions, shall become a Guarantor or (ii) the Borrower shall designate the New Borrower as a co-borrower under this Agreement (for the avoidance of doubt, with joint and several liability hereunder); provided further that (i) the Administrative Agent shall have received, at least ten (10) Business Days prior to the date the New Borrower shall become a Borrower pursuant to the Permitted Restructuring Amendment, such “know your customer” anti-money laundering rules and USA Patriot Act information about New Borrower as Administrative Agent may have requested, (ii) each Guarantor shall have confirmed that its Guaranty shall apply to the Obligations of the New Borrower in its capacity as a co-borrower or as the Borrower, as applicable, pursuant to documentation reasonably satisfactory to the Administrative Agent, (iii) such assumption or designation as co-borrower shall be pursuant to documentation reasonably satisfactory to the Administrative Agent and (iv) the New Borrower and the Borrower shall have delivered to the Administrative Agent an officer’s certificate and an opinion of counsel reasonably

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satisfactory to the Administrative Agent, each stating that such assumption or designation as co-borrower preserves the enforceability of this Agreement, the Facility Guarantee and the Security Documents, and validity and perfection of the liens granted pursuant to the Security Documents.
SECTION 6.05. Dispositions. Make any Disposition except Permitted Dispositions.
SECTION 6.06. Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment (including pursuant to any Synthetic Purchase Agreement); provided, however, that as of the date of any such Restricted Payment and after giving effect thereto, (i) any Restricted Subsidiary may declare and pay dividends or make other distributions ratably to its equity holders, (ii) so long as no Event of Default or Default shall have occurred and be continuing or would result therefrom, the Borrower may repurchase its Equity Interests owned by current or former directors, officers or employees of the Borrower or the Subsidiaries or make payments to current or former directors, officers or employees of the Borrower or the Subsidiaries upon termination of employment in connection with the exercise of stock options, stock appreciation rights or similar equity incentives or equity based incentives pursuant to management incentive plans or in connection with the death or disability of such current or former directors, officers or employees, and (iii) the Borrower may make other Restricted Payments in an aggregate amount when combined with all payments made pursuant to Section 6.07(a)(v) not to exceed $125,000,000, (iv) the Borrower may make other Restricted Payments in an aggregate amount not to exceed the Cumulative Credit Amount; provided, that (x) in the case of clause (i), to the extent any such dividends or distributions consist of Real Estate Collateral Property, (1) the Borrower provides at least 15 Business Days prior written notice thereof (or such shorter notice as the Administrative Agent may approve) identifying such Real Estate Collateral Property, (2) such Real Estate Collateral Property is distributed subject in all respects to the Mortgage thereon and such Mortgage remains a valid first priority lien on such Real Estate Collateral Property so distributed and (3) the Borrower shall have delivered to the Administrative Agent such documents and other information evidencing that such Real Estate Collateral Property was distributed subject to the Mortgage thereon as the Administrative Agent may reasonably request; (y) in the case of clause (iv), the Total Leverage Ratio of the Borrower shall not exceed 3.50:1.00 on a pro forma basis after giving effect to such payment; and (z) in the case of clauses (iii) and (iv), at the time of the declaration and making of such Restricted Payment, (A) both before and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and (B) the Borrower shall have delivered a certificate of a Responsible Officer, certifying as to compliance with the remaining availability pursuant to clause (iii) and the usage of the Cumulative Credit Amount, as applicable, and the satisfaction of the foregoing clauses (y) and (z)(A), as applicable, and containing reasonably detailed calculations in support thereof, in form and substance satisfactory to the Administrative Agent; (v) the Borrower and its Subsidiaries may make Restricted Payments in connection with a Permitted Restructuring so long as after any such Restricted Payment either the Borrower or the New Borrower shall own, directly or indirectly, the assets or entities that constituted the Restricted Payment; and (vi) the Loan Parties may make any other Restricted Payments; provided that (a) the Total Leverage Ratio

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of the Borrower shall not exceed 2.00:1.00 on a pro forma basis after giving effect to such payment and (b) no Event of Default or Default shall have occurred and be continuing or would result therefrom.
SECTION 6.07. Prepayments of Other Indebtedness. (a) Make any distribution, whether in cash, property, securities or a combination thereof, other than regular scheduled payments of principal and interest as and when due (to the extent not prohibited by applicable subordination provisions), in respect of, or pay, or directly or indirectly (including pursuant to any Synthetic Purchase Agreement) redeem, repurchase, retire or otherwise acquire for consideration, or set apart any sum for the aforesaid purposes, any Indebtedness except (i) the payment of the Indebtedness created hereunder or under the ABL Facility, (ii) refinancings of Permitted Indebtedness with Permitted Refinancing Indebtedness, (iii) payments of the SVU 2021 Notes or the SVU 2022 Notes (A) with proceeds of borrowings under the ABL Facility, (B) with proceeds of any Incremental Loans and (C) so long as no Default or Event of Default shall have occurred and be continuing, with other sources of cash that are not required to be applied to prepay Loans hereunder or prepay loans or cash collateralize letters of credit under the ABL Facility, (iv) the payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, (v) payments in an aggregate amount when combined with all Restricted Payments made pursuant to Section 6.06(iii) not to exceed $125,000,000, (vi) other payments of Indebtedness in an aggregate amount not to exceed the Cumulative Credit Amount; provided that, in the case of clauses (v) and (vi), (A) at the time of such payment, both before and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and (B) the Borrower shall have delivered a certificate of a Responsible Officer, certifying as to the satisfaction of the foregoing clause (A), and containing reasonably detailed calculations certifying as to compliance with the remaining availability pursuant to clause (vi) or the usage of the Cumulative Credit Amount, as applicable, in form and substance reasonably satisfactory to the Administrative Agent or (b) pay in cash any amount in respect of any Indebtedness or preferred Equity Interests that may at the obligor’s option be paid in kind or in other securities, and (vii) any other payment of Indebtedness, provided that (a) the Total Leverage Ratio of the Borrower shall not exceed 2.00:1.00 on a pro forma basis after giving effect to such payment and (b) no Event of Default or Default shall have occurred and be continuing or would result therefrom. Payments originally made in reliance on clause (v) above may subsequently be reallocated to clause (vi) to the extent permitted at the time of reallocation under such clauses.
SECTION 6.08. Business of Borrower and Restricted Subsidiaries. Engage in any line of business substantially different from the Business conducted by the Loan Parties and their Subsidiaries on the Third Restatement Date or any business substantially related or incidental thereto.

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SECTION 6.09. Transactions with Affiliates. Enter into, renew, extend or be a party to any transaction of any kind with any Affiliate of any Loan Party, whether or not in the ordinary course of business, other than (a) those set forth on Schedule 6.09 hereto, (b) Restricted Payments permitted under Section 6.06 or Investments permitted under Section 6.02, (c) the payment of compensation and benefits and the providing of indemnification to officers and directors in the ordinary course of business and consistent with past practices or (d) on fair and reasonable terms substantially as favorable to the Loan Parties as would be obtainable by the Loan Parties at the time in a comparable arm’s-length transaction with a Person other than an Affiliate. The foregoing restriction shall not restrict (i) a transaction between or among the Loan Parties, (ii) advances for commissions, travel and other similar purposes in the ordinary course of business to directors, officers and employees, (iii) the issuance of Equity Interests of the Borrower to any officer, director or employee of the Borrower or any of its Subsidiaries in the ordinary course of business, (iv) the payment of reasonable fees and out-of-pocket costs to directors, and compensation and employee benefit arrangements paid to, and indemnities provided for the benefit of, directors, officers or employees of the Borrower or any of its Subsidiaries, and (v) any issuances of qualified Equity Interests of the Borrower (other than Disqualified Stock and other Equity Interests not permitted hereunder) or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, severance agreements, retention plans, employment agreements, deferred compensation agreements, stock options, restricted stock agreements, performance share units and stock ownership plans (in each case in respect of qualified Equity Interests of the Borrower) of the Borrower or any of its Subsidiaries.
SECTION 6.10. Burdensome Agreements. Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document or any ABL Facility Documents) that (a) limits the ability (i) of any Subsidiary to make Restricted Payments or other distributions to any Loan Party or to otherwise transfer property to or invest in a Loan Party, (ii) of any Subsidiary (other than an Excluded Subsidiary) to Guarantee the Obligations, (iii) of any Subsidiary (other than an Excluded Subsidiary) to make or repay loans to a Loan Party or (iv) of the Loan Parties or any Subsidiary (other than an Excluded Subsidiary) to create, incur, assume or suffer to exist Liens on property of such Person in favor of the Administrative Agent to secure the Obligations, or (b) other than the SVU Indenture and any Permitted Refinancing Indebtedness in respect thereof, requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.
Notwithstanding the foregoing, the Loan Parties and their respective Restricted Subsidiaries shall not be prohibited from entering into any Contractual Obligation that constitutes a restriction or limitation existing by reason of:
(a)    restrictions imposed by applicable law;
(b)    customary provisions in joint venture agreements and other similar agreements applicable to joint ventures entered into in the ordinary course of business;

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(c)    any restrictions imposed by any agreement relating to Indebtedness incurred pursuant to Section 6.03 or Permitted Refinancing Indebtedness in respect thereof, to the extent such restrictions are not materially more restrictive, taken as a whole, than the restrictions contained in this Agreement or are market terms at the time of issuance (in each case as determined in good faith by the Borrower) so long as the Borrower shall have reasonably determined in good faith that such restriction will not affect its obligation and ability to make any payments required hereunder;
(d)    customary provisions restricting subletting or assignment of any lease governing a leasehold interest entered into in the ordinary course of business;
(e)    customary provisions restricting assignment of any agreement entered into in the ordinary course of business;
(f)    customary restrictions and conditions contained in any agreement relating to the sale, transfer, lease or other disposition of any asset permitted under Section 6.05 pending the consummation of such sale, transfer, lease or other disposition;
(g)    customary restrictions and conditions contained in the document relating to any Lien, so long as (1) such Lien is a Permitted Encumbrance and such restrictions or conditions relate only to the specific asset subject to such Lien, and (2) such restrictions and conditions are not created for the purpose of avoiding the restrictions imposed by this Section 6.10;
(h)    customary net worth provisions contained in Real Estate leases entered into by Subsidiaries, so long as the Borrower has determined in good faith that such net worth provisions would not reasonably be expected to impair the ability of the Borrower and its Subsidiaries to meet their ongoing obligations;
(i)    any agreement in effect at the time a Person becomes a Subsidiary, so long as such agreement was not entered into in contemplation of such Person becoming a Subsidiary and such restriction applies only to such Person and its Subsidiaries (including the Equity Interests of the relevant Person or Persons);
(j)    restrictions in agreements representing Indebtedness permitted under Section 6.03 of a Subsidiary that is not a Loan Party (so long as such restrictions only relate to non-Loan Parties);
(k)    customary restrictions contained in leases, subleases, licenses or Equity Interests or asset sale agreements otherwise permitted hereby and entered into in the ordinary course of business as long as such restrictions relate solely to the lease, sublease, license, Equity Interests or assets subject thereto, as applicable;
(l)    restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business;

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(m)    restrictions contained in any receivables financing documentation with respect to any Subsidiary which engages in no activities other than in connection with the financing of accounts receivable of the Borrower and/or its other Subsidiaries; or
(n)    any encumbrances or restrictions of the type referred to in the first paragraph of this Section 6.10 imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of or similar arrangements to the contracts, instruments or obligations referred to in clauses (a) through (n) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements, refinancings or similar arrangements are, in the good faith judgment of the Borrower, no more restrictive with respect to such encumbrances and other restrictions, taken as a whole, than those in effect prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement, refinancing or similar arrangement.
For purposes of determining compliance with this Section 6.10, (1) the priority of any preferred stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common Equity Interests shall not be deemed a restriction on the ability to make distributions on Equity Interest and (2) the subordination of loans or advances made to the Borrower or a Subsidiary to other Indebtedness incurred by the Borrower or any such Subsidiary shall not be deemed a restriction on the ability to make loans or advances.
SECTION 6.11. Use of Proceeds. Use the proceeds of any Loan, whether directly or indirectly, and whether immediately, incidentally or ultimately, (a) to purchase or carry margin stock (within the meaning of Regulation U) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund Indebtedness originally incurred for such purpose; or (b) for purposes other than those permitted under this Agreement.
SECTION 6.12. Amendment of Material Documents. Amend, modify, consent to or waive any of a Loan Party’s rights under or any provision of (a) its Organization Documents in a manner materially adverse to the Secured Parties or (b) the SVU Indenture, the SVU 2021 Notes, the SVU 2022 Notes or any other Material Indebtedness, in each case in a manner that would be materially adverse to the Secured Parties (including, in the case of the SVU Indenture, the SVU 2021 Notes and the SVU 2022 Notes, changing the obligors with respect to such Material Indebtedness) or to the extent that such amendment, modification or waiver would reasonably be expected to have a Material Adverse Effect.
SECTION 6.13. Fiscal Year. Change the Fiscal Year of any Loan Party, or the accounting policies or reporting practices of the Loan Parties, except as required by GAAP.
SECTION 6.14. Disqualified Stock. Issue any Disqualified Stock.

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ARTICLE VII

Events of Default
SECTION 7.01. Events of Default. In case of the happening of any of the following events (“Events of Default”).
(a) Non-Payment. The Borrower or any Restricted Subsidiary fails to pay when and as required to be paid herein, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise, (i) any amount of principal of any Loan or (ii) any interest on any Loan, or any fee due hereunder, within five Business Days of the due date or (iii) any other amount payable hereunder or under any other Loan Document, within five Business Days of the due date; or
(b) Specific Covenants. The Borrower or any Restricted Subsidiary fails to perform or observe any term, covenant or agreement contained in any of Sections 5.01, 5.02(a)(i), 5.02(a)(iv), 5.03, 5.05, 5.07, 5.11, 5.12 or 5.13 or Article VI; or
(c) Other Defaults. The Borrower or any Restricted Subsidiary fails to perform or observe (i) any term, covenant or agreement contained in Section 4.9 of the Security Agreement, (ii) any term, covenant or agreement contained in Sections 5(a), the first sentence of Section 5(c), Section 6 or Section 7 of any of the Mortgages, or (iii) any other term, covenant or agreement (not specified in Sections 7.01(a) or 7.01(b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after the date written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; provided, that in the case of clause (iii), in the event the Borrower fails to notify the Administrative Agent pursuant to Section 5.03(a) within three Business Days after the occurrence of its failure to perform or observe such term, covenant or agreement as provided therein, an Event of Default will occur as a result of the failure to perform or observe such term, covenant or agreement 30 days after the earlier of (x) the date of the event or occurrence which is the basis for such Event of Default and (b) the date written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; or
(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any Restricted Subsidiary herein, in any other Loan Document, or in any document, report, certificate, financial statement or other instrument delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made, except that such materiality qualifier shall not be applicable to any representation or warranty that is already qualified by materiality or “material adverse effect”; or
(e) Cross-Default. (i) Any Loan Party or Restricted Subsidiary (a) fails to make any payment when due (regardless of amount and whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Material Indebtedness (including undrawn committed or available amounts and including amounts

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owing to all creditors under any combined or syndicated credit arrangement), or (b) fails to observe or perform any other agreement or condition relating to any such Material Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Material Indebtedness or the beneficiary or beneficiaries of any Guarantee thereof (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with or without the giving of notice, lapse of time or both, such Indebtedness to be demanded, accelerated or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (a) any event of default under such Swap Contract as to which a Loan Party or any Subsidiary thereof is the Defaulting Party (as defined in such Swap Contract) or (b) any Termination Event (as defined in such Swap Contract) under such Swap Contract as to which a Loan Party or any Subsidiary thereof is an Affected Party (as defined in such Swap Contract) and, in either event, the Swap Termination Value owed by the Loan Party or such Subsidiary as a result thereof is greater than $50,000,000; or (iii) the Borrower fails to observe or perform its obligations under any guarantee of NAI Workers’ Compensation Liabilities, and such failure continues for 45 days; or
(f) Insolvency Proceedings, Etc. (i) Any Loan Party or Subsidiary (other than an Excluded Subsidiary) institutes or consents to the institution of any voluntary or involuntary proceeding under any Debtor Relief Law, or makes a general assignment for the benefit of creditors; or (ii) any Loan Party or Subsidiary (other than an Excluded Subsidiary) applies for or consents to the appointment of any receiver, trustee, custodian, sequestrator, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or (iii) a proceeding shall be commenced or a petition filed, without the application or consent of such Person, seeking or requesting the appointment of any receiver, trustee, custodian, sequestrator, conservator, liquidator, rehabilitator or similar officer is appointed and the appointment continues undischarged, undismissed or unstayed for 60 calendar days or an order or decree approving or ordering any of the foregoing shall be entered; (iv) any Loan Party or Subsidiary (other than an Excluded Subsidiary) files an answer admitting the material allegations of a petition filed against it in any proceeding described in the foregoing clauses (i), (ii) or (iii), or (v) any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or
(g) Inability to Pay Debts; Attachment. (i) Any Loan Party or Subsidiary (other than an Excluded Subsidiary) becomes unable or admits in writing its inability or fails generally to pay its debts as they become due in the ordinary course of business, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issuance or levy, or (iii) takes any action

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for the purpose of effecting the events described in the foregoing paragraph (f) or this paragraph (g); or
(h) Judgments. There is entered against any Loan Party or Subsidiary (other than an Excluded Subsidiary) (i) one or more judgments or orders or any combination thereof for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding $50,000,000 (to the extent not covered by independent third-party insurance as to which the insurer is rated at least “A” by A.M. Best Company, has been notified of the potential claim and does not dispute coverage), or (ii) any one or more non-monetary judgments that have, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (a) enforcement proceedings are commenced by any creditor upon such judgment or order, or (b) there is a period of 45 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, is not in effect; or
(i) Racketeering. There is filed against any Loan Party or Subsidiary by any federal or state Governmental Authority any action, suit or proceeding under any federal or state racketeering statute (including the Racketeer Influenced and Corrupt Organization Act of 1970), which action, suit or proceeding: (i) is not dismissed within 120 days and (ii) would reasonably be expected to result in the confiscation or forfeiture of any material portion of the Collateral; or
(j) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or would reasonably be expected to result in the liability of any Borrower or any Restricted Subsidiary under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC and that has or would reasonably be expected to have a Material Adverse Effect when taken together with all other such ERISA Events or (ii) a Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan or any installment in connection with an underfunded Pension Plan as provided in Section 5.20, in either case as to any such installment that is in excess of $50,000,000; or
(k) Invalidity of Loan Documents. (i) Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect (other than in accordance with its terms) and as a result thereof, a Material Adverse Effect would occur or would reasonably be expected to occur; or any Loan Party contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any provision of any Loan Document (other than as a result of the discharge of such Loan Party in accordance with the terms of the applicable Loan Document), or purports to revoke, terminate or rescind any provision of any Loan Document or seeks to avoid, limit or otherwise adversely affect any Lien purported to be created under any Security Document; or (ii) any Lien purported to be created under any Security Document shall

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cease to be a valid and perfected Lien on a material portion of the Collateral with the priority required by the applicable Security Document (after satisfaction of the requirements set forth in Section 5.25(a) with respect to any Collateral described therein), or any Lien purported to be created under any Security Document shall be asserted by any Loan Party not to be a valid and perfected Lien on any Collateral, with the priority required by the applicable Security Document (after satisfaction of the requirements set forth in Section 5.25(a) with respect to any Collateral described therein); or
(l) Cessation of Business. Except as otherwise expressly permitted hereunder, the Borrower or any Restricted Subsidiary shall take any action to suspend the operation of its business in the ordinary course, liquidate all or a material portion of its assets or Store locations, or employ an agent or other third party to conduct a program of closings, liquidations or “going-out-of-business” sales of any material portion of its business; or
(m) Loss of Collateral. There occurs any uninsured loss to a material portion of the Term Loan Priority Collateral having a value in excess of $50,000,000; or
(n) Indictment. The indictment or institution of any legal process or proceeding against, any Loan Party or any Restricted Subsidiary, under any federal or state criminal statute, rule, regulation, order, or other requirement having the force of law for a felony; or
(o) Guaranty. The termination or attempted termination of any Facility Guaranty except as expressly permitted hereunder or under any other Loan Document; or
(p) Subordination; Intercreditor Agreement. (i) The subordination provisions of the documents evidencing or governing any Subordinated Indebtedness, or provisions of the Intercreditor Agreement (or any other intercreditor agreement entered into by the Administrative Agent after the Closing Date), any such provisions being referred to as the “Intercreditor Provisions,” shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the applicable Indebtedness as a result of any act or omission of any Loan Party or any Restricted Subsidiary; or (ii) any Loan Party or any Restricted Subsidiary shall, directly or indirectly, disavow or contest in any manner (a) the effectiveness, validity or enforceability of any of the Intercreditor Provisions, (b) that the Intercreditor Provisions exist for the benefit of the Secured Parties or (c) in the case of Subordinated Indebtedness, that all payments of principal of or premium and interest on the applicable Subordinated Indebtedness, or realized from the liquidation of any property of any Loan Party or Restricted Subsidiary, shall be subject to any of the Intercreditor Provisions; or
(q) Maturity of ABL Facility. The maturity of the ABL Facility prior to its originally scheduled maturity date (as a result of the failure of the Borrower or any Restricted Subsidiary to obtain refinancing or otherwise as a result of any act or omission of the Borrower or any Restricted Subsidiary after the Closing Date);

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then, and in every such event (other than an event with respect to the Borrower described in Sections 7.01(f) or 7.01(g)), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to the Borrower described in Sections 7.01(f) or 7.01(g), the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding and the Administrative Agent and the Collateral Agent shall have the right to take all or any actions and exercise any remedies available under the Loan Documents or applicable law or in equity.
SECTION 7.02. Application of Funds. After the exercise of remedies provided for in this Article VII (or after the Loans have automatically become immediately due and payable as set forth in this Article VII), any amounts received on account of the Obligations shall (subject to the Intercreditor Agreement) be applied by the Administrative Agent in the following order:
first, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and the Collateral Agent and amounts payable under Section 2.20) payable to the Administrative Agent and the Collateral Agent, in their capacities as such;
second, to payment of that portion of the Obligations constituting indemnities, expenses, and other amounts (other than principal, interest and fees) payable to the Lenders (including fees, charges and disbursements of counsel to the respective Lenders and amounts payable under Section 2.20), ratably among them in proportion to the amounts described in this clause second payable to them;
third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and other Obligations, and fees, ratably among the Lenders in proportion to the respective amounts described in this clause third payable to them;
fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause fourth held by them;

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fifth, to payment of all other Obligations ratably among the Secured Parties in proportion to the respective amounts described in this clause fifth held by them; and
last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Loan Parties or as otherwise required by Law.
ARTICLE VIII

The Administrative Agent and the Collateral Agent; Etc.
(a) Each Lender hereby irrevocably appoints the Administrative Agent and the Collateral Agent (for purposes of this Article VIII, the Administrative Agent and the Collateral Agent are referred to collectively as the “Agents”) its agent hereunder and under the other Loan Documents and authorizes the Agents to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms hereof and thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article VIII are solely for the benefit of the Agents and the Lenders, and neither the Borrower nor any other Loan Party shall have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent or Collateral Agent, as applicable, is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties. Without limiting the generality of the foregoing, the Agents are hereby expressly authorized to (i) execute any and all documents (including releases and the Security Documents) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents and (ii) negotiate, enforce or the settle any claim, action or proceeding affecting the Lenders in their capacity as such, at the direction of the Required Lenders, which negotiation, enforcement or settlement will be binding upon each Lender.
(b) The Person serving as the Administrative Agent and/or the Collateral Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as an Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof (subject to securities law and other requirements of applicable law) as if it were not an Agent hereunder and without any duty to account therefor to the Lenders.
(c) Neither Agent shall have any duties or obligations except those expressly set forth herein and in the Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, (a) neither Agent shall be subject

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to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing, (b) neither Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that such Agent is instructed in writing to exercise by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided for herein or in the other Loan Documents); provided that neither Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable law and (c) except as expressly set forth herein and in the other Loan Documents, neither Agent shall have any duty to disclose, nor shall it be liable for the failure to disclose, any information relating to the Borrower or any of the Subsidiaries that is communicated to or obtained by the Person serving as the Administrative Agent and/or the Collateral Agent or any of its Affiliates in any capacity. Neither Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Article VII or Section 9.08) or in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by a final non-appealable judgment. Neither Agent shall be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof is given to such Agent by the Borrower or a Lender. Neither Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent.
(d) Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each Agent may also rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, each Agent may presume that such condition is satisfactory to such Lender unless such Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

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(e) Each Agent may perform any and all its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by it. Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Term Facility as well as activities as Agent. Neither Agent shall be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that such Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
(f) Either Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, with the consent of the Borrower (prior to the occurrence of a Specified Event of Default), to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 60 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a financial institution with an office in New York, New York, or an Affiliate of any such financial institution. If no successor Agent has been appointed pursuant to the immediately preceding sentence by the 60th day after the date such notice of resignation was given by such Agent, such Agent’s resignation shall become effective (and such Agent shall be discharged from its duties and obligations hereunder) and the Required Lenders shall thereafter perform all the duties of such Agent hereunder and/or under any other Loan Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent and/or Collateral Agent, as the case may be, with the consent of the Borrower (prior to the occurrence of a Specified Event of Default). Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder (if not already discharged therefrom as provided above). The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After an Agent’s resignation hereunder, the provisions of this Article VIII and Section 9.05 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while acting as Agent.
(g) Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under

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or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder.
(h) Notwithstanding any other provision of this Agreement or any provision of any other Loan Document, each of the Joint Lead Arrangers, the Co-Managers, the Syndication Agents and the Documentation Agents are named as such for recognition purposes only, and in their respective capacities as such shall have no duties, responsibilities or liabilities with respect to this Agreement or any other Loan Document; it being understood and agreed that each of the Joint Lead Arrangers, the Co-Managers, the Syndication Agents and the Documentation Agents shall be entitled to all indemnification and reimbursement rights in favor of the Agents provided herein and in the other Loan Documents. Without limitation of the foregoing, neither the Joint Lead Arrangers, the Co-Managers, the Syndication Agents nor the Documentation Agents in their respective capacities as such shall, by reason of this Agreement or any other Loan Document, have any fiduciary relationship in respect of any Lender, Loan Party or any other Person.
(i) In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, each Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether such Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Agents and their respective agents and counsel and all other amounts due the Lenders and Agents under Section 9.05) allowed in such judicial proceeding and (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same and, in either case, any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each other Secured Party to make such payments to such Agent and, in the event that such Agent shall consent to the making of such payments directly to the Lenders, to pay to such Agent any amount due for the reasonable compensation, expenses, disbursements and advances of such Agent and its agents and counsel, and any other amounts due such Agent under Section 9.05.
(j) To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If any payment has been made to any Lender by the Administrative Agent without the applicable withholding Tax being withheld from such payment and the Administrative Agent has paid over the applicable withholding Tax to the IRS or any other Governmental Authority, or the IRS or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not

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properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding Tax ineffective or for any other reason, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred.
ARTICLE IX

Miscellaneous
SECTION 9.01. Notices; Electronic Communications.
(a) Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:
(i) if to the Borrower, to it at SUPERVALU INC., 250 Park Center Boulevard, P.O. Box 20, Boise, Idaho 83706, Attention: Treasurer, Fax: (208) 395-6631, with a copy to SUPERVALU INC., 11840 Valley View Road, Eden Prairie, Minnesota 55344, Attention: Executive Vice President and General Counsel, Fax: (952) 828-4403;
(ii) if to the Administrative Agent, to Goldman Sachs Bank USA, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 9.01(b);
(iii) if to the Collateral Agent, to Goldman Sachs Bank USA, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 9.01(b); and
(iv) if to a Lender, to such Lender at its address (or fax number) set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.
(b) All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by fax or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01.
(c) As agreed to among the Borrower, the Administrative Agent and the applicable Lenders from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable Person provided from time to time by such Person. Notices and other communications to the

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Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under Article II by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
(d) Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the intended recipient’s receipt of the notice or communication, which shall be evidenced by an acknowledgment from the intended recipient (such as by the “delivery receipt” function, as available, return e-mail or other written acknowledgement); provided that, if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient; provided, further, that if the sender receives an “out-of-office” reply e-mail containing instructions regarding notification to another person in the intended recipient’s absence, such notice or other communication shall be deemed received upon the sender’s compliance with such instructions, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
(e) The Borrower hereby agrees, unless directed otherwise by the Administrative Agent or unless the e-mail address referred to below has not been provided by the Administrative Agent to the Borrower, that it will, or will cause its Subsidiaries to, provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Loan Documents or to the Lenders under Article V, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) is or relates to a Borrowing Request, a notice pursuant to Section 2.10, (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default or Event of Default under this Agreement or any other Loan Document or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any Borrowing or other extension of credit hereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium that is properly identified in a format acceptable to the Administrative Agent to an e-mail address as directed by the Administrative Agent. In addition, the Borrower agrees, and agrees to cause its Subsidiaries, to continue to provide the Communications to the Administrative Agent or the Lenders, as

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the case may be, in the manner specified in the Loan Documents but only to the extent requested by the Administrative Agent.
(f) The Borrower hereby acknowledges that (i) the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (ii) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower, its Subsidiaries or their respective securities for purposes of United States federal and state securities laws) (each, a “Public Lender”). The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower, its Subsidiaries or their respective securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 9.16); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor;” and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not marked as “Public Investor.” Notwithstanding the foregoing, the following Borrower Materials shall be marked “PUBLIC” and the Borrower agrees that the following documents may be distributed to all Lenders (including Public Lenders) unless, solely with respect to the documents described in clauses (B) and (C) below, the Borrower advises the Administrative Agent in writing (including by e-mail) within a reasonable time prior to their intended distribution that such material should only be distributed to Lenders other than Public Lenders (it being agreed that the Borrower and its counsel shall have been given a reasonable opportunity to review such documents and comply with applicable securities law disclosure obligations): (A) the Loan Documents; (B) administrative materials prepared by the Administrative Agent for prospective Lenders; (C) term sheets and notification of changes in the terms of the Term Facility; and (D) the Audited Financial Statements and the financial statements and certificates furnished pursuant to Sections 5.01(a) and 5.01(b).
(g) Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States Federal and state securities laws, to make reference to Communications that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

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(h) THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS RELATED PARTIES WARRANTS THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM AND EACH EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY SUCH PERSON IS FOUND IN A FINAL RULING BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.
(i) The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents. Each Lender agrees that receipt of notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such e-mail address.
SECTION 9.02. Survival of Agreement. Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid and so long as the Commitments have not been terminated. The provisions of

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Sections 2.14, 2.16, 2.20 and 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent or any Lender.
SECTION 9.03. Binding Effect. This Agreement shall become effective as provided in the Fourth Amendment Agreement.
SECTION 9.04. Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, the other Loan Parties, the Administrative Agent, the Collateral Agent or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.
(b) Each Lender may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it), with the prior written consent of the Administrative Agent (not to be unreasonably withheld or delayed) and the Borrower (not to be unreasonably withheld or delayed); provided, however, that (i) the consent of the Borrower shall not be required to any assignment made (x) to a Lender, an Affiliate of a Lender or a Related Fund, (y) in connection with the initial syndication of the Term Facility to Persons identified by the Joint Lead Arrangers to the Borrower prior to the Third Restatement Date or (z) after the occurrence and during the continuance of any Specified Event of Default (provided, further, that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five Business Days after having received notice thereof), (ii) the consent of the Administrative Agent shall not be required to any assignment (x) made by an assigning Lender to a Related Fund of such Lender or (y) of an amount less than $1,000,000 by an assigning Lender to a Related Fund of such Lender, (iii) the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall be in an integral multiple of, and not less than, $1,000,000 (or, if less, the entire remaining amount of such Lender’s Commitment or Loans of the relevant Class); provided that simultaneous assignments by two or more Related Funds shall be combined for purposes of determining whether the minimum assignment requirement is met, (iv) the parties to each assignment shall (A) execute and deliver to the Administrative Agent an Assignment and Acceptance via an electronic settlement system acceptable to the Administrative Agent or (B) if previously agreed with the Administrative Agent, manually execute and deliver to the Administrative Agent an Assignment and Acceptance, and, in each case, shall pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent); provided that only one such fee shall be payable

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in the event of simultaneous assignments to or from two or more Related Funds by a single Lender and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire (in which the assignee shall designate one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws) and all applicable tax forms. Upon acceptance and recording pursuant to Section 9.04(e), from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.16, 2.20 and 9.05, as well as to any Fees accrued for its account and not yet paid).
(c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitment and the outstanding balances of its Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is an Eligible Assignee legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.05(a) or delivered pursuant to Section 5.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers

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under this Agreement as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.
(d) The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices in New York City a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error and the Borrower, the Administrative Agent, the Collateral Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Collateral Agent and any Lender (solely with respect to any entry relating to such Lender’s Loans and Commitments), at any reasonable time and from time to time upon reasonable prior notice.
(e) Upon its receipt of, and consent to, a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 9.04(b), if applicable, and the written consent of the Administrative Agent and, if required, the Borrower to such assignment and any applicable tax forms, the Administrative Agent shall (i) accept such Assignment and Acceptance and (ii) record the information contained therein in the Register. No assignment shall be effective unless it has been recorded in the Register as provided in this Section 9.04(e).
(f) Each Lender may, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to one or more banks or other Persons in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) no Lender shall, without the written consent of the Borrower, sell participations in Loans or Commitments to any Competitor of the Borrower, (ii) such Lender’s obligations under this Agreement shall remain unchanged, (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iv) the participating banks or other Persons shall be entitled to the benefit of the cost protection provisions contained in Sections 2.14, 2.16 and 2.20 to the same extent as if they were Lenders (but, with respect to any particular participant, to no greater extent than the Lender that sold the participation to such participant unless a greater payment results from a Change in Law occurring after such particular participant acquired the applicable participation or the sale of such participation was approved in writing by the Borrower), (v) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such

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Lender’s rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable to such participating bank or Person hereunder or the amount of principal of or the rate at which interest is payable on the Loans in which such participating bank or Person has an interest, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans in which such participating bank or Person has an interest, increasing or extending the Commitments in which such participating bank or Person has an interest or releasing all or substantially all of the value of the Facility Guaranty or all or substantially all of the Collateral) and (v) such Lender shall maintain a register on which it records the name and address of each participant and the principal amounts (and stated interest) of each participant’s participating interest with respect to the Loans, Commitments or other interests hereunder, which entries shall be conclusive absent manifest error; provided, further, that no Lender shall have any obligation to disclose any portion of such register to any Person except to the extent disclosure is necessary to establish that the Loans, Commitments or other interests hereunder are in registered form for United States federal income tax purposes. To the extent permitted by law, each participating bank or other Person also shall be entitled to the benefits of Section 9.06 as though it were a Lender, provided such participating bank or other Person agrees to be subject to Section 2.18 as though it were a Lender.
(g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure of information designated by the Borrower as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to Section 9.16.
(h) Any Lender may at any time assign all or any portion of its rights under this Agreement to secure extensions of credit to such Lender or in support of obligations owed by such Lender; provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.
(i) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPV”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPV to make any Loan and (ii) if an SPV elects not to exercise such option or otherwise

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fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPV shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it will not institute against, or join any other Person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 9.04, any SPV may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPV to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPV.
(j) Neither the Borrower nor any Guarantor shall assign or delegate any of its rights or duties hereunder or any other Loan Document without the prior written consent of the Administrative Agent and each Lender, and any attempted assignment without such consent shall be null and void.
(k) Notwithstanding anything to the contrary contained in this Section 9.04 or any other provision of this Agreement, so long as no Default or Event of Default has occurred and is continuing or would result therefrom, each Lender shall have the right at any time to sell, assign or transfer all or a portion of its Loans owing to it to the Borrower on a non-pro rata basis (provided, however, that each assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any applicable Loan), subject to the following limitations:
(i) The Borrower shall conduct one or more modified Dutch auctions (each, an “Auction”) to repurchase all or any portion of the Loans, provided that, (A) notice of the Auction shall be made to all Lenders and (B) the Auction shall be conducted pursuant to such procedures as the Auction Manager may establish which are consistent with this Section 9.04(k) and the Auction Procedures set forth on Exhibit Q and are otherwise reasonably acceptable to Borrower, the Auction Manager and Administrative Agent;
(ii) With respect to all repurchases made by the Borrower pursuant to this Section 9.04(k), (A) the Borrower shall deliver to the Auction Manager and the Administrative Agent a certificate of a Responsible Officer stating that no Default or

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Event of Default has occurred and is continuing or would result from such repurchase, (B) the Borrower shall not use the proceeds of any loans under the ABL Facility to acquire such Loans, (C) Loans so purchased shall not constitute a prepayment of Loans hereunder for the purposes of calculating Excess Cash Flow, (D) the assigning Lender and the Borrower shall execute and deliver to the Auction Manager and the Administrative Agent a Borrower Assignment and Acceptance and (E) no representation or warranty regarding the possession of any information that has not been disclosed to the Administrative Agent or non-Public Lenders and that may be material to a Lender’s decision to participate in such repurchase shall be required; and
(iii) Following repurchase by the Borrower pursuant to this Section 9.04(k), the Loans so repurchased shall, without further action by any Person, be deemed cancelled for all purposes and no longer outstanding (and may not be resold by the Borrower), for all purposes of this Agreement and all other Loan Documents, including, but not limited to (A) the making of, or the application of, any payments to the Lenders under this Agreement or any other Loan Document, (B) the making of any request, demand, authorization, direction, notice, consent or waiver under this Agreement or any other Loan Document or (C) the determination of Required Lenders, or for any similar or related purpose, under this Agreement or any other Loan Document.  In connection with any Loans repurchased and cancelled pursuant to this Section 9.04(k), the Administrative Agent is authorized to make appropriate entries in the Register to reflect any such cancellation.
(l) Each Lender acknowledges that (i) the Borrower currently may have information regarding the Loan Parties, their ability to perform their Obligations or any other matter that may be material to a decision by any Lender to participate in any repurchase contemplated by Section 9.04(k) and that has not previously been disclosed to the Administrative Agent and the Lenders (“Excluded Information”), (ii) the Excluded Information may not be available to it, the Administrative Agent or the other Lenders and (iii) it has independently and without reliance on any other party made its own analysis and determined to participate in any repurchase contemplated by Section 9.04(k) thereby notwithstanding its lack of knowledge of the Excluded Information.
(m) Notwithstanding anything to the contrary contained in this Agreement, any Lender may assign all or a portion of its Loans in connection with any primary syndication of such Loans relating to any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to cashless settlement mechanisms approved by the Borrower, the Administrative Agent, the assignor Lender and the assignee of such Lender.
(n) For the avoidance of doubt and notwithstanding anything to contrary contained herein, the Initial Term Loans and the Delayed Draw Term Loans share a single CUSIP and will in all cases be assigned ratably.

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SECTION 9.05. Expenses; Indemnity. (a) The Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Joint Lead Arrangers, the Co-Managers, the Administrative Agent, the Collateral Agent, the Syndication Agents and the Documentation Agents in connection with the syndication of the Term Facility and, all reasonable out-of-pocket expenses incurred by the Administrative Agent and the Collateral Agent in connection with the preparation, execution and delivery and administration of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated) or incurred by the Joint Lead Arrangers, the Co-Managers, the Administrative Agent, the Collateral Agent, Syndication Agents, the Documentation Agents or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made hereunder, including the fees, charges and disbursements of one primary counsel for such Persons taken as a whole (and, to the extent deemed reasonably necessary by the Administrative Agent in its good faith discretion, one local counsel in each relevant jurisdiction to the Joint Lead Arrangers, the Co-Managers, the Administrative Agent, the Collateral Agent, the Syndication Agent, the Documentation Agent and the Lenders, taken as a whole, and one special or regulatory counsel in each relevant specialty), and, solely in the case of a conflict of interest or a potential conflict of interest, one additional primary counsel (and, to the extent deemed reasonably necessary or advisable by the affected persons in their good faith discretion, one local counsel in each relevant jurisdiction and one special or regulatory counsel in each relevant specialty) to the affected persons, taken as a whole.
(b) The Borrower agrees to indemnify the Joint Lead Arrangers, the Co-Managers, the Administrative Agent, the Collateral Agent, the Syndication Agent, the Documentation Agent, each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby (including the Term Facility and the syndication thereof), (ii) the use of the proceeds of the Loans, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Borrower, any other Loan Party or any of their respective Affiliates or equity holders) or (iv) any actual or alleged presence or Release of Hazardous Materials on any property currently or formerly owned or operated by the Borrower or any of the Subsidiaries, or any Environmental Liability related in any way to the Borrower or the Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available (A) to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted primarily from (1) the bad faith, gross negligence or

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willful misconduct of such Indemnitee, (2) disputes solely among Indemnitees (or their Related Parties) (other than claims against any Indemnitee (x) in its capacity or in fulfilling its role as agent or arranger or any similar role under the Term Facility or (y) arising out of any act or omission on the part of the Borrower or any of its Subsidiaries or Affiliates) or (B) in respect of legal fees or expenses of the Indemnitees, other than the reasonable invoiced fees, expenses and charges of one primary counsel for all Indemnitees taken as a whole (and, to the extent deemed reasonably necessary by the Administrative Agent in its good faith discretion, one local counsel in each relevant jurisdiction and one special or regulatory counsel in each relevant specialty), and solely in the case of a conflict of interest or a potential conflict of interest, one additional primary counsel (and, to the extent deemed reasonably necessary by the Administrative Agent in its good faith discretion, one local counsel in each relevant jurisdiction and one special or regulatory counsel in each relevant specialty) to the affected Indemnitees, taken as a whole.
(c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent or the Collateral Agent under Sections 9.05(a) or 9.05(b), each Lender severally agrees to pay to the Administrative Agent or the Collateral Agent, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the Collateral Agent in its capacity as such. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the outstanding Loans and unused Commitments at the time.
(d) To the extent permitted by applicable law, no Loan Party shall assert, and hereby waives, any claim against any Indemnitee, and no Indemnitee shall assert, and hereby waives, any claim against any Loan Party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof; provided that nothing contained in this sentence will limit the indemnity obligations of any Loan Party to the extent indirect, special, punitive or consequential damages are included in any third party claim in connection with which such Indemnitee is entitled to indemnification hereunder.
(e) No Indemnitee seeking indemnification or reimbursement under this Agreement will, without the Borrower’s prior written consent (not to be unreasonably withheld, delayed or conditioned), settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any claim, litigation, action, investigation or proceeding referred to herein; provided that the foregoing indemnity will apply to any such settlement in the event that (i) the Borrower was offered the ability to assume the defense of the action that was the subject matter of such settlement and elected not to so assume or (ii) such settlement is entered into more than seventy-five (75) days after receipt by the Borrower of a request by the applicable Indemnitee for reimbursement of its legal or other expenses

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incurred in connection with such claim, litigation, action, investigation or proceeding and the Borrower not having reimbursed such Indemnitee in accordance with such request prior to the date of such settlement (provided that the foregoing indemnity will not apply to any settlement made in accordance with this clause (ii) if the Borrower is disputing such expenses in good faith in accordance with paragraph (b) of this Section 9.05), and the foregoing indemnity will also apply to any settlement with the Borrower’s written consent or if there is a final judgment for the plaintiff against an Indemnitee in any such proceeding.
(f) Notwithstanding the foregoing, each Indemnitee (and its Related Parties) shall be obligated to refund and return promptly any and all amounts paid by the Loan Parties under Section 9.05(b) to such Indemnitee (or such Related Parties) for any such fees, expenses or damages to the extent such Indemnitee (or such Related Parties) is not entitled to payment of such amounts in accordance with the terms hereof, as determined by a final non-appealable judgment of a court of competent jurisdiction.
(g) The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent or any Lender. All amounts due under this Section 9.05 shall be payable on written demand therefor.
SECTION 9.06. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, except to the extent prohibited by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.
SECTION 9.07. Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).

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SECTION 9.08. Waivers; Amendment. (a) No failure or delay of the Administrative Agent, the Collateral Agent or any Lender in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by Section 9.08(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.
(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan, without the prior written consent of each Lender directly adversely affected thereby, (ii) increase or extend the Commitment or decrease or extend the date for payment of any Fees of any Lender without the prior written consent of such Lender, (iii) amend or modify the pro rata requirements of Section 2.17, the provisions of Section 9.04(k) or the provisions of this Section 9.08 or release all or substantially all of the value of the Facility Guaranty or all or substantially all of the Collateral, without the prior written consent of each Lender, (iv) change the provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of one Class differently from the rights of Lenders holding Loans of any other Class without the prior written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each adversely affected Class, (v) modify the protections afforded to an SPV pursuant to the provisions of Section 9.04(i) without the written consent of such SPV, (vi) reduce the percentage contained in the definition of “Required Lenders” without the prior written consent of each Lender (it being understood that with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Commitments on the date hereof) or (vii) modify any other provision, if any, of this Agreement that expressly requires the consent of each Lender or each directly affected Lender without the prior written consent of each Lender; provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Collateral Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent or the Collateral Agent.

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(c) The Administrative Agent and the Borrower may amend any Loan Document to correct administrative errors or omissions, or to effect administrative changes that are not adverse to any Lender. Notwithstanding anything to the contrary contained herein, such amendment shall become effective without any further consent of any other party to such Loan Document.
SECTION 9.09. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 9.09 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or participations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.
SECTION 9.10. Entire Agreement. This Agreement, the Agent Fee Letter and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any Person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Collateral Agent and the Lenders) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.
SECTION 9.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

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SECTION 9.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 9.13. [Reserved].
SECTION 9.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
SECTION 9.15. Jurisdiction; Consent to Service of Process. (a) The Borrower and each other Loan Party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Collateral Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower or its properties in the courts of any jurisdiction if required to realize upon the Collateral as determined in good faith by the Person bringing such action or proceeding.
(b) The Borrower and each other Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01 excluding service of process by mail. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

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SECTION 9.16. Confidentiality. Each of the Administrative Agent, the Collateral Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ officers, directors, employees and agents, including accountants, legal counsel, numbering, administration and settlement service providers and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested or required by any regulatory authority or quasi-regulatory authority (such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) in connection with the exercise of any remedies hereunder or under the other Loan Documents or any suit, action or proceeding relating to the enforcement of its rights hereunder or thereunder, (e) subject to an agreement containing provisions substantially the same as or no less restrictive than those of this Section 9.16, to any actual or prospective assignee of or participant in any of its rights or obligations under this Agreement and the other Loan Documents, (f) with the consent of the Borrower, (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 9.16, (h) subject to an agreement containing provisions substantially the same as or no less restrictive than those of this Section 9.16, to actual or proposed direct or indirect counterparties in connection with any Swap Contract relating to the Loan Parties or their obligations or (i) disclosure to any rating agency when required by it, provided that, prior to any disclosure, such rating agency shall undertake in writing to preserve the confidentiality of any confidential information relating to Loan Parties received by it from any Agent or any Lender. In addition, each Agent and each Lender may disclose the existence of this Agreement and the information about this Agreement to market data collectors, similar services providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement and the other Loan Documents. For the purposes of this Section 9.16, “Information” shall mean all information received from the Borrower and related to the Borrower or its business, other than any such information that was available to the Administrative Agent, the Collateral Agent or any Lender on a nonconfidential basis prior to its disclosure by the Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section 9.16 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord its own confidential information.
SECTION 9.17. Lender Action; Intercreditor Agreement. (a) Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, unless expressly provided for herein or in any other Loan Document, without the prior written consent of the Administrative Agent. The provisions of this

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Section 9.17 are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party.
(b) Each Lender that has signed this Agreement shall be deemed to have consented to and hereby irrevocably authorizes the Collateral Agent to enter into the Intercreditor Agreement (and including any and all amendments, amendments and restatements, modifications, supplements and acknowledgments thereto) from time to time, and agree to be bound by the provisions thereof.
(c) Notwithstanding anything herein to the contrary, each Lender and the Agents acknowledge that the Lien and security interest granted to the Collateral Agent pursuant to the Security Documents and the exercise of any right or remedy by the Collateral Agent thereunder, are subject to the provisions of the Intercreditor Agreement. In the event of a conflict or any inconsistency between the terms of the Intercreditor Agreement and the Security Documents, the terms of the Intercreditor Agreement shall prevail.
SECTION 9.18. USA PATRIOT Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower and the Guarantors that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower and the Guarantors, which information includes the name and address of the Borrower and the Guarantors and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower and the Guarantors in accordance with the USA PATRIOT Act.
SECTION 9.19. No Fiduciary Duty. The parties hereto hereby acknowledge that each Agent, each Joint Lead Arranger, each Co-Manager, each Syndication Agent, each Documentation Agent, each Lender and their respective Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of any Loan Party, its stockholders and/or their respective Affiliates. The Borrower agrees, on behalf of itself and each other Loan Party, that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and any Loan Party, its stockholders or their respective Affiliates on the other hand. The Borrower acknowledges and agrees, on behalf of itself and each other Loan Party, that (a) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Loan Parties, on the other hand, and (b) in connection therewith and with the process leading thereto, (i) no Lender has assumed an advisory or fiduciary responsibility in favor of any Loan Party, with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Loan Party, on other matters) or any other obligation to any Loan Party except the obligations expressly set forth in the Loan Documents and (ii) each Lender is acting solely as principal and not as the agent or fiduciary of any Loan Party.

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The Borrower acknowledges and agrees, on behalf of itself and each other Loan Party, that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. The Borrower agrees, on behalf of itself and each other Loan Party, that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to any Loan Party, in connection with such transaction or the process leading thereto.
SECTION 9.20. Collateral and Guarantee Matters. Each of the Lenders irrevocably authorizes the Collateral Agent, at its option and in its discretion:
(a) to release any Lien on any property granted to or held by the Collateral Agent under any Loan Document (i) upon termination of the Commitments and payment in full of all Obligations (other than contingent, unasserted indemnification obligations) (the occurrence of the events described in this clause (i), the “Discharge of Obligations”), (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder (including, without limitation, in connection with a receivables facility described in clause (k) of the definition of Permitted Indebtedness) and, in the case of any Lien on any Real Estate Collateral Property, which sale or other disposition is made in accordance with the requirements of Section 9.21, (iii) in connection with a release permitted by and in accordance with Section 9.21 or (iv) subject to Section 9.08, if approved, authorized or ratified in writing by the Required Lenders;
(b) to release any Guarantor from its obligations under each of the Security Agreement and the Facility Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents; and
(c) effective as of the Third Restatement Date, as of the date of the establishment of any Incremental Loan Commitments under this Agreement or as of any other date on which a determination is made under the SVU Indenture that manufacturing or processing plants, office facilities, retail stores, warehouses, distribution centers or equipment constitute an “Operating Property” (as defined in the SVU Indenture), to enter into such releases of Mortgages as the Loan Parties may request to ensure that such Mortgages do not violate the SVU Indenture or any other Material Indebtedness or trigger any of the equal and ratable sharing provisions thereof.
Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Collateral Agent’s authority to release its interest in particular types or items of property, or to release any Guarantor from its obligations under the Facility Guaranty pursuant to this Section 9.20. In each case as specified in this Section 9.20, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Documents, or to release such Guarantor from its obligations under the Facility Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.20.

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The Collateral Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.
SECTION 9.21. Substitution, Release and Addition of Term Loan Priority Collateral. Subject to the terms and conditions of this Section 9.21 and the requirements of Section 5.25, the Borrower may, after the Closing Date, (i) substitute one or more fee-owned or ground leased Real Estate sites (and the Equipment located thereon owned by the Borrower or any of its Subsidiaries) as Term Loan Priority Collateral (each, a “Substitute Property”), in lieu of any one or more Real Estate Collateral Properties (each, a “Replaced Property”) and the Related Real Estate Collateral located thereon (each such substitution, once the requirements of Section 5.25 and this Section 9.21 have been satisfied with respect to such Replaced Property, a “Term Loan Priority Collateral Substitution”), provided that no such substitution shall affect the amount of time permitted for taking any action in accordance with Section 5.25, (ii) request that the Collateral Agent release its Lien on any Real Estate Collateral Property and the Related Real Estate Collateral located thereon, or on the Related Real Estate Collateral located on any Material Related Collateral Location (each, a “Release Property”) and, with respect to such Release Property, to the extent the relevant requirements of this Section 9.21 are satisfied, the Collateral Agent shall release such Lien in accordance with Section 9.20 (each, a “Term Loan Priority Collateral Release”) and (iii) add one or more fee-owned or ground leased Real Estate sites (and the Equipment located thereon owned by the Borrower or any of its Subsidiaries) or Related Real Estate Collateral on additional Material Related Collateral Locations (in each case pursuant to the requirements of Section 5.12 or Section 5.17) (each, an “Additional Property”) as Term Loan Priority Collateral (each, a “Term Loan Priority Collateral Addition”); provided that the following conditions have been satisfied:
(a) In the case of a Term Loan Priority Collateral Substitution, (i) the Administrative Agent shall have received at least 15 Business Days’ prior written notice thereof (or such shorter notice as may be approved by the Administrative Agent) identifying the proposed Substitute Property and Replaced Property, (ii) if the New Valuation Conditions are satisfied with respect to such Substitute Property and/or Replaced Property, the Administrative Agent shall have received a New Valuation of such Substitute Property and/or Replaced Property to the extent requested by the Administrative Agent within 10 Business Days of receiving the notice described in clause (i) above, (iii) both before and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, (iv) the Administrative Agent shall have received a Restated Collateral List after giving effect thereto, (v)(a) the aggregate Value of the Term Loan Priority Collateral set forth on such Restated Collateral List shall not be less than the Value of the Term Loan Priority Collateral on the Applicable Collateral List (prior to giving effect to such restatement), (b) the Related Real Estate Collateral on a pro forma basis after giving effect to such Term Loan Priority Collateral Substitution shall not constitute more than 45% of

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the aggregate Value of the Real Estate Collateral Properties and the Related Real Estate Collateral and (c) the owned Real Estate Collateral Properties on a pro forma basis after giving effect to such Term Loan Priority Collateral Substitution shall constitute at least 50% of the aggregate Value of the Real Estate Collateral Properties and the Related Real Estate Collateral, (vi) no fee-owned Real Estate Collateral Property shall have been replaced by a ground leased Real Estate site, (vii)  the Term Loan Priority Collateral Requirements shall have been satisfied with respect to the applicable Substitute Property and (viii) at the request of the Administrative Agent, the Administrative Agent shall have received (A) a certificate of a Responsible Officer of the Borrower (1) certifying that the requirements set forth in the foregoing clauses (i) through (vii) have been satisfied and (2) setting forth in reasonable detail the calculations described in clause (v), if applicable, all in form and substance reasonably satisfactory to the Administrative Agent, (B) a Secretary’s Certificate, and (C) (1) a certificate of a Responsible Officer of the Borrower as to factual matters supporting the legal opinions delivered pursuant to this clause (C) and (2) a customary no conflicts opinion from Borrower’s counsel, in each case in form and substance reasonably satisfactory to the Administrative Agent, opining that the grants of security interests in the Term Loan Priority Collateral on the Restated Collateral List (after giving effect to such Term Loan Priority Collateral Substitution) will not violate the SVU Indenture or any other Material Indebtedness or trigger any of the equal and ratable sharing provisions thereof.
(b) In the case of a Term Loan Priority Collateral Release, (i) the Administrative Agent shall have received at least 15 Business Days’ prior written notice thereof (or such shorter notice as may be approved by the Administrative Agent) identifying the proposed Release Property, (ii) both before and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, (iii) unless the Term Loan Priority Collateral Release is in connection with a Permitted Disposition, if the New Valuation Conditions are satisfied with respect to such Release Property, the Administrative Agent shall have received a New Valuation of such Release Property to the extent requested by the Administrative Agent within 10 Business Days of receiving the notice described in clause (i) above, (iv) unless the Term Loan Priority Collateral Release is in connection with a Permitted Disposition, (a) the aggregate Value of the Term Loan Priority Collateral set forth on such Restated Collateral List shall not be less than the Value of the Term Loan Priority Collateral on the Applicable Collateral List (prior to giving effect to such restatement), (b) the Related Real Estate Collateral on a pro forma basis after giving effect to such Term Loan Priority Collateral Release shall not constitute more than 45% of the aggregate Value of the Real Estate Collateral Properties and the Related Real Estate Collateral and (c) the owned Real Estate Collateral Properties on a pro forma basis after giving effect to such Term Loan Priority Collateral Release shall constitute at least 50% of the aggregate Value of the Real Estate Collateral Properties and the Related Real Estate Collateral, (v) the Administrative Agent shall have received a Restated Collateral List after giving effect thereto, (vi) to the extent applicable, the Borrower shall have made any payments required by Section 2.13 and (vii) the Administrative Agent shall have received an officer’s certificate of a Responsible Officer of the Borrower (A) certifying that the requirements set forth in the foregoing clauses (i) through (vi) have been satisfied and (B)

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setting forth in reasonable detail the calculations described in clause (iv), if applicable, all in form and substance reasonably satisfactory to the Administrative Agent.
(c) In the case of a Term Loan Priority Collateral Addition, (i) the Administrative Agent shall have received at least 15 Business Days’ prior written notice thereof (or such shorter notice as may be approved by the Administrative Agent) identifying the proposed Additional Property, (ii) if the New Valuation Conditions are satisfied with respect to such Additional Property, (at the request of the Administrative Agent) the Administrative Agent shall have received a New Valuation of such Additional Property to the extent requested by the Administrative Agent within 10 Business Days of receiving the notice described in clause (i) above, (iii) the Administrative Agent shall have received a Restated Collateral List after giving effect thereto, (iv) the Term Loan Priority Collateral Requirements shall have been satisfied with respect to the applicable Additional Property, except to the extent additional time to satisfy the Term Loan Priority Collateral Requirements is provided elsewhere in this Agreement, (v) the Administrative Agent shall have received (A) an officer’s certificate of a Responsible Officer of the Borrower certifying that the requirements set forth in the foregoing clauses (i) through (iv) have been satisfied, all in form and substance reasonably satisfactory to the Administrative Agent, (B) a Secretary’s Certificate and (C) (1) a certificate of a Responsible Officer of the Borrower as to factual matters supporting the legal opinions delivered pursuant to this clause (C) and (2)  a customary no conflicts opinion from Borrower’s counsel, in each case in form and substance reasonably satisfactory to the Administrative Agent, opining that the grants of security interests in the Term Loan Priority Collateral on the Restated Collateral List (after giving effect to such Term Loan Priority Collateral Addition) will not violate the SVU Indenture or any other Material Indebtedness or trigger any of the equal and ratable sharing provisions thereof.
SECTION 9.22. Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b) the effects of any Bail-in Action on any such liability, including, if applicable:
(i) a reduction in full or in part or cancellation of any such liability;
(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that

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such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.
SECTION 9.23. Effect of Amendment and Restatement. This Agreement shall, except as otherwise expressly set forth herein, supersede the Second Restated Credit Agreement from and after the Third Restatement Date with respect to the Loans outstanding under the Second Restated Credit Agreement as of the Third Restatement Date. The Schedules and Exhibits to the Second Restated Credit Agreement (other than any such Schedule or Exhibit that is expressly amended and restated pursuant to the Fourth Amendment Agreement) shall be deemed to be Schedules and Exhibits, respectively, to this Agreement, and any references in such Schedules and Exhibits to the First Restated Credit Agreement or Second Restated Credit Agreement shall be deemed to refer without further amendment to this Agreement. The parties hereto acknowledge and agree, however, that (a) this Agreement and all other Loan Documents executed and delivered herewith do not constitute a novation, payment and reborrowing or termination of the Obligations (under and as defined in the Second Restated Credit Agreement) and the other Loan Documents as in effect prior to the Third Restatement Date and (b) such Obligations are in all respects continuing with only the terms being modified as provided in this Agreement and the other Loan Documents. The parties hereto further acknowledge and agree that (i) the liens and security interests in favor of the Collateral Agent for the benefit of the Secured Parties securing payment of the Obligations (under and as defined in the Second Restated Credit Agreement) are in all respects continuing and in full force and effect with respect to all Obligations and (ii) all references in the other Loan Documents to the First Restated Credit Agreement or Second Restated Credit Agreement shall be deemed to refer without further amendment to this Agreement.
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